As filed with the Securities and Exchange Commission on May 25, 2010
Registration No.333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

--------------------------

FORM S-1

REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933
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Z TRIM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

          ILLINOIS                                                   2040                                                          36-4197173
(State or other jurisdiction of	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

1011 CAMPUS DRIVE
MUNDELEIN, ILLINOIS 60060
(847) 549-6002

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

STEVEN J. COHEN
PRESIDENT
1011 CAMPUS DRIVE
MUNDELEIN, ILLINOIS 60060
(847) 549-6002

(Name, address, including zip code, and telephone number, including area code, of agent for service)

BRIAN CHAIKEN,
CHIEF FINANCIAL OFFICER AND SECRETARY
1011 CAMPUS DRIVE
MUNDELEIN, ILLINOIS 60060
(847) 549-6002
Copies of communications to:

LOLA MIRANDA HALE, ESQ.
EPSTEIN BECKER GREEN, P.C.
150 N. MICHIGAN AVE., 35TH FLOOR
CHICAGO, ILLINOIS 60601-7553
(312) 499-1400

APPROXIMATE  DATE OF  COMMENCEMENT  OF PROPOSED SALE TO PUBLIC:  From time to time  after the effective date of this Registration Statement.

i

If any of the securities being registered on this Form are to be offered on a delayed or continuous  basis  pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with divided or interest reinvestment plans, check the following box. [X]

If this Form is filed to  register  additional  securities for an offering pursuant to Rule 462(b) under the  Securities  Act,  check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a  post-effective  amendment  filed pursuant to Rule 462(c) under the  Securities  Act,  check the following box and list the Securities Act registration statement number of the earlier effective registration  statement for the same offering. [ ]

If this Form is a  post-effective  amendment  filed pursuant to Rule 462(d) under the  Securities  Act,  check the following box and list the Securities Act registration statement number of the earlier effective registration  statement for the same offering. [ ]
Indicate by check mark  whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting  company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large Accelerated Filer [ ]  Accelerated Filer [ ]  Non-Accelerated filer [ ]  Smaller Reporting Company  [X]

CALCULATION OF REGISTRATION FEE ---------------------------------------------------------------------------------------------------------------------------------

Title of Each Class of Securities to be Registered	Amount to be registered (2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price (3)	Amount of registration fee (4)

Common Stock Par value $0.00005 (1)	18,382,191	$1.15	$21,139,519.65	$1,507.24.

(1) Shares of common stock (x)  issued upon the exercise of warrants and for services in connection with an investor relations agreement for a total of 643,728 shares and (y) issuable upon: (a) conversion of $5,281,000 aggregate principal amount of our 8% convertible senior secured promissory notes due in 2011 and 2012 (the “2009 Notes”), based upon a conversion rate of 10,000 shares per $10,000 principal amount of the 2009 Notes for an aggregate of 5,281,000 shares of our Common Stock and conversion of the accrued  interest on the 2009 Notes for an aggregate of 844,960 shares at maturity  (b) the exercise of warrants issued in connection with the issuance of our 2009 Notes (the “2009 Warrants”) at an exercise price of $1.50 per share for an aggregate 8,535,900 shares (c) the exercise of two five year warrants issued in connection with the issuance of our 2008 Convertible Notes (the “2008 Warrants”) at an exercise price of $0.30 per share for an aggregate of 332,607 shares and an exercise price of $1.00 for an aggregate of 1,806,205 shares (inclusive of broker/finder warrants) (d) the exercise of warrants issued to the 2008 Convertible Note holders at an exercise price of $0.01 per share for an aggregate of 762,488 shares, and (e) the exercise of warrants issued in 2007 with an exercise price of $13.69 per share for an aggregate of 175,303 shares of our common stock (the “2007 Warrants’). This registration statement is registering the underlying shares of common stock into which the Convertible Notes are convertible and the underlying shares of common stock into which the all of the Warrants identified above are exercisable.
(2) Pursuant to Rule 416 under the Securities Act of 1933, the number of shares of common stock registered hereby shall include an indeterminate number of additional shares of common stock that may be issuable as a result of anti-dilution adjustments.
(3) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices reported for shares of Common Stock of the Registrant, as of May 19, 2010 of $1.15, as reported on the OTC Bulletin Board.
(4) The Registrant previously paid a registration fee of $874.99 in connection with the Registration Statement amended hereby; $437.64 in connection with its original filing on Form S-3 dated June 5, 2007 (File No. 333-143537) registering 12,450,000 shares of common stock.  No securities were sold under such registration statements. Accordingly, pursuant to Rule 457(p) under the Securities Act of 1933, $1,312.63 is being offset against the total registration fee due for this Registration Statement, so the Company will submit payment of $194.61 as the additional amounts owed.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID  SECTION 8(a), MAY DETERMINE.
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The Information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, Dated May 25, 2010,

PROSPECTUS ------------------

Z TRIM HOLDINGS, INC.
COMMON STOCK
------------------
This prospectus relates to the sale or other disposition  of  643,728 shares of our common stock par value $0.00005 per share and 17,738,463 shares of our common stock underlying convertible notes and warrants by the Selling Shareholders named in this prospectus or their transferees.  In private placements effected in 2009 and 2010, we issued 8% convertible promissory notes due in 2011 and 2012. Of the aggregate amount issued we are including shares issuable on conversion of notes in the aggregate amount of $5,281,000 (the “2009 Notes”) and in 2009, 2008, and 2007 we issued warrants in a series of private placements.  This prospectus may be used by the Selling Stockholders named herein to resell, from time to time, any shares of our common stock, issuable upon conversion of the 2009 Notes at an initial conversion rate of 10,000 shares per $10,000 principal amount and upon exercise of the warrants at exercise prices ranging from $13.69 to $0.01 per share.  The issuance of the shares upon exercise of the warrants is not covered by this prospectus; only the resale of the shares underlying the warrants is covered. For information about the Selling Shareholders see the section entitled: “SELLING SHAREHOLDERS” on page 30.  We will not receive any of the proceeds from the sale of any shares of our common stock offered by this prospectus.  However, we will receive the proceeds from any cash exercise of the Warrants.  The Selling Shareholders may offer their shares of Common Stock from time to time through public or private transactions, on or off of the OTC Bulletin Board at prevailing market prices or at privately negotiated prices.

Our common stock is quoted on the regulated quotation service of the OTC Bulletin Board under the symbol “ZTHO.”  The last reported sale price of our common stock as reported on the OTC Bulletin Board on May 12, 2010 was $1.10 per share.

The Selling Shareholders may offer their shares of Common Stock from time to time through public or private transactions, on or off of the OTC Bulletin Board at prevailing market prices, at prices related to the prevailing market prices, at fixed prices that may be changed, or at privately negotiated prices. We will not receive any of the proceeds from the sale of the shares of Common Stock by the Selling Shareholders, but will receive proceeds related to the exercise for cash of warrants held by the Selling Shareholders.

The Selling Shareholders, and any participating broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act.  The Selling Shareholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their common stock.

Brokers or dealers effecting transactions in the shares should confirm the registration of these securities under the securities laws of the states in which transactions occur or the existence of applicable exemptions from such registration.

INVESTING IN THE COMMON STOCK OF OUR COMPANY INVOLVES A HIGH DEGREE OF RISK. WE URGE YOU TO READ CAREFULLY THE ENTIRE PROSPECTUS, INCLUDING THE “RISK FACTORS” BEGINNING ON PAGE 3 BEFORE MAKING A DECISION TO PURCHASE OUR STOCK.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL AND COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DATE OF THIS PROSPECTUS IS ___, 2010.

ABOUT THIS PROSPECTUS

You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any dealer or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates and is not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process or continuous offering process. Under this shelf registration process, the selling security holders may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a description of the securities that may be offered by the selling security holders. Each time a selling security holder sells securities, the selling security holder is required to provide you with this prospectus and, in certain cases, a prospectus supplement containing specific information about the selling security holder and the terms of the offering. Any prospectus supplement may add, update, or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement.

Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC.  Please read “Where You Can Find More Information.” You are urged to read this prospectus carefully, including the “Risk Factors,” and our SEC reports in their entirety before investing in our securities.

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to “Z Trim,” “Company,” “our,” “us” or “we” are to Z Trim Holdings, Inc.

DISCLOSURES ABOUT FORWARD-LOOKING STATEMENTS

Certain statements contained in or incorporated by reference into this prospectus, as well as other written and oral statements made or incorporated by reference from time to time by us and our representatives in other reports, filings with the SEC, press releases, conferences, or otherwise, may be deemed forward-looking  statements  within the safe  harbor  provisions  of the Private Securities  Litigation  Report Act of 1995. All statements other than those that are purely historical are forward-looking statements.  Words such as “expect,” “anticipate,” “believe,”  “estimate,” “intend,” “plan,” “potential” and similar expressions as they relate to us and our management also identify  forward-looking  statements, although not all forward-looking statements contain these identifying words.  Because  these forward-looking statements involve risks and uncertainties,  there are important factors  that  could  cause  our  actual  results,  as well as our  expectations regarding  materiality or significance, to differ  materially from those in the forward-looking statements. Forward-looking statements may include, but are not limited to, statements with respect to our history of operating losses, lack of significant market  acceptance  of our  product,  the fact that we will need to raise additional capital, and our reliance on intellectual  property. You should not place undue reliance on these forward-looking  statements, which speak only as of the date made. These  forward-looking  statements are based on our current expectations and are subject to a number of risks and  uncertainties, including those identified herein under “RISK FACTORS” and elsewhere including our Annual Report on Form 10-K for the fiscal year ended December 31, 2009,  our subsequent SEC filings and those factors summarized below.  Although we believe that the expectations reflected in these forward-looking statements are reasonable, our actual results could differ  materially  from  those  expressed  in  these  forward-looking statements, and any events anticipated in the forward-looking statements may not actually  occur. Consequently we can give no assurance that such expectations will prove to have been correct. Except as required by law, we undertake no duty to update any forward-looking statements after the date of this prospectus to conform those statements to actual results or to reflect  the  occurrence of  unanticipated events. We qualify all forward-looking statements contained in this prospectus by the foregoing cautionary statements.  Other factors besides those described in this prospectus, any prospectus supplement or the documents we incorporate by reference herein could also affect our actual results. These forward-looking statements are largely based on our expectations and beliefs concerning future events, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control.

Although we believe our estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. Our assumptions about future events may prove to be inaccurate. We caution you that the forward-looking statements contained in this prospectus are not guarantees of future performance, and we cannot assure you that those statements will be realized or the forward-looking events and circumstances will occur. All forward-looking statements speak only as of the date of this prospectus. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

PROSPECTUS SUMMARY

The following summary does not contain all the information that may be important to you and is qualified in its entirety by more detailed information appearing elsewhere in, or incorporated by reference into, this prospectus. You should read the entire prospectus, paying particular attention to the risks referred to under the heading “Risk Factors,” request from us all additional public information that you wish to review relating to us and complete your own examination of us before making an investment decision.

THE COMPANY

Z Trim Holdings, Inc. deploys technology, formulation, and product performance solutions built around cutting-edge dietary fibers for both domestic and international food markets.

Z Trim® multifunctional fiber ingredients originated from a USDA patent for minimally processed, non-caloric functional food ingredients made from healthy dietary fiber.  With an exclusive license from the USDA, this patent is central to the company’s intellectual property portfolio. Z Trim Holdings subsequently evolved the processing technology and expanded the fiber sources to create innovative ingredients with unique properties that provide multifunctional benefits that help create value for food manufacturers around the world.  Currently, Z Trim is made from corn and oat, but it can be produced from virtually any cellulose, the substance that makes up most of a plant’s cell walls, and is one of the most abundant organic compounds on earth.

Z Trim Holdings operates within global business of food additives, which, as of 2006 was a $25 billion industry.  The global hydrocolloid business - which consists of agents used for thickening, gelling and stabilizing food and beverage products is over $19 billion per year (http://www.sriconsulting.com/CEH/Public/Reports/582.7000/) with food applications constituting approximately $4.2 billion of that total (http://www.foodnavigator-usa.com/Financial-Industry/Health-and-prices-dominate-hydrocolloids-debate).  Specifically, the U.S. fat replacer and bulk dietary fiber (supplement) markets are estimated to be just over $500 million each, with carbohydrate-based fat replacers such as Z Trim accounting for approximately 59 percent of the market in 2000 (http://www.frost.com/prod/servlet/market-insight-top.pag?docid=10039518).

Presently, the Company employs 25 full-time employees and one part-time employee.

Corporate Information

Z Trim Holdings, Inc. was incorporated in the State of Illinois on May 5, 1994 under the original name Circle Group Entertainment Ltd.  The Company has no operating subsidiaries.  Our executive offices are located at 1011 Campus Drive, Mundelein, Illinois, 60060. Our phone number is (847) 549-6002.  Our website is www.ztrim.com.  Information on our web site is not intended to be incorporated into this prospectus.

RISK FACTORS

YOU SHOULD CONSIDER THE FOLLOWING RISK FACTORS IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE INVESTING IN THE SHARES. AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, OTHER INFORMATION INCLUDED IN THIS PROSPECTUS AND INFORMATION IN OUR PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.  THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES FACING THE COMPANY. ADDITIONAL RISKS AND UNCERTAINTIES MAY ALSO ADVERSELY IMPAIR THE COMPANY’S BUSINESS OPERATIONS.  IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, THE COMPANY’S BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS WOULD LIKELY SUFFER SIGNIFICANTLY AND COULD BE MATERIALLY AND ADVERSELY AFFECTED.  IN SUCH CASE, THE VALUE OF THE COMPANY’S COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

BUSINESS RISKS

THE COMPANY HAS A HISTORY OF OPERATING LOSSES AND CANNOT GUARANTEE PROFITABLE OPERATIONS IN THE FUTURE. ANY FAILURE ON OUR PART TO ACHIEVE PROFITABILITY MAY CAUSE US TO REDUCE OR EVENTUALLY CEASE OPERATIONS.

The Company incurred a net loss of $748,380 for the quarter ended March 31, 2010, $12,209,580 for the twelve months ending December 31, 2009, and had an accumulated deficit of $86,750,786 at March 31, 2010 and $86,002,406 at December 31, 2009.  The Company reported a net loss of $7,416,927 for the twelve months ending December 31, 2008. At December 31, 2008, the Company reported an accumulated deficit of $71,662,875.

If the Company continues to incur significant losses, our cash reserves may be depleted earlier than currently anticipated, and the Company may be required to cease operations or limit our future growth objectives to levels corresponding with our then available cash reserves.

OUR AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT REGARDING OUR ABILITY TO CONTINUE AS A GOING CONCERN.

As of the date of our most recent audit, which included the fiscal year ended December 31, 2009, we had not generated sufficient revenues to meet our cash flow needs.  As a result, our auditors have expressed substantial doubt about our ability to continue as a going concern.  Although we have generated revenue, we are still operating at a net loss, and may continue to incur losses for a period of time.  We cannot assure you that we will be able to obtain sufficient funds from our operating or financing activities to support our continued operations.  If we cannot continue as a going concern, we may need to substantially revise our business plan or cease operations, which may reduce or negate the value of your investment.

WE FACE LIQUIDITY ISSUES. OUR 8% CONVERTIBLE NOTES ISSUED IN 2008 IN THE PRINCIPAL AMOUNT OF $4,457,000 WILL COME DUE IN 2010

As of March 31, 2010 and December 31, 2009, respectively, we had a cash balance of $564,766 and $324,784. Over the last several years, we have been funding our operations through the sale of both equity and debt securities. In 2008, we sold $4,457,000 in convertible notes.  These notes are convertible into our Common Stock at $1.00, per share and bear interest at 8% per year (See Note 8 to our Financial Statements included elsewhere herein).  The 2008 Notes come due in 2010. The first tranche in the amount of $1,400,000 is due in June and $2,370,000 in September 2010.  If our note holders choose not to convert the 2008 Notes as they become due, we will either have to repay the notes, or reach an agreement with the note holders to extend the terms thereof.  If we are unable to do either, we will be in default on the 2008 Notes and the 8% Convertible Notes issued in 2009 and 2010 and may face lawsuits from our note holders.  In addition, the terms of the Series I Preferred Stock (which are designated but not yet issued) require a deferral of the payment of dividends and mandatory redemption until the 2008 Notes and the 2009 Notes are paid in full.  Any extension of the maturity dates on the Notes would not constitute a default under the terms of the Series I Preferred Stock

OUR SUCCESS IS DEPENDENT ON MARKET ACCEPTANCE OF OUR PRODUCT.

The Company has not conducted, nor have others made available to us, results of market research indicating how much market demand exists for Z Trim ingredients. The Company is relying on feedback from current and prospective customers with respect to the many different functions provided by the Z Trim ingredients. We cannot assure you that we will be able to gain the market acceptance necessary to achieve profitability.

WE MAKE NO PROJECTIONS REGARDING THE VIABILITY OF OUR FUNCTIONAL FOOD INGREDIENT AND WE CANNOT ASSURE YOU THAT WE WILL ACHIEVE THE RESULTS DESCRIBED.

We make no projection with respect to our future income, assets or business. No expert has reviewed our business plan for accuracy or reasonableness. It is likely that our actual business and results of operations will differ from those presented herein. The underlying USDA patent, to which we have an exclusive license, expires in 2015.

WE HAVE A SIGNIFICANT PORTION OF OUR CURRENT REVENUES AND ORDER BOOKINGS WITH A SMALL NUMBER OF CUSTOMERS.

Revenues recognized over the past year and order bookings received to date are concentrated with a small number of customers.  The loss of one or more of our customers or material changes to the contracts with or payment terms of these customers may result in a significant business interruption through reduced revenues, reduced cash flows, delays in revenues or cash flows and such delays or reductions could have a material impact on the future revenue growth and profitability of the Company.

WE WILL NEED ADDITIONAL FUNDING AND SUCH FUNDING MAY NOT BE AVAILABLE. IF SUCH FUNDING IS AVAILABLE, IT MAY NOT BE OFFERED ON SATISFACTORY TERMS.

We will require additional financing to fund ongoing operations, as our current sales and revenue growth are insufficient to meet our operating costs and perhaps our maturing obligations. Our inability to obtain necessary capital or financing to fund these needs will adversely affect our ability to fund operations and continue as a going concern. Our inability to obtain necessary capital or financing to fund these needs could adversely affect our business, results of operations and financial condition. Additional financing may not be available when needed or may not be available on terms acceptable to us. If adequate funds are not available, in addition to being required to delay, scale back or eliminate one or more of our business strategies, which may affect our overall business results of operations and financial condition our ability to continue as a going concern may be affected.

ECONOMIC CONDITIONS MAY ADVERSELY IMPACT DEMAND FOR OUR PRODUCTS, REDUCE ACCESS TO CREDIT AND CAUSE OUR CUSTOMERS AND OTHERS WITH WHICH WE DO BUSINESS TO SUFFER FINANCIAL HARDSHIP, ALL OF WHICH COULD ADVERSELY IMPACT OUR BUSINESS, RESULTS OF OPERATIONS, FINANCIAL CONDITION AND CASH FLOWS.

Economic conditions have recently deteriorated significantly in the United States, and may remain challenging for the foreseeable future. General business and economic conditions that could affect us include short-term and long-term interest rates, unemployment, inflation, fluctuations in debt markets and the strength of the US economy and the local economies in which we operate.  There could be a number of other effects from these economic developments on our business, including reduced demand for products; insolvency of our customers, resulting in increased provisions for credit losses; decreased customer demand, including order delays or cancellations and counterparty failures negatively impacting our operations.

OUR MANUFACTURING FACILITY IS CURRENTLY OPERATING AT A LOSS.

We are presently operating at a negative gross margin in that the cost of production exceeds the sales price of the product.  The changes that are being made to the manufacturing process to allow us to produce at a positive gross margin have yet to be completed and may not be successful.  The current manufacturing facility is merely a pilot plant.  In order to fully implement our business plans we will need to move the operations to a larger facility, develop strategic partnerships or find other means to produce greater volumes of finished product.

WE RELY UPON A LIMITED NUMBER OF PRODUCT OFFERINGS.

The majority of the products that we have sold as of March 31, 2010 and December 31, 2009 have been based on corn and oat. Although we will market our products, as an active food ingredient for inclusion in other companies’ products, and in other ways, a decline in the market demand for our products, could have a significant adverse impact on us.

THE AVAILABILITY AND COST OF AGRICULTURAL PRODUCTS THAT WE USE IN OUR BUSINESS ARE SUBJECT TO WEATHER AND OTHER FACTORS BEYOND OUR CONTROL.

All of our current products depend on our proprietary technology using agricultural products, mainly corn and oat. Historically, the costs of corn and oat are subject to substantial fluctuations depending upon a number of factors which affect commodity prices in general and over which the Company has no control, including crop conditions, weather, government programs and purchases by foreign governments. Commodity price changes may result in unexpected increases in raw material, packaging, and energy costs. If we are unable to increase productivity to offset these increased costs or increase our prices, we may experience reduced margins and profitability. We currently do not hedge against changes in commodity prices.

THE COMPANY IS SUBSTANTIALLY DEPENDENT ON ITS MANUFACTURING FACILITIES; ANY OPERATIONAL DISRUPTION COULD RESULT IN A REDUCTION OF THE COMPANY’S SALES VOLUMES AND COULD CAUSE IT TO INCUR SUBSTANTIAL LOSSES.

The Company’s revenues are and will continue to be derived from the sale of functional food ingredient made from dietary fiber that the Company’s manufactures at its facility. The Company’s operations may be subject to significant interruption if its facility experiences a major accident or is damaged by severe weather or other natural disasters. In addition, the Company’s operations may be subject to labor disruptions and unscheduled downtime, or other operational hazards inherent in the industry, such as equipment failures, fires, explosions, abnormal pressures, blowouts, pipeline ruptures, transportation accidents and natural disasters. Some of these operational hazards may cause personal injury or loss of life, severe damage to or destruction of property and equipment or environmental damage, and may result in suspension of operations and the imposition of civil or criminal penalties. The Company’s insurance may not be adequate to fully cover the potential operational hazards described above or that it will be able to renew this insurance on commercially reasonable terms or at all.

THE AGREEMENT GOVERNING THE COMPANY’S OUTSTANDING CONVERTIBLE NOTES CONTAIN VARIOUS COVENANTS THAT LIMIT ITS ABILITY TO TAKE CERTAIN ACTIONS AND THE COMPANY’S FAILURE TO COMPLY WITH ANY OF THE DEBT COVENANTS COULD HAVE A MATERIAL ADVERSE EFFECT ON THE COMPANY’S BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

The agreements governing the company’s outstanding convertible notes contain a number of significant covenants that, among other things, limit its ability to incur additional debt or liens, pay dividends or redeem any of its outstanding capital stock without prior approval of the note holders.

WE FACE COMPETITION.

Competition is intense in our targeted industries, including nutraceuticals, functional food ingredients, oils, gums and a large number of businesses engaged in the various fat replacement industries. Many of our competitors have established reputations for successfully developing and marketing their products, including products that are widely recognized as providing similar calorie reduction. In addition, many of our competitors have greater financial, managerial, and technical resources than we have.  If we are not successful in competing in these markets, we may not be able to attain our business objectives.

OUR INABILITY TO SECURE AND PROTECT OUR INTELLECTUAL PROPERTY MAY RESULT IN COSTLY AND TIME-CONSUMING LITIGATION AND COULD IMPEDE US FROM EVER ATTAINING MARKET SUCCESS.

We hold several patents, trademarks and copyrights with respect to our products and expect to continue to file applications in the future as a means of protecting our intellectual property.  In addition, we seek to protect our proprietary information and know-how through the use of trade secrets, confidentiality agreements and other similar security measures.  With respect to patents, there can be no assurance that any applications for patent protection will be granted, or, if granted, will offer meaningful protection.  The technology employed by Z Trim in its products is licensed to the company by the United States Department of Agriculture. The USDA patent expires 2015.  Although the company has additional process patents on file and intends to file a patent for NanoGum in the next few months, there can be no assurance that new patents will in fact issue or that they will provide effective protection.

Additionally, there can be no assurance that competitors will not develop, patent or gain access to similar know-how and technology, or reverse engineer our products, or that any confidentiality agreements upon which we rely to protect our trade secrets and other proprietary information will be adequate to protect our proprietary technology. The occurrence of any such events could have a material adverse effect on our results of operations and financial condition.

CONFIDENTIALITY AGREEMENTS WITH EMPLOYEES AND OTHERS MAY NOT ADEQUATELY PREVENT DISCLOSURE OF TRADE SECRETS AND OTHER PROPRIETARY INFORMATION AND MAY NOT ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY.

We rely on trade secrets to protect some of our technology, especially where we do not believe patent protection is appropriate or obtainable. However, trade secrets are difficult to protect.  In order to protect our proprietary technology and processes, we also rely in part on confidentiality and intellectual property assignment agreements with our corporate partners, employees, consultants, outside scientific collaborators and sponsored researchers and other advisors. These agreements may not effectively prevent disclosure of confidential information nor result in the effective assignment to us of intellectual property, and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information or other breaches of the agreements.  In addition, others may independently discover our trade secrets and proprietary information, and in such case we could not assert any trade secret rights against such party.  Enforcing a claim that a party illegally obtained and is using our trade secrets is difficult, expensive and time consuming, and the outcome is unpredictable.  In addition, courts outside the United States may be less willing to protect trade secrets.  Costly and time-consuming litigation could be necessary to seek to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

IF OUR FOOD PRODUCTS BECOME ADULTERATED, MISBRANDED, OR MISLABELED, WE MIGHT NEED TO RECALL THOSE ITEMS AND MAY EXPERIENCE PRODUCT LIABILITY CLAIMS IF CONSUMERS ARE INJURED.

We may need to recall some of our products if they become adulterated, misbranded, or mislabeled.  A widespread product recall could result in significant losses due to the costs of a recall, the destruction of product inventory, and lost sales due to the unavailability of product for a period of time.  We could also suffer losses from a significant product liability judgment against us.  A significant product recall or product liability case could also result in adverse publicity, damage to our reputation, and a loss of consumer confidence in our food products, which could have a material adverse effect on our business results and the value of our brands.

OUR COMPETITORS MAY DESIGN PRODUCTS AROUND OUR INTELLECTUAL PROPERTY PROTECTION.

We hold an intellectual property portfolio, including patent, trademark, copyright and trade secret protection.  Our competitors, however, may design around our patent claims, rendering our patent protection ineffective against such competitor.  Similarly, our competitors may independently develop technology similar to our trade secrets and technical know-how.  Such occurrences could increase competitive pressure on our marketing and sales efforts.

OUR INTELLECTUAL PROPERTY RIGHTS ARE VALUABLE, AND ANY INABILITY TO PROTECT THEM COULD REDUCE THE VALUE OF OUR PRODUCTS, SERVICES AND BRAND.

Our patents, trademarks, trade secrets, copyrights and other intellectual property rights are important assets for us.  Various events outside of our control pose a threat to our intellectual property rights as well as to our products and services. For example, effective intellectual property protection may not be available in every country in which our products and services are distributed.  Also, the efforts we have taken to protect our proprietary rights may not be sufficient or effective.  Any significant impairment of our intellectual property rights could harm our business or our ability to compete.  Also, protecting our intellectual property rights is costly and time consuming.  Any increase in the unauthorized use of our intellectual property could make it more expensive to do business and harm our operating results.

Although we seek to obtain patent protection for our innovations, it is possible we may not be able to protect some of these innovations.  In addition, given the costs of obtaining patent protection, we may choose not to protect certain innovations that later turn out to be important.  Furthermore, there is always the possibility, despite our efforts, that the scope of the protection gained will be insufficient or that an issued patent may be deemed invalid or unenforceable.

WE MAY NOT BE SUCCESSFUL IN AVOIDING CLAIMS THAT WE INFRINGE OTHERS’ PROPRIETARY RIGHTS AND COULD BE REQUIRED TO PAY JUDGMENTS OR LICENSING FEES.

Any infringement claim, whether meritorious or not, could be time consuming and result in costly litigation, and could require us to discontinue any of our practices that are found to be in violation of another party’s rights.  Any failure to maintain rights to our intellectual property used in our business could adversely affect the development, functionality, and commercial value of our products.

GOVERNMENT REGULATION

We are subject to extensive regulation, and compliance with existing or future laws and regulations may require us to incur substantial expenditures or require us to make product recalls. New regulations or regulatory-based claims could adversely affect our business.  We are subject to a broad range of federal, state, local and foreign laws and regulations intended to protect public health and the environment.  Food production and marketing are highly regulated by a variety of federal, state, local, and foreign agencies.  Changes in laws or regulations that impose additional regulatory requirements on us could increase our cost of doing business or restrict our actions, causing our results of operations to be adversely affected.  In addition, we advertise our products and could be the target of claims relating to alleged false or deceptive advertising under federal, state, and foreign laws and regulations and of new laws or regulations restricting our right to advertise products.  Our operations are also subject to regulation by various federal agencies, including the Alcohol and Tobacco Tax Trade Bureau, the Occupational Safety and Health Administration, the Food and Drug Administration and the Environmental Protection Agency, and by various state and local authorities.  Such regulation covers virtually every aspect of our operations, including production facilities, marketing, pricing, labeling, packaging, advertising, water usage, waste water discharge, disposal of hazardous wastes and omissions and other matters.  Violations of any of these laws and regulations may result in administrative, civil or criminal penalties being levied against us, permit revocation or modification, performance of environmental investigatory or remedial activities, voluntary or involuntary product recalls, or a cease and desist order against operations that are not in compliance.  These laws and regulations may change in the future and we may incur material costs in our efforts to comply with current or future laws and regulations or to affect any product recalls.  These matters may have a material adverse effect on our business.

IF Z TRIM’S PRODUCTS DO NOT SATISFY CERTAIN GOVERNMENTAL REGULATIONS,  Z TRIM  MAY BE  UNABLE TO OBTAIN  REGULATORY  APPROVAL  OR MAY BE REQUIRED TO OBTAIN MULTIPLE LICENSES TO SELL OUR PRODUCTS.

Z Trim has self-certified that all components of its products are generally recognized as safe or GRAS according to the U.S. Food and Drug Administration regulations.  A GRAS designation exempts the products from the regulations of the U.S. Department of Agriculture, permitting the sale of the products  anywhere  in the United  States  without obtaining a license.  Should the products lose their GRAS designation, Z Trim will be required to sell the products as feed additives by obtaining a license to sell from each individual state in which sales would occur.  There  is no  assurance  that  Z Trim would be able to successfully obtain or maintain licenses in all states in which sales are expected to be made or that the cost of obtaining and maintaining these licenses would not limit its ability to sell its products.

WE ARE SUBJECT TO PERIODIC LITIGATION AND OTHER REGULATORY PROCEEDINGS, WHICH COULD RESULT IN UNEXPECTED EXPENSE OF TIME AND RESOURCES.

We are a defendant from time to time in lawsuits and regulatory actions relating to our business, including litigation brought by former employees.  Due to the inherent uncertainties of litigation and regulatory proceedings, we cannot accurately predict the ultimate outcome of any such proceedings.  An unfavorable outcome could have an adverse impact on our business, financial condition and results of operations.  In addition, any significant litigation in the future, regardless of its merits, could divert management’s attention from our operations and result in substantial legal fees.

WE HAVE IDENTIFIED MATERIAL WEAKNESSES IN OUR INTERNAL CONTROL OVER FINANCIAL REPORTING, WHICH COULD IMPACT NEGATIVELY OUR ABILITY TO REPORT OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION ACCURATELY AND IN A TIMELY MANNER.

Effective internal controls over financial reporting are necessary for us to provide reliable financial reports.  If we cannot provide reliable reports our reputation and operating results may be harmed.

As required by Section 404 of the Sarbanes-Oxley Act of 2002, management has conducted an evaluation of the effectiveness of our internal control over financial reporting at December 31, 2009.  We identified three material weaknesses in our internal control over financial reporting and concluded that, as of December 31, 2009, we did not maintain effective control over financial reporting based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.   Each of our material weaknesses results in more than a remote likelihood that a material misstatement of the annual or interim financial statements that we prepare will not be prevented or detected.  As a result, we must perform additional work to obtain reasonable assurance regarding the reliability of our financial statements.

If we are unsuccessful in implementing or following our remediation plan, or fail to update our internal control over financial reporting as our business evolves or to integrate acquired businesses into our controls system, we may not be able to timely or accurately report our financial condition, results of operations or cash flows or to maintain effective disclosure controls and procedures.  If we are unable to report financial information in a timely and accurate manner or to maintain effective disclosure controls and procedures, we could be subject to, among other things, regulatory or enforcement actions by the SEC, securities litigation and a general loss of investor confidence, any one of which could adversely affect our business prospects and the market value of our common stock.

MARKET RISKS

OUR STOCK IS NO LONGER LISTED ON THE AMERICAN STOCK EXCHANGE AND NOW TRADES IN THE OTC BULLETIN BOARD.

Since our common stock is currently traded on the OTC Bulletin Board, investors may find it difficult to obtain accurate quotations of our common stock and may experience a lack of buyers to purchase such stock or a lack of market makers to support the stock price.  Being a penny stock also could limit the liquidity of our common stock and limit the coverage of our stock by analysts.  The OTC Bulletin Board generally provides less liquidity than Amex and the Pink Sheets generally provide less liquidity than the OTC Bulletin Board.  Stocks trading on both the OTC Bulletin Board and the Pink Sheets may be very thinly traded and highly volatile, and quotations for Pink Sheet companies are generally very difficult to obtain, if available at all.  Therefore, should the Company’s stock be quoted on the Pink Sheets, holders of the Company’s common stock may be unable to sell their shares at any price, whether or not such shares have been registered for resale.  A public trading market having the desired characteristics of depth, liquidity and orderliness depends on the presence in the marketplace of willing buyers and sellers of our common shares at any given time.  This presence depends on the individual decisions of investors and general economic and market conditions over which we have no control.  Given the lower trading volume of our common shares, significant sales of our common shares, or the expectation of these sales, could cause our share price to fall.  Also, as a result of the Company’s withdrawal from Amex, the Company will not be required to seek, and will, generally, not seek, shareholder approval in connection with its equity offerings.  Since our common stock is currently traded on the OTC Bulletin Board, investors may find it difficult to obtain accurate quotations of our common stock and may experience a lack of buyers to purchase such stock or a lack of market makers to support the stock price. Being a penny stock also could limit the liquidity of our common stock and limit the coverage of our stock by analysts.

THE FLUCTUATION IN OUR STOCK PRICE MAY RESULT IN A DECLINE IN THE VALUE OF YOUR INVESTMENT.

The price of our common stock may fluctuate widely, depending upon many factors, including the differences between our actual financial and operating results and those expected by investors and analysts, changes in analysts’ recommendations or projections, short selling of our stock in the market, changes in general economic or market conditions and broad market fluctuations.  Companies that experience volatility in the market price of their securities often are subject to securities class action litigation.  This type of litigation, if instituted against us, could result in substantial costs and divert management’s attention and resources away from our business.

SHARES ELIGIBLE FOR FUTURE SALE MAY ADVERSELY AFFECT THE MARKET.

Certain of our shareholders are and from time to time others may become eligible to sell all or some of their shares of Common Stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act, subject to certain limitations.  In general, pursuant to Rule 144, a stockholder, who is not an affiliate of the company and  who has satisfied a six-month holding period may, under if there is current information publicly available concerning the company.  Rule 144 also permits, the sale of securities, without any conditions, by our shareholders that are non-affiliates that have satisfied a one-year holding period.  Any substantial sale of our Common Stock pursuant to Rule 144 or pursuant to any resale prospectus may have a material adverse effect on the market price of the Common Stock.

THE ISSUANCE OF PREFERRED STOCK, NOTES, WARRANTS AND COMMON STOCK UPON EXERCISE OR CONVERSION COULD RESULT IN PRICE REDUCTIONS IN OUTSTANDING CONVERTIBLE SECURITIES AND SUBSTANTIAL DILUTION TO HOLDERS OF OUR COMMON STOCK.

Additional sales of substantial amounts of the Common Stock could reduce the market price for the Common Stock. We will need additional equity funding to provide the capital to achieve our objectives.  Such equity issuance would cause a substantially larger number of shares to be outstanding, thereby diluting the ownership interest of our existing shareholders. In addition, public sales of substantial amounts of the Common Stock after this offering could reduce the market price for the Common Stock.  If we raise capital in the future by issuing additional equity securities, investors may experience a decline in the value of their securities purchased in this offering.  We are authorized to issue up to 200,000,000 shares of our common stock, of which 3,603,217 shares were outstanding at the close of business on May 10, 2010, and 10,000,000 shares of preferred stock, of which none were outstanding at the close of business on May 10, 2010.  The Board of Directors has authorized the issuance of up to 1 Million shares of the Series I Preferred Stock under certain circumstances.  Our Articles of Incorporation (as amended to date) gives our Board of Directors authority to issue the undesignated shares of preferred stock with such designations, rights, preferences and limitations as the Board may determine.  At the close of business on May 10,2010, we had outstanding the 2008 and 2009 Notes convertible into 10,000,000 shares of our common stock (the “Notes”) warrants to purchase an aggregate 11,755,218 shares of our common stock, and outstanding options  to purchase approximately 2,976,330 shares of our common stock.  At May 1,2010, we also had approximately 16,769,004 shares of our common stock reserved for future stock options under our 2004 Equity Incentive Plan..  At maturity, interest on the 2008 Notes and 2009 Notes (Collectively, the “Notes”) will be convertible into an additional 713,120 and 886,880 shares, respectively.  The issuance of shares of our common stock upon conversion of the 2009 Notes and 2008 Notes, exercise of the warrants and exercise of outstanding options, or in other transactions would cause dilution of existing stockholders’ percentage ownership of the Company.  Holders of our common stock do not have preemptive rights, meaning that current shareholders do not have the right to purchase any new shares in order to maintain their proportionate ownership in the Company.  Such stock issuances and the resulting dilution could also adversely affect the price of our common stock. We also entered into registration rights agreements in connection with the 2008 and 2009 private placements pursuant to which we have agreed to file with the Securities and Exchange Commission (the “SEC”) a registration statement covering the resale of the Common Stock underlying the Notes and the warrants issued in connection therewith.

On January 6, 2010 the Company was advised that J.P. Turner, the placement agent and former collateral agent for the 2008 Note offering, intended to take the position that as a result of the issuance, by the Company on or about February 9, 2009, of warrants providing for the purchase of the Common Stock of the Company, at an exercise price per share of $0.01 per share (the “Penny Warrants”), the exercise price of the of the warrants issued to J.P. Turner, as partial consideration for its services as placement agent (the “Turner Warrant”), should be adjusted from $1.00 per share to $.01 per share and that the number shares of Common Stock  issuable under the warrant  should be adjusted to 38 million rather than 685,661 shares.  The Penny Warrants were issued to the 2008 Noteholders in consideration for obtaining the Noteholders’ consent to an amendment to the 2008 Notes.  The amendment removed a prohibition against any reverse stock split of the Company’s Common Stock (the “Amendment”).  The Company issued Penny Warrants exercisable for an aggregate of 936,860, shares of its Common Stock.  The Company believes that there is no basis for the position being taken by J.P. Turner and that the Turner Warrant expressly provides that there is to be no adjustment under the circumstances of the transaction pursuant to which the Penny Warrants were issued.  Section 6(h) of the Turner Warrant provides in relevant part as follows:
“(h).  No Adjustment of Exercise Price in Certain Cases.  No adjustment of the Exercise Price shall be made...
(iii) Upon the issuance of any shares of capital stock or the grant of warrants or options (or the exercise thereof) as consideration for mergers, acquisitions, strategic alliances and other commercial transactions, other than in connection with a financing transaction.”  Emphasis Added.
No financing was involved or sought by the Company in connection with the Amendment.  The Penny Warrants were issued in consideration for the consents to the Amendment.  Although the Company believes that there is no validity to the position being asserted by J.P. Turner there can, of course, be no assurance that the placement agent will not, nonetheless, initiate legal proceedings to pursue and attempt to realize on its claim or any assurance on the ultimate outcome of any such proceeding.

RECENTLY, THE COMPANY COMPLETED A PRIVATE PLACEMENT IN WHICH A SINGLE PURCHASER, BRIGHTLINE VENTURES I, LLC (“BRIGHTLINE”) ACQUIRED CONVERTIBLE NOTES AND WARRANTS GIVING IT A BENEFICIAL OWNERSHIP OF 69% OF THE COMPANY’S COMMON STOCK
Brightline may have significant influence over our policies and affairs, including the election of directors.  Furthermore such concentration of voting power could enable Brightline to delay or prevent another party from taking control of our company even where such change of control transaction might be desirable to other shareholders.

OUR STOCK PRICE MAY DROP UNEXPECTEDLY DUE TO SHORT SELLING OF OUR COMMON STOCK IN THE MARKET.

Regulation SHO began on January 3, 2005 and was adopted to update short sale regulation in light of numerous market developments since short sale regulation was first adopted in 1938.  We have experienced and may continue to experience unexpected declines in our stock price due to manipulation of the market by individuals who profit by short selling our common stock.  Short selling occurs when an individual borrows shares from an investor through a broker and then sells those borrowed shares at the current market price. The “short seller” profits when the stock price falls because he or she can repurchase the stock at a lower price and pay back the person from whom he or she borrowed, thereby making a profit.  We cannot assure you that short sellers will not continue to drive the stock price down in the future, causing decline in the value of your investment.

THE TRADING PRICE OF THE COMMON STOCK IS VOLATILE, WHICH COULD CAUSE THE VALUE OF AN INVESTMENT OUR SECURITIES TO DECLINE.

The market price of shares of our Common Stock has been volatile.  The market price of our common stock has in the past been highly volatile. In fiscal year 2008, the price of our common stock traded, at post-reverse split prices, in the range of $14.40 to $0.60 per share; in fiscal 2009, our common stock traded in the range of $2.20 to $0.25 per share.  From January 1, 2010 to May 10, 2010, our stock traded in the range of $1.95 to $0.90.  This volatility is likely to continue for the foreseeable future.  Factors affecting potential volatility include:

	developments and resolution of current litigation that we are a party to;
	our cash resources and our ability to obtain additional funding;
	announcements of private or public sales of securities
	announcements by us or a competitor of business development or exhibition projects;
	our entering into or terminating strategic business relationships;
	changes in government regulations;
	changes in our revenue or expense levels;
	fluctuations in operating results and general economic and other external market factors
	negative reports on us by security analysts;
	announcements of new products or technologies by us or our competitors.

The occurrence of any of these events may cause the price of the Common Stock to fall.  In addition, the stock market in general has experienced volatility that often has been unrelated to the operating performance or financial condition of individual companies.  Any broad market or industry fluctuations may adversely affect the trading price of our Common Stock, regardless of operating performance or prospects.

THE IMPLEMENTATION OF CURRENT ACCOUNTING STANDARDS RELATED TO STOCK BASED COMPENSATION HAS REDUCED AND MAY CONTINUE TO REDUCE OUR REPORTED EARNINGS, WHICH COULD RESULT IN A DECLINE IN OUR STOCK PRICE.

As part of our compensation to employees, directors and consultants, we issue equity awards, primarily in the form of stock options, warrants and shares of common stock.  Many of the companies within our industry and with whom we compete for skilled employees use stock-based compensation as a means to attract personnel, although not all do and many do not issue the same level of awards.  As a result, the impact of the January 1, 2006 implementation of current accounting standards relating to stock based compensation may be more significant for us as compared to other companies.  In addition, if we unexpectedly hire additional employees or acquire another company, the impact of the implementation of current accounting standards may be more significant for us than previously forecasted.  To the extent investors believe the costs incurred for current accounting standards relating to stock based compensation by the Company are higher than those incurred by other companies, our stock price could be negatively impacted.

WE DO NOT PLAN TO PAY DIVIDENDS TO HOLDERS OF COMMON STOCK.

We do not anticipate paying cash dividends to the holders of the Common Stock at any time.  Accordingly, investors must rely upon subsequent sales after price appreciation as the sole method to realize a gain on investment.  There are no assurances that the price of Common Stock will ever appreciate in value. Investors seeking cash dividends should not buy our securities.

OUR COMMON STOCK IS SUBJECT TO THE PENNY STOCK RULES.

The term “penny stock” generally refers to low-priced, speculative securities of very small companies.  Before a broker-dealer can sell a penny stock, SEC rules require the broker-dealer to first approve the customer for the transaction and receive from the customer a written agreement to the transaction.  The broker-dealer must furnish the customer a document describing the risks of investing in penny stocks.  The broker-dealer must tell the customer the current market quotation, if any, for the penny stock and the compensation the broker-dealer and its broker will receive for the trade.  Finally, the broker-dealer must send monthly account statements showing the market value of each penny stock held in the customer’s account.  These requirements make penny stocks more difficult to trade.  Because the Common Stock is subject to the penny stock rules, the market liquidity of the Common Stock may be adversely affected.

USE OF PROCEEDS

All of the  shares of Common Stock offered by this prospectus are being offered  by  the  Selling  Shareholders.  For  information about the Selling Shareholders, see “Selling Shareholders” on page 30.  We will not receive any of the proceeds  from the sale of the shares of Common Stock offered by the Selling Shareholders, but will receive proceeds related to the exercise of warrants for cash held by the  Selling  Shareholders.  We  intend  to use  the net  proceeds generated by such warrant exercises for general corporate purposes, including but not limited to working capital, capital expenditures and acquisitions, if any.  We cannot estimate how many, if any, warrants and options may be exercised as a result of this offering.  We are obligated to bear the expenses of the registration of  the  shares.  We  anticipate  that  these  expenses  will  be approximately $25,000.

DIVIDEND POLICY

We have not paid, and do not currently intend to pay cash dividends on our common stock in the foreseeable future.  The payment of dividends is prohibited without the consent of the holders of the Company’s 8% Convertible Notes issued in 2008, 2009 and 2010.  The declaration of dividends, if any, will be subject to the discretion of our Board of Directors.

CAPITALIZATION

The following table sets forth the capitalization of the Company as of March 31, 2010.  This table should be read in conjunction with the “Selected Financial Operating Data”, Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus.

Actual
Shareholders’ equity
Preferred stock- Subscription Payable	$9,000
Common stock	$177
Additional paid-in capital (1)	$76,906,256
Accumulated deficit	($86,750,786 )
Total shareholders’ equity (deficit)	($9,835,353)
_______________________________
(1) Includes 3,603,217 shares of Common Stock (as of March 31, 2010) issuable upon exercise of stock options outstanding; and 11,755,218 shares of Common Stock issuable upon exercise of warrants outstanding.  Until such time as the Notes are converted, the convertible notes are treated as short term debt.

SELECTED FINANCIAL OPERATING DATA

Results of Operations
Quarter Ending March 31, 2010 Compared to Quarter Ending March 31, 2009 (Unaudited)

Revenues

Revenues increased 40.9% for the three months ended March 31, 2010 from $127,969 for the three months ended March 31, 2009 to $180,251 as a result of an increase in product revenues.  The increase in product revenue was primarily due to the increase in Z Trim products sales to large food processors.  The following table provides a breakdown of the revenues for the periods indicated:

                                                 Quarter ended March 31,
                                                  2010                                                                                        2009
                                                ---------                                                                                        --------
           Products                       $ 180,251                                                                           $    127,969
                                                --------------                                                                              ------------
        Total Revenues             $  180,251                                                                           $    127,969
                                                =========                                                                           ========

Operating expenses

Operating expenses consist of payroll and related costs, stock option and warrant expense, insurance, occupancy expenses, professional fees, and general operating expenses.   Total operating expenses increased by $396,412 to $2,258,886 or 21.3% for the first quarter that ended March 31, 2010 from $1,862,474 for the first quarter that ended March 31, 2009. The increase in operating expenses was due to increases in director fees ($188,000), investor relations expense ($490,000), stock option expense ($141,095) offset by decreases in depreciation expense of $65,000, warrant expense of $231,000 and administrative and officers’ salaries of $59,000.  Excluding those non-cash expenses, our operating expenses in the first quarter for 2010 were only approximately $790,000.   Comparably, excluding the same non-cash expenses, our operating expenses in the first quarter of 2009 were approximately $898,000.  Excluding the non-cash items from our operating expenses is not in accordance with GAAP, and is provided solely to aid in the understanding of our financial performance.

The stock based compensation expense and warrant expense for the first quarter ended March 31, 2010 was $684,434 and $0, respectively.  The stock based compensation expense and warrant expense for the first quarter ended March 31, 2009 was $543,339 and $230,882, respectively.

Other income (expense)

Total other income for the first quarter ending on March 31, 2010 was $1,873,677 compared to other expense of $864,671 for the first quarter ending on March 31, 2009.  The decrease to other expense was due to the change in the fair value – derivative of $3,823,694 offset by the increase of interest expense of $736,838 and loss on derivatives of $325,928.

Net loss

The Company incurred a net loss of $748,380 for the first quarter ending on March 31, 2010 or $(.22) per share, compared to the net loss of $2,949,793 for the first quarter ending March 31, 2009 or $(1.13) per share. But for the non cash expenses, the net loss for the first quarter ending on March 31, 2010 would have been $982,364 or $(.29) per share and in 2009 the loss would be $986,121 or $(.38) per share.

Liquidity and Capital Resources

At March 31, 2010, we had cash and cash equivalents, of $564,766 compared to $104,931 at March 31, 2009.

Net cash used by operating activities increased by 362.0% to $(1,107,115) for the quarter ended March 31, 2010 as compared to $(284,658) for the quarter ended March 31, 2009.  This increase was due to three main items.  First, in the first quarter of 2009, our accounts payable increased by approximately $463,000, due to our lack of cash resources.  Comparatively, in the first quarter of 2010, our accounts payable increased by approximately $62,000.  This amounts to an increase in use of cash for operating activities of approximately $525,000.  Second, we spent $208,000 pre-paying for some equipment we will use to increase our plant capacity and efficiency.  Third, we incurred additional operating costs due to the strengthening of our sales and research and development departments since the first quarter of 2009.  In these two areas, we spent over $100,000 more in salaries and employment recruitment costs in the first quarter of 2010 versus the first quarter of 2009.

Net cash used by investing activities was $261,634 for the quarter ended March 31, 2010 as compared to $203,107, inclusive of an offset for proceeds from sale of a fixed asset of $90,000 for the quarter ended March 31, 2009. The increase was due to the higher cost of purchased equipment in 2010 compared to the purchases of equipment in 2009 for our manufacturing plant.  Specifically, we spent $208,000 pre-paying for some equipment we will uise to increase our plant capacity and efficiency.

Net cash provided by financing activities was $1,608,731 for the quarter ended March 31, 2010, and $0 for the quarter ended March 31, 2009.  In the first quarter of 2010 we sold $1,596,000 worth of convertible notes.

As of March 31, 2010, our cash balance was $564,766.  To successfully grow our business, we must improve our cash position through greater and sustainable sales of our product lines, increase the productivity of the production process, as well as raise additional capital through a combination of public or private equity offerings, strategic alliances or debt financing to allow us to make necessary changes to our plant and to provide working capital until we achieve profitability.  The Company estimates that it will take from 18 to 30 months to achieve profitability.  Given this estimate, the Company will likely need to find sources of funding for both the short and long terms.  The Company does not expect or anticipate that its concerns over its ability to continue as a going concern will have any impact on its ability to raise capital from internal and external sources.

Results of Operations
Year Ending December 31, 2009 Compared to Year Ending December 31, 2008 (Audited)

Revenues

Revenues decreased 22.3% for the year ended December 31, 2009, from $720,889 for the year ended December 31, 2008 to $559,910 for the year ended December 31, 2009.  The decrease in product revenue was primarily due to the decrease in Z Trim sales to one of our international distributors, resulting from production limitations in the second half of the year. The following table provides a breakdown of the revenues for the periods indicated:

Year ended December 31,
2009             2008
-----------  ------------
Products                                $559,910  $720,899
-----------  ------------
    Total Revenues                                $559,910  $720,899
======= =======

Operating expenses

Operating expenses consist of payroll and related costs, stock option expense, insurance, occupancy expenses, professional fees, and general operating expenses. Total operating expenses increased by $545,915 or 12.7% to $4,856,334 for the year ended December 31, 2009 from $4,310,419 for the year ended December 31, 2008. The increase in operating expenses was primarily due to increases in stock option expense of $525,230, warrants expense of $674,240, and investor relations of $440,784 that was partially offset by a decrease in litigation expense of $246,892, audit fees of $ 181,460, directors’ fees of $172,800, impairment of intangibles of $136,668 and Amex registration fees of $111,267.

Other income (expense)
Total other expense increased by $4,836,221 or 340%, to $6,234,008 for the year ended December 31, 2009, from $1,397,787 for the year ended December 31, 2008.  The increase in expense in 2009 was due to interest expense (from fund-raising activities) of $2,426,032, a derivative expense of $3,623,519, liquidated damages of $80,100, and a settlement loss of $103,137.  Further, in 2008, although there was a settlement loss for $772,202 there was interest expense of $670,042 offset by income of $44,978.

Net loss

The Company incurred a net loss of $12,209,580 for the year ended December 31, 2009, or $4.48 per share, compared to $7,416,927 for the year ended December 31, 2008 or $2.95 per share.  The higher loss was due primarily to the cost of raising funds.

Liquidity and Capital Resources Year ending December 31, 2009 Compared to Year Ending December 31, 2008

At December 31, 2009, we had cash and cash equivalents of $324,784, compared to $592,696 at December 31, 2008.  The Company raised $3,196,366 and $3,615,966 in additional capital through equity and convertible debt transactions during the year ended December 31, 2009 and 2008 respectively.

Net cash used by operating activities decreased by $1,949,398 or 38.08%, to $3,169,632 for the year ended December 31, 2009 as compared to $5,119,030 for the year ended December 31, 2008.  The decrease resulted primarily from a reduction in fees paid to outside professionals (including accountants, auditors and attorneys).

Net cash used by investing activities was $294,645 for the year ended December 31, 2009, as compared to $340,820 for the year ending December 31, 2008. The decrease was due to proceeds from asset disposals.  The 2008 number does not include pre-payment for equipment that was to be delivered in 2009.

Net cash provided by financing activities was $3,196,365 for the year ended December 31, 2009, as compared to $3,615,966 for the year ended December 31, 2008. Net cash provided by financing activities for the year ended December 31, 2009 was primarily from the net proceeds from the sale of convertible notes and exercise of warrants.  Net cash provided by financing activities for the year ended December 31, 2008 was primarily from the net proceeds from the sale of convertible notes offset by a return of common stock.

As of April 5, 2010, our cash balance was approximately $672,764. To successfully grow our business, we must improve our cash position through greater and sustainable sales of our product lines, increase the productivity of the production process, as well as raise additional capital through a combination of public or private equity offerings, strategic alliances or debt financing to allow us to make necessary changes to our plant and to provide working capital until we achieve profitability.  The Company estimates that it will take from 16 to 24 months to achieve profitability.  Given this estimate, the Company will likely need to find sources of funding for both the short and long terms.

MANAGEMENT’ DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

THE FOLLOWING DISCUSSION IS INTENDED TO ASSIST IN UNDERSTANDING THE FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF Z TRIM HOLDINGS, INC. YOU SHOULD READ THE FOLLOWING DISCUSSION ALONG WITH OUR FINANCIAL STATEMENTS AND RELATED NOTES INCLUDED ELSEWHERE IN THIS PROSPECTUS.  THE FOLLOWING DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO RISKS, UNCERTAINTIES AND ASSUMPTIONS. OUR ACTUAL RESULTS, PERFORMANCE AND ACHIEVEMENTS IN 2010 AND BEYOND MAY DIFFER MATERIALLY FROM THOSE EXPRESSED IN, OR IMPLIED BY, THESE FORWARD LOOKING STATEMENTS.

First Fiscal Quarter Ended March 31, 2010

Overview

Z Trim is a functional food ingredient company which provides custom product solutions that help answer the food industry’s problems.  Z Trim’s revolutionary technology provides value-added ingredients across virtually all food industry categories.  Z Trim’s all-natural products, among other things,  help to reduce fat and calories, add fiber, provide shelf-stability, prevent oil migration, and add binding capacity – all without degrading the taste and texture of the final food products.  Perhaps most significantly, Z Trim’s products can help extend finished products, and thereby increase its customers’ gross margins.  Under the direction of new management since December 2007, Z Trim has focused its efforts and resources towards the manufacture, marketing and sales of its industry-changing products.

Z Trim, through an exclusive license to technology patented by the United States Department of Agriculture, has developed products that both reduce fat and add fiber, with the added benefit of maintaining taste and mouth-feel associated with full fat products.  The global market for Z Trim's line of products spans the entire food and nutritional beverage industry, including fat free,  low-fat, reduced fat and full fat, across meats, baked goods, dairy and non-dairy products, snacks, beverages, dressings, sauces and dips.

As our current facility is a prototype plant, being the first of its kind to produce our innovative products, we are constantly seeking ways to improve efficiencies and achieve economies of scale. We are currently re-designing the process to make use of newer separation technologies and thereby optimize plant capacity. In order to fully realize the potential of our business model, the Company will eventually need to move to a larger facility, enter into strategic partnerships, or find some other means to produce greater volumes of finished product.

Results of Operations

In 2010, our revenues increased by 43.8% from 2009.  The primary reason behind the increase in sales was our ability to produce more product to meet increasing demand.  We are in the process of making material changes to our production process that we believe will be completed by the end of the second quarter in 2010.  Specifically, we entered into two lease-to-own contracts for two substantial pieces of equipment that will allow us to increase our manufacturing capacity and lower our costs of goods sold.

Additionally, in the first quarter of 2010, our cost of goods sold increased by $192,805 or 55% to $543,422 in 2010 from $350,617 in 2009.   This increase was due primarily to increases in production as well as increases in direct labor, supervisor costs, utility cost, product analysis and testing, repairs and maintenance, and depreciation.

Significantly, cash flows used in operating activities increased by $1,030,457or 362.0%, to $1,315,115 for the quarter ended March 31, 2010 as compared to $284,658 for the quarter ended March 31, 2009.  This increase was due to three main items.  First, in the first quarter of 2009, our accounts payable increased by approximately $463,000, due to our lack of cash resources.  Comparatively, in the first quarter of 2010, our accounts payable increased by approximately $62,000.  This amounts to an increase in use of cash for operating activities of approximately $525,000.  Second, we spent $208,000 pre-paying for some equipment we will use to increase our plant capacity and efficiency.  Third, we incurred additional operating costs due to the strengthening of our sales and research and development departments since the first quarter of 2009.  In these two areas, we spent over $100,000 more in salaries and employment recruitment costs in the first quarter of 2010 versus the first quarter of 2009.

 Additionally, we have reduced our accounts payable by $61,866 during the first quarter of 2010.  On December 31, 2009, we had a total of $373,841 in accounts payable. On March 31, 2010 we had a total of $311,975 in accounts payable. We expect to further reduce our accounts payable in 2010.

Liquidity and Capital Resources

As of March 31, 2010, we had a cash balance of $564,766. Over the last several years, we have been funding our operations through the sale of both equity and debt securities. In the first quarter of 2010 we sold $1,596,000 worth of convertible notes.  In 2009 we sold $3,747,000 worth of convertible notes with $20,000 being converted to common stock in 2010.  In 2008, we sold $4,457,000 in convertible notes.  These notes are convertible at $1.00, and bear interest at 8% per year (See also Note 6 to our Financial Statements set forth herein).  The 2008 notes come due in 2010.  If our note holders choose not to convert the notes, we will either have to repay the notes, or reach an agreement with the note holders to extend the terms thereof.  As we continue to sustain operating losses, we will need to raise additional funds for working capital.

Recent Material Developments

The Company incurred substantial non-cash expenses related to derivative liabilities stemming from the issuance of convertible notes and warrants, and employee stock options.  The reason for these large non-cash expenses is that, as a Company lacking cash resources, we had to find ways to both fund our operations, as well as incentivize our employees.

Sales and Manufacturing

Our first quarter sales results for 2010 are up over 40.9% versus the first quarter of 2009, and are up over 300% the results of the first quarter of 2008:

 Q1 2010                                Q1 2009                   Q1 2008

Sales Revenue                                       $180,251                                $127,969                   $ 66,444

Cost of Goods Sold                              $543,422                                $350,617                   $573,114

During the first quarter of 2010, the Company entered into two equipment leases for plant equipment.  The equipment is to be delivered during the second quarter.  The Company shall have the option to purchase the equipment at the end of each lease.  The first lease is for a minimum of 6 months at $10,000 per month, with a purchase price of $108,000 (the rental payments would be applied to the purchase price).  The second lease is for 18 months at $24,167 per month, with a $100,000 up front payment.  The purchase price of the equipment is $535,006, and both the initial and rental payments would be applied to the purchase price.

Capitalization

On April 27, 2009, the Company entered into an Investment Banking Agreement with Legend Securities, Inc. ("Legend"), pursuant to which Legend agreed to provide business advisory services to us for a period of up to twelve months. In exchange for Legend's services, we agreed to issue Legend a warrant to purchase 350,000 shares of our common stock at an exercise price per share equal to $1.10 per share. On January 7, 2010 the parties agreed to mutually terminate that agreement, and to cancel the Company's obligation to issue the 350,000 warrants. In return, the Company has agreed to issue Legends 100,000 shares of Common Stock.

Also on January 7, 2010, the parties entered into a new Investment Banking Agreement with Legend, pursuant to which Legend agreed to provide business advisory services for us for a period of up to twelve months. In exchange for Legend's services, we agreed to pay Legend the sum of $6,250 per month, as well as a one-time fee of 250,000 shares of Common Stock. Under the Investment Banking Agreement, we also agreed to give Legend unlimited "piggy back" registration rights with respect to the shares of our common stock in any registration statement filed by us in connection with an underwritten offering of our common stock.

On January 15, 2010, we entered into a private placement subscription agreement with Brightline Ventures I, LLC, a Delaware Limited Liability Company(the "purchaser" or "Brightline") pursuant to which we sold 130 units consisting of convertible notes and warrants, for an aggregate offering price of $1,300,000. The Company has agreed to extend Brightline's right to invest an additional $1,200,000 on substantially similar terms until February 28, 2010. Since October 15, 2009, we have sold an additional 1.7 units for an aggregate offering price of $17,000, of which $12,000 was in return for forgiveness of rent owed to our landlord. Each of the units (individually, a "Unit" and collectively, the "Units") consists of a $10,000 24-month senior secured promissory note (each a "Note" and collectively the "Notes") convertible at the rate of $1.00 per share into 10,000 shares of our common stock, $.00005 par value (the "Common Stock"), bearing interest at the rate of 8% per annum, which interest is accrued annually in Common Stock at the rate of $1.00 per share. The Notes will be secured by a first lien on all of our assets for so long as the Notes remain outstanding pursuant to the form of Security Agreement (the "Security Agreement"). The Notes are convertible into a total of 1,317,000 shares of Common Stock exclusive of interest. The interest is payable in additional shares of the Company's Common Stock, quarterly or upon maturity of the Notes. The Investors also received one five-year warrant for each Unit purchased, to purchase 15,000 shares of Common Stock per unit with an exercise price of $1.50 per share ("Warrants"). The total warrants issued to the purchasers were 1,975,500. The terms and conditions of the Units are substantially identical to the terms and conditions and constitute a part of the units previously sold by us in 2009 and reported on a Form 8-K filed by us on October 16, 2009 (the "2009 Units").

We also entered into registration rights agreements substantially similar to the registration rights agreement entered into with the purchasers of the 2008 Units pursuant to which we have agreed to file with the Securities and Exchange Commission a registration statement covering the resale of the Common Stock underlying the Notes and the Warrants, with the exception that Brightline has agreed to suspend our obligation to do so until 45 days after we file our Form 10-K for the year ended December 31, 2009.

Additionally, on or about October 14, 2009, the Company issued, pursuant to a consulting agreement, one five year warrant for the purchase of 10,000 shares of Common Stock with an exercise price of $1.50 per share.

Between February 1 and March 31, 2010, we entered into a series of private placement subscription agreements with accredited investors (the "purchasers") pursuant to which we sold 39.9 units consisting of convertible notes and warrants, for an aggregate offering price of $399,000. Additionally, between April 1 and 3, 2010, we sold an additional 9.7 units.  Each of the units (individually, a "Unit" and collectively, the "Units") consists of a $10,000 24-month senior secured promissory note (each a "Note" and collectively the "Notes") convertible at the rate of $1.00 per share into 10,000 shares of our common stock, $.00005 par value (the "Common Stock"), bearing interest at the rate of 8% per annum, which interest is accrued annually in Common Stock at the rate of $1.00 per share. The Notes will be secured by a first lien on all of our assets for so long as the Notes remain outstanding pursuant to the form of Security Agreement (the "Security Agreement"). The Notes are convertible into a total of 496,000 shares of Common Stock exclusive of interest. The interest is payable in additional shares of the Company's Common Stock, quarterly or upon maturity of the Notes. The Investors also received one five-year warrant for each Unit purchased, to purchase 15,000 shares of Common Stock per unit with an exercise price of $1.50 per share ("Warrants"). The total warrants issued to the purchasers were 598,500. The terms and conditions of the Units are substantially identical to the terms and conditions and constitute a part of the units previously sold by us in 2009 and reported on a Form 8-K filed by us on October 16, 2009 (the "2009 Units").

We also entered into registration rights agreements substantially similar to the registration rights agreement entered into with the purchasers of the 2008 Units pursuant to which we have agreed to file with the Securities and Exchange Commission a registration statement covering the resale of the Common Stock underlying the Notes and the Warrants.

The descriptions herein are qualified in their entirety by reference to the copies of the forms of the Subscription Agreement, the Notes, the Warrant, the Security Agreements and the Registration Rights Agreement which are attached as exhibits to our Form 8-K filed on October 16, 2009.

We determined that all of the securities sold and issued in the private placement were exempt from registration under the Securities Act of 1933, as amended (the “Act”) pursuant to Section 4(2) of the Act and Rule 506 of Regulation D promulgated under the Act. We based this determination on the non-public manner in which we offered the securities and on the representations of the persons purchasing such securities, which included, in pertinent part, that such persons were "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Act, and that such persons were acquiring such securities for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to resale or distribution, and that each such person understood such securities may not be sold or otherwise disposed of without registration under the Act or an applicable exemption therefrom.

Fiscal Year Ended December 31, 2009

Overview

Z Trim is a functional food ingredient company which provides custom product solutions that help answer the food industry’s problems.  Z Trim’s revolutionary technology provides value-added ingredients across virtually all food industry categories.  Z Trim’s all-natural products, among other things,  help to reduce fat and calories, add fiber, provide shelf-stability, prevent oil migration, and add binding capacity – all without degrading the taste and texture of the final food products.  Perhaps most significantly, Z Trim’s products can help extend finished products, and thereby increase its customers’ gross margins.  Under the direction of new management since December 2007, Z Trim has focused its efforts and resources towards the manufacture, marketing and sales of its industry-changing products.

Z Trim, through an exclusive license to technology patented by the United States Department of Agriculture, has developed products that both reduce fat and add fiber, with the added benefit of maintaining taste and mouth-feel associated with full fat products.  The global market for Z Trim’s line of products spans the entire food and nutritional beverage industry, including fat free,  low-fat, reduced fat and full fat, across meats, baked goods, dairy and non-dairy products, snacks, beverages, dressings, sauces and dips.

As our current facility is a prototype plant, being the first of its kind to produce our innovative products, we are constantly seeking ways to improve efficiencies and achieve economies of scale. We are currently re-designing the process to make use of newer separation technologies and thereby optimize plant capacity. In order to fully realize the potential of our business model, the Company will eventually need to move to a larger facility, enter into strategic partnerships, or find some other means to produce greater volumes of finished product.

Results of Operations

In 2009, our revenues decreased by 22.3% from 2008.  The primary reason behind the decline in sales was our inability to produce enough product to meet demand.  We are in the process of making material changes to our production process that we believe will be completed by the end of the second quarter in 2010.  In making these changes, we have worked with industry specialists to improve our separation technology, as well as with scientists from the Aveka Group (see www.aveka.com for more information on the Aveka Group), to assist in finding ways to improve our capacity and reduce our costs.  By applying new separation technology, in addition to the new dryer we previously purchased, we believe we will be able to increase our capacity and meet expected demand.  In 2010, we expect demand to be approximately three times the amount of sales revenues achieved in 2009.  The Company anticipates to be able to meet this demand, based on its plans to improve production.

Additionally, in 2009, our cost of goods sold decreased by $750,472 or 30.9% from $2,429,620 in 2008 to $1,679,148 in 2009.  In 2008 our cost of goods sold decreased by $655,708 or 21.2%, from $3,085,328 in 2007 to $2,429,620 in 2008.  We continue to be more efficient in our production process, reducing cycle times and lowering utility costs.  We believe that the trend of declining costs of goods sold will continue into 2010 and beyond.

Significantly, cash flows used in operating activities decreased by $1,949,397 or 38.08%, to $3,169,633 for the year ended December 31, 2009 as compared to $5,119,030 for the year ended December 31, 2008.  Similarly, cash flows used in operating activities decreased by 22% for the year ended December 31, 2008 compared to the year ended December 31, 2007.  Since the beginning of 2008, management has made great efforts to reduce the amount of fees paid to outside professionals, and to focus all of its limited resources on items core to the Company’s business model.  We believe the trend of decreasing operating cash losses will continue into 2010 and beyond.

Additionally, we have reduced our accounts payable by $170,484 in 2009, on top of a reduction of $427,152 during 2008.  On December 31, 2009, we had a total of $373,841 in accounts payable.  We expect to further reduce our accounts payable in 2010.

Liquidity and Capital Resources

As of December 31, 2009, we had a cash balance of $324,784. Over the last several years, we have been funding our operations through the sale of both equity and debt securities. In 2008, we sold $4,457,000 in convertible notes.  These notes are convertible at $1.00, and bear interest at 8% per year (See also Note 8 to our Financial Statements set forth herein).  These notes come due in 2010.  If our note holders choose not to convert the notes, we will either have to repay the notes, or reach an agreement with the note holders to extend the terms thereof.  As we continue to sustain operating losses, we will need to raise additional funds for working capital.

RECENT MATERIAL DEVELOPMENTS

Potential Liquidated Damages Relating to Registration Rights

In connection with certain private placements of the Company’s securities (the “Registrable Securities”) effected in 2008 the Company entered into registration rights agreements (the “RRA”) that required the Company to file a registration statement covering the Registrable Securities with the Securities and Exchange Commission no later than thirty days after the final closing as contemplated in the Private Placement Memorandum for the 2008 offering (the “Filing Deadline”).  The Company filed a registration statement on December 14, 2009. However, the statement has not been declared effective as the Company is not S-3 eligible and will need to file an amended filing to convert the S-3 to an S-1. Management intends to file the S-1 after it files the 10-K for the year ended December 31, 2009. Under the terms of the registration rights agreement, as partial compensation, the Company was required to make pro rata payments to each Investor in an amount equal to 1.5% of the aggregate amount invested by such Investor for each 30-day period or pro rata for any portion thereof following the Filing Deadline for which no registration statement was filed.  We obtained a release and waiver of the amounts due from 74 of the 2008 investors.  As of April 5, 2010, there are 5 investors who have yet to sign the release and waiver.  Under the terms of the RRA, as of that date we potentially owe, and therefore recognized as liquidated damages, the amount of $80,100.

Reverse Stock Split

As of the close business on February 6, 2009, the Company effectuated a one-for-thirty (1:30) reverse stock split.  As part of this split, the Company’s stock began trading on February 9, 2009 under the symbol “ZTHO” on the Over-the-Counter Bulletin Board.

Annual Shareholder’s Meeting and changes to Board of Directors

On March 21, 2009, for personal reasons, Director Sheldon Drobny resigned as Director and Audit Chair of the Company.  On March 25, 2009, the Company appointed Morris Garfinkle as Director and Audit Chair.

 On December 22, 2009, the Company held its Annual Shareholders’ meeting.  The shareholders voted for a slate of five directors:  Steven Cohen, Mark Hershhorn, Brian Israel, Morris Garfinkle and Edward Smith III.  The following directors were not re-elected: Triveni Shukla.

Key Hires Bring Wealth of Industry Experience

Over the last 16 months, we have added key members to our management team:
•	Kyle Hanah – Director of Plant Operations

•	Mr. Hanah, a chemical engineer, has 20 years experience in the food industry. He joined the company in late 2008 having previously worked at Kraft Foods, Sara Lee Corporation and ConAgra Foods.

•	Lynda Carroll – Director of Applications

•
Ms. Carroll has degrees in food science and in culinary arts with 25 years experience in the food industry. She previously contributed to applications and quality assurance for Campbell's Soup Company and Conway Import Co., Inc., manufactures of Conway Salad Dressings and Sauces for foodservice.

•	Dr. Therese Malundo – VP Science and Technology

•
Dr. Malundo has a PhD in food science and an MBA with over 15 years experience, working for such companies as Pernod Ricard Americas and US Distilled Products, Co.  She brings product development, process optimization, QA/QC and regulatory experience to our team.

Applications Highlights

 Preliminary results from recent research and development efforts point to promising growth opportunities that address market trends and the needs of manufacturers and consumers alike.  A key market trend is convenience, as hectic lifestyles force consumers to the grocery store freezer seeking high quality, quick meals and snacks.  Z Trim® ingredients have shown to eliminate the hard edges during microwave cooking and reduce sogginess of frozen hand-held microwave snacks when used in the dough and meat fillings.  Another major market driver, greater nutrition awareness, has prompted major food companies to proactively reduce the salt, fat, and sugar content of their standard product lines.   Additionally, new legislation requires food manufacturers and foodservice establishments to clearly communicate nutritional profiles, including fat and calorie content.  Recent studies where Z Trim® was added to the batter and breading used to coat fried chicken resulted in reduced oil absorption of 15% or more.  This product application represents an enormous growth opportunity with fast-food companies as well as with manufacturers of frozen convenience meals.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On December 22, 2009, our shareholders approved the re-appointment of M&K CPAs, LLC as our public accountant. There are no disagreements with our accountant on accounting and financial disclosure.

BUSINESS

Z Trim Holdings, Inc. deploys technology, formulation, and product performance solutions built around cutting-edge dietary fibers for both domestic and international food markets.

Z Trim® multifunctional fiber ingredients originated from a USDA patent for minimally processed, non-caloric functional food ingredients made from healthy dietary fiber.  With an exclusive license from the USDA, this patent is central to the company’s intellectual property portfolio. Z Trim Holdings subsequently evolved the processing technology and expanded the fiber sources to create innovative ingredients with unique properties that provide multifunctional benefits that help create value for food manufacturers around the world.  Currently, Z Trim is made from corn and oat, but it can be produced from virtually any cellulose, the substance that makes up most of a plant’s cell walls, and is one of the most abundant organic compounds on earth.

The Company’s core product portfolio of multifunctional dietary fiber food ingredients includes corn Z Trim® and non-GMO oat Z Trim®.    The superior water-holding capacity and amorphous structure of Z Trim ingredients are key to the exclusive multifunctional attributes they contribute to food product design, including moisture management, oil deflection, texture and appearance quality, fat and calorie reduction, and cost control.  Z Trim® is now being used by food manufacturers, restaurants, schools, and consumers on 6 continents, across a multitude of food categories, such as meats, sauces, soups, dressings, baked goods, fillings, toppings, prepared meals, dairy products, frozen handheld snacks, and pizza dough. Food formulators are seeking greater functionality and product performance than they can get from starches, gums, fats, and other fibers – for both standard and lower fat content foods - and are increasingly discovering how Z Trim® multifunctional fiber ingredients can help to delight their consumers with finished products that have enhanced eating quality, outstanding product performance, and frequently, improved nutritional profiles.

Major market drivers such as greater nutrition awareness, increasing obesity trends, the economy, rising costs and hectic lifestyles have triggered an evolution of the food industry and consumer expectations.  The Company’s goal is to further enable food manufacturers to address the challenges and opportunities of this evolution by helping them to differentiate their products, achieve their growth objectives, and delight their consumers.  Z Trim® multifunctional fiber ingredients create value for both food manufacturers and consumers in three primary areas: product formulation, processing improvements, and finished product performance.  Through ongoing product applications research, the Company develops solutions that help food manufacturers solve formulation and product challenges and capture market opportunities with high quality, innovative products that fulfill consumer expectations.

The Company currently manufactures and markets Z Trim® products as cost-competitive ingredients that help improve the food industry’s ability to deliver on its promises of quality, taste, and healthfulness. The Company’s primary goal is establishing Z Trim as an important ingredient in the evolution of the food industry and consumer expectations.  The Company is developing its market through (i) direct and brokered sales to major food manufacturers, as well as small and mid size companies for packaged retail foods, and (ii) direct and brokered sales to large and small foodservice manufacturers that supply to restaurants, hospitals, schools and cafeterias. Our R&D team, in conjunction with our customers and strategic industry partners, continues to work on the development of additional products and applications.  In addition to direct sales, we use a network of ingredient distributors, both domestic and international, to distribute our products.

Raw materials are sourced principally in the United States.  Approximately 70% of our raw materials consist of corn bran and oat hulls and are generally available from a variety of suppliers.  Our major suppliers include Bunge and Didion Milling, Inc. We seek to mitigate the risk of a shortage of raw materials through identification of alternative suppliers for the same or similar raw materials, where available. We have purchasing staff with extensive knowledge of our products who work with marketing, product research and development and quality control personnel to source raw materials for products and other items.

The Company’s customers are food manufacturers, school districts and the general public.  There were three significant customers who accounted for 20%, 20% and 14% of total sales for the year ended December 31, 2009.  There were two significant customers who accounted for 37% and 13% of total sales for the year ended December 31, 2008.

Z Trim Holdings, Inc. was incorporated in the State of Illinois on May 5, 1994 under the original name Circle Group Entertainment Ltd.  The Company has no operating subsidiaries.

Z Trim Holdings operates within global business of food additives, which, as of 2006 was a $25 billion industry.  The global hydrocolloid business - which consists of agents used for thickening, gelling and stabilizing food and beverage products is over $19 billion per year (http://www.sriconsulting.com/CEH/Public/Reports/582.7000/) with food applications constituting approximately $4.2 billion of that total (http://www.foodnavigator-usa.com/Financial-Industry/Health-and-prices-dominate-hydrocolloids-debate).  Specifically, the U.S. fat replacer and bulk dietary fiber (supplement) markets are estimated to be just over $500 million each, with carbohydrate-based fat replacers such as Z Trim accounting for approximately 59 percent of the market in 2000 (http://www.frost.com/prod/servlet/market-insight-top.pag?docid=10039518).

Food systems are complex, and in order to meet consumers’ taste and quality expectations, various ingredients must be used to achieve the structural, organoleptic, performance and shelf-life properties specific to a given food product.

Z Trim® ingredients compete with a wide variety of hydrocolloids and other fiber ingredients.  Depending on the food application, required functional properties and product development objectives, competitive ingredients might include gums (e.g. guar, xanthan, locust bean, and Arabic), seaweed extracts (e.g. alginates, carrageenan), starches (native, modified and resistant), and fibers (e.g. oat bran, corn bran, pea fiber, potato fiber).  Most of these competitive ingredients are well-established in the food industry, and many of the companies that supply them have substantially greater resources than our Company.  However, we believe that the unique properties of Z Trim multifunctional fiber ingredients pose not only significant market opportunities for our Company, but also provide tremendous differentiation and growth opportunities for food companies.  No other single hydrocolloid or fiber has the combined water holding and binding capacity that’s effective across as wide a pH and temperature range as Z Trim®, nor imparts as many superior attributes to the finished consumer food product.  Furthermore, Z Trim® ingredients can have synergistic effects with other hydrocolloids and fibers, allowing food manufacturers to achieve even greater processing improvements, cost efficiencies, and finished product performance.

The Company protects intangible assets that includes patents pending and issued, as well as trade secrets and know how.  Central to this portfolio is an exclusive license to US Patent No. 5,766,662, including all related international patents, issued to Dr. George Inglett of the USDA.  This license expires upon the expiration of the underlying patent in 2015.  Additionally, the USDA patent was filed in several countries throughout the world.  Through the process of development and commercialization of the technology, the Company has identified and sought patent protection for improvements to the manufacturing process, product applications and is currently developing several spin-off technologies.  On December 1, 2009, we were issued U.S. Patent No. 7,625,591 B2; such will expire in 2026 with payment of maintenance fees.  We require all employees and visitors to our plant to execute a non-disclosure agreement.  Our success depends to a significant degree upon our ability to develop proprietary products and technologies and to obtain patent coverage for these products and technologies. We intend to continue to file patent applications covering any newly developed products and technologies. However, there can be no guarantee that any of our pending or future filed applications will issue as patents.

Presently, the Company employs 25 full-time employees and one part-time employees.

The Company has spent $20,337 in 2009 and $10,811 in 2008 for research and development expense, and is still innovating toward developing value-added products to add to its core line.

We occupy approximately 44,000 square feet of leased space at 1011 Campus Drive, Mundelein, Illinois. This space is leased for $26,900 per month, including property taxes, pursuant to a non-cancelable operating lease.  The current lease term is through March 2011, and the Company has a one year option.

DIRECTORS AND EXECUTIVE OFFICERS

Set forth below is information regarding our current directors and executive officers

AGE	NAME	POSITION

53	Steve J. Cohen	Director and President

39	Brian Chaiken	Chief Financial Officer

60	Mark Hershhorn*	Director

52	Brian Israel*	Director

34	Edward Smith III	Director

61	Morris Garfinkle*	Director

66	Triveni Shukla	Former Director and Executive VP

* Indicates member of Audit, Nominating or Compensation Committee.

As described below in the experience and qualifications of each of our directors, each director has achieved an extremely high level of success in his career.

STEVE J. COHEN, the Company’s President has been employed by Z Trim since 2002 when he was hired as its director of investor relations.  He was promoted to Vice President of Corporate Development in 2003 and to President in March of 2006 when he also began serving on the Board of Directors.  In August of 2007 Mr. Cohen assumed the role of chief executive officer.  Prior to joining Z Trim, Mr. Cohen had 25 years’ experience at the Chicago Mercantile Exchange where he worked in various brokerage house positions as well as a trader. Mr. Cohen attended college at the University of Illinois and Oakton Community College.  Mr. Cohen was a member of the U.S. Olympic team at the 1988 Olympics in Seoul and was a coach for the U.S. Olympic Team at the 2000 Olympics in Sydney Australia.

BRIAN CHAIKEN, J.D., was hired by the Company to serve as General Counsel and Vice President of Business Development in July of 2006.  In January of 2008, Mr. Chaiken was appointed to be the Company’s Chief Financial Officer.  In January of 2009, Mr. Chaiken was appointed the role of Chief Legal Officer as well.  He received his Bachelor of Science in Accountancy from the University of Illinois, Champaign-Urbana and passed the CPA examination on his first sitting.  Mr. Chaiken obtained his Juris Doctor from DePaul University, and is a member of the Illinois and Florida Bars, as well as those of the Northern District Court of Illinois, United States Court of Appeals of the 11th Circuit and the Southern District Court of Florida.  Prior to joining Z Trim, Mr. Chaiken spent five years as the Executive Vice-President of Legal Affairs for Supra Telecommunications and Information Systems, Inc., a Competitive Local Exchange Carrier (telecommunications provider) in South Florida.  There, Mr. Chaiken was a senior executive for a company with more than 300 employees in Florida, Costa Rica and the Dominican Republic.  He was instrumental in helping the company grow annual revenues from $10 million to approximately $150 million over an 18 month period.  He successfully litigated and arbitrated multi-million dollar disputes involving trademark, anti-trust, fraud, bankruptcy and complex commercial transactions.

BRIAN S. ISRAEL was appointed on May 23, 2007 to fill a vacancy on the Company’s Board of Directors.  He presently serves as Chairman of the Compensation and Nominating Committees.  Mr. Israel spent more than 20 years in the real estate finance industry, during which he managed teams responsible for production, operations, risk management, product and policy development, technology and project management functions for a major national lender and a large regional commercial bank. In his most recent position, he served From March 1989 to January 2004 as Vice President and Division Administrator for the Residential Mortgage Division of Harris Trust and Savings Bank’s Consumer lending Center. Since retiring from the corporate world in January of 2004, he has dedicated his time and energy primarily to Community Service in the non-profit sector as President of the River North Residents Association, which works with city officials and local businesses to enhance the quality of life for nearly 10,000 members through advocacy for responsible development and commerce, improvements to infrastructure and amenities, and the creation, protection and improvement of public open space.
He is a Mentor and a member of the Advisory Council of Big Brothers Big Sisters of Metropolitan Chicago, President of the Chicago Hospitality Resource Partnership, and a member of the Ely Chapter of Lambda Alpha International.  He also provides strategic planning, training and project management services to businesses and non-profit entities as an independent consultant and serves as President of North Shore Custom Homes, Ltd., a developer of upscale residential real estate.

MARK HERSHHORN has a background in the marketing and operations of nutrition systems, food industry marketing and transactional television.  Mark was appointed to the Company’s Board of Directors at the shareholder meeting, held on December 19, 2007.  From August 1998 to present, Mark has served as President and co-owner of CKS & Associates Management LLC; President and CEO of CKS & Associates; CEO of Midwest Real Estate Investment LLC; General Partner of New Horizons West LLP, and CEO of New Horizons Real Estate Holdings LLC.  During much of the 1990’s, Mark served as President, CEO and director of National Media Corporation (NYSE-NMC) and as Chairman of the company’s international subsidiary, Quantum International Ltd.  Prior to that, Mark served as Senior Vice President of food operations and joint ventures for Nutri/System, Inc.  During the 1980’s, Mark was Chief Financial Officer, Treasurer, Vice President and director of the Franklin Mint.  Mark has also held positions with companies such as Price-Waterhouse, Pfizer Diagnostics, and Wallace and Wampole Laboratories.  Mark received his BS Degree in Economics from Rutgers University and an MBA from the Wharton School of Finance, University of Pennsylvania.

MORRIS GARFINKLE is the Founder, President and CEO of GCW Consulting, a consulting firm based out of Arlington, Virginia.  He received his Juris Doctor from Georgetown University and his B.S. in Economics (cum Laude) from the Wharton School of Finance & Commerce, University of Pennsylvania.  He was appointed to the Board in March of 2009, and reelected by the shareholders at the December 22, 2009 shareholders’ meeting.  Mr. Garfinkle has over 35 years of experience in restructuring, mergers and acquisitions, investment assessment, competitive positioning, strategic planning and capital raising.  His clients have included United Airlines Creditors’ Committee, Pension Benefit Guaranty Corporation, Air China and Dallas-Fort Worth International Airport, among many others.  He also served on the Board of Directors of HMSHost from 2000 - 2006.

EDWARD SMITH III is Managing Partner of Brightline Capital Management, LLC (“BCM”), a New York-based investment firm founded in 2005. BCM is the investment manager of Brightline Ventures I, LLC and Brightline Capital Partners, LP. Prior to founding BCM, Mr. Smith worked at Gracie Capital, GTCR Golder Rauner and Credit Suisse First Boston.  Mr. Smith holds a Bachelor of Arts in Social Studies from Harvard College and a Masters in Business Administration from Harvard Business School. Mr. Smith was elected to the Board at the shareholders’ meeting held on December 22, 2009.

TRIVENI P. SHUKLA, Ph.D. is currently a Special Advisor to the President of the Company.  Previously he served as a Director and as the Executive Vice President, Manufacturing & Technology for Z Trim Holdings, Inc., and has been with the Company since January 1, 2004, and was appointed to serve as a director on December 19, 2007.   Prior to joining Z Trim, Dr. Shukla was the President of F.R.I. Enterprises LLC from 1985 through March 2003.  Dr. Shukla served as Corporate Manager, R&D, Technical Service, and Engineering for the Krause Milling Company, which became part of ADM in 1985, from 1973 through 1984.  Dr. Shukla served as Associate Director, Research and Planning, for Phelco-Land O’Lake from 1969 through 1973. He was in charge of quality control for the National Dairy Research Institute, India and was the youngest gazetted Officer approved by Union Public Service Commission, India.  Dr. Shukla was a third party expert for International Finance Corporation/Word Bank from  1991 through 2001. Dr. Shukla has provided advisory services to the following companies around the globe: US Feed Grains Council, Indian Council of Agricultural Research, Winrock International, Labbat Anderson Group,  Anheuser-Busch,  A.E. Staley, American Maize Co., Bimbo (Mexico), Cedarburg Dairy/Kemp, Cargill, ConAgra, Experience Inc., Frigo Cheese Co./Unigated Ltd., Grupo Minsa s.a. de c.v. (Mexico), Heinz Co./Ore-Ida Foods, Heinz Co./Foodways Natl., Hershey Foods Corporation, Illinois Cereal Mills, Kraft-General Foods,  Mexican Accent Inc., Monsanto Company, Nabisco Brands, National Honey Board, Nagarjuna Chemicals and Vertilizers, India, Oscar Meyer Foods/Philip Morris, Procter & Gamble, Quaker Oats, Sigma Alimentos/Grupo Alpha (Mexico), Group Minsa of Mexico and Matrix Group of Malaysia.  Dr. Shukla’s advisory services have been of the nature of privatization, business planning, innovation and R&D, plant start-up, and management of intangible assets.  Dr. Shukla has designed turnkey facilities in Colombia, India, Malaysia, and Taiwan.  Dr. Shukla received his B.Sc. (Agricultural Engineering) from the University of Gorakhpur, India, First in the University, and his M.Sc. (Food/ Engineering) from Agra University, India, First in the Faculty of Agriculture, and his Ph.D. (Food/Dairy Technology) from University of Illinois, Urbana-Champaign.

The term of office of each director expires at each annual meeting of stockholders and upon the election and qualification of his successor. Other than with Edward Smith III, there are/were no arrangements with any director or officer regarding their election or appointment.  There are no family relationships between any of our directors or executive officers.

CORPORATE GOVERNANCE

Code of Ethics and Business Conduct
The members of our Board of Directors also are required to comply with a Code of Ethics and Business Conduct (the “Code”). The Code is intended to focus the Board and the individual Directors on areas of ethical risk, help Directors recognize and deal with ethical issues, provide mechanisms to report unethical conduct, and foster a culture of honesty and accountability. The Code covers all areas of professional conduct relating to service on the Z Trim Board, including conflicts of interest, unfair or unethical use of corporate opportunities, strict protection of confidential information, compliance with all applicable laws and regulations and oversight of ethics and compliance by employees of the Company.
The full text of both Z Trim’s Code of Ethics and Business Conduct is published on our website at http://www.ztrim.com/pages/code_of_ethics___business_conduct/40.php.  We will disclose any future amendments to, or waivers from, provisions of these ethical policies and standards for Officers and Directors on our website within two business days following the date of such amendment or waiver.

Committees of the Board of Directors
Our business, property and affairs are managed under the direction of our Board of Directors. Members of our Board are kept informed of our business through discussions with our Chief Executive Officer and other officers, by reviewing materials provided to them, by visiting our offices and plants and by participating in meetings of the Board and its Committees.
All Board members are expected to attend our Annual Meeting of Shareholders, unless an emergency prevents them from doing so. At our 2008 and 2009 Annual Meetings, all of our directors standing for election attended.
Our Board of Directors currently has three Committees. Those Committees consisted of an Audit Committee, a Compensation Committee and a Nominating Committee.

Nominating Committee

The Board Nominating Committee, composed of two independent directors of the Company, identifies candidates for director nominees through recommendations solicited from other directors, the Company’s executive officers, search firms or other advisors, shareholders pursuant to the procedures set forth below, and through such other methods as the independent directors deem to be helpful. Brian Israel and Mark Hershhorn were appointed as members of the Nominating Committee, with Brian Israel serving as chairman. In determining whether to nominate each of the current directors for another term (or new directors for a first term), the Board’s Nominating Committee, composed of two independent directors, considered a candidate’s knowledge of the Company’s business and industry, prior education, demonstrated ability to exercise sound business judgment, reputation for integrity and high moral and ethical character, potential to contribute to the diversity of viewpoints, backgrounds, or experiences of the Board as a whole and diligence and dedication to the success of the Company.  The Nominating Committee concluded that each of the current directors standing for re-election possesses unique talents, backgrounds, perspectives, attributes and skills that will enable each of them to continue to provide valuable insights to Company management and play an important role in helping the Company achieve its long-term goals and objectives.

The composition of the board must meet the independence requirements promulgated by the American Stock Exchange. The Company requires its directors to possess certain minimum qualifications, including adequate experience, the absence of any conflicts of interest and the absence of any prior bad acts. Among the further considerations of the Company in its selection of director are a candidate’s knowledge of the Company’s business and industry, prior education, demonstrated ability to exercise sound business judgment, reputation for integrity and high moral and ethical character, potential to contribute to the diversity of viewpoints, backgrounds, or experiences of the board as a whole and diligence and dedication to the success of the Company. Additional specific director qualification criteria are set forth in the Company's bylaws.

Audit Committee

The Board of Directors has an Audit Committee composed of one director, Morris Garfinkle, who is considered an “independent director” under the rules of the American Stock Exchange and the Securities and Exchange Commission.  The Board of Directors has determined that Morris Garfinkle qualifies as an “audit committee financial expert” under SEC rules.  The function of the Audit Committee is to assist the Board of Directors in preserving the integrity of the financial information published by the Company through the review of financial and accounting controls and policies, financial reporting systems, alternative accounting principles that could be applied and the quality and effectiveness of the independent public accountants.

Compensation Committee

The Compensation Committee, composed entirely of independent directors, administers the Company’s executive compensation program. The role of the Committee is to oversee Z Trim’s compensation and benefit plans and policies, administer its stock plans (including reviewing and approving equity grants to elected officers) and review and approve annually all compensation decisions for elected officers including those for the Chairman and CEO and the other executive officers named in the Summary Compensation Table (the “Named Executive Officers”). The Committee submits its compensation decisions for the CEO to the Board for ratification. Z Trim’s Compensation Committee Charter is available online at http://www.ztrim.com/pages/compensation_committee_charter/41.php.
Brian Israel was appointed to serve as chairman of the Compensation Committee in April of 2007. On December 19, 2007, Michael Donahue was appointed to serve as a member of the Compensation Committee. On September 19, 2008, Mark Hershhorn was appointed to replace Michael Donahue as a member of the Compensation Committee. Brian Israel and Mark Hershhorn each qualifies as an “independent director” under the rules of the American Stock Exchange.

The Compensation Committee, pursuant to its Charter, is responsible for the following:

1.
Review and approve corporate goals and objectives relevant to the compensation of the Company’s Chief Executive Officer (“CEO”), evaluate the CEO’s performance in light to those goals and objectives, and either as a committee or together with the other independent directors (as directed by the Board), determine, or recommend to the Board for determination, the CEO’s compensation level based on this evaluation. In determining or recommending the long-term incentive component of CEO compensation, the Committee shall consider, among other factors, the Company’s performance and relative shareholder return, the value of similar incentive awards to CEO’s at comparable companies, the awards given to the CEO in past years, and such other factors as the Committee shall so determine.

2.
Either as a committee or together with the other independent directors (as directed by the Board), determine, or recommend to the Board for determination, the compensation of all other officers of the Company.

3.
Make recommendations to the Board with respect to the Company’s incentive compensation plans and equity-based plans, oversee the activities of the individuals and committees responsible for administering these plans, and discharge any responsibilities imposed on the Committee by any of these plans.

4.
In consultation with management, oversee regulatory compliance with respect to compensation matters, including overseeing the Company’s policies on structuring compensation programs to preserve tax deductibility, and, as and when required, establishing performance goals and certifying that performance goals have been attained for purposes of Section 162 (m) of the Internal Revenue Code.

5.	To review and approve any severance or similar termination payments proposed to be made to any current or former officer of the Company.

6.	Prepare an annual Report of the Compensation Committee on Executive Compensation for inclusion in the Company’s annual proxy statement in accordance with applicable SEC rules and regulations.

7.	Periodically review and assess the adequacy of this charter and recommend any proposed changes to the Board for approval, including changes concerning the structure and operations of the Committee.

8.	Perform any other duties or responsibilities expressly delegated to the Committee by the Board from time to time relating to the Company’s compensation programs.

Compensation Committee Report

The Z Trim Compensation Committee of the Board of Directors has reviewed and discussed with Z Trim management the Compensation Discussion and Analysis and, based on that discussion, recommended it to the Z Trim’s Board of Directors for inclusion in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and which is included in this prospectus.

The Committee, with the assistance of Z Trim’s Human Resource functions, completed an assessment of the risks associated with Z Trim’s compensation policies and practices.

At the end of the risk assessment process, the Committee concluded that (1) the Senior Executive Officer (SEO) compensation programs do not encourage excessive and unnecessary risk taking; (2) other employee compensation plans do not encourage unnecessary or excessive risk taking, threaten the value of the Company, or reward short-term results to the detriment of long-term value creation; and (3) Z Trim’s compensation programs do not encourage the manipulation of reported earnings.

THE COMPENSATION COMMITTEE

Brian Israel (Committee Chairman)
Mark Hershhorn

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is composed entirely of persons who are neither Associates nor former or current officers of the Company. There is not, nor was there during fiscal 2009, any compensation committee interlock or insider participation on the Compensation Committee.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the compensation  earned in the fiscal years ended December 31, 2009 and 2008 by our chief  executive  officer and the two most highly paid  executive  officers  whose total  salary and bonus awards  exceeded  $100,000 for the fiscal years ended  December 31, 2009 and 2008. In this document, we refer to these individuals as our “named executive officers.”

NAME AND PRINCIPAL
POSITION	YEAR	SALARY	BONUS	OPTION AWARDS ($) (1)

Steve J. Cohen	2009	$141,181	--	$94,500
Director and President	2008	$143,367	--	--

Triveni Shukla	2009	$141,153	--	$94,500
Former Director and VP	2008	$137,100	--	--

Brian Chaiken	2009	$114,751	--	$94,500
Chief Financial Officer	2008	$113,000	--	--

(1)
The amounts in this column reflect the dollar amount recognized as expense with respect to stock options for financial statement reporting purposes during the twelve months ended December 31, 2009 in accordance with FASB ASC Topic 718.  However, all of these stock option awards were rescinded by mutual agreement to be null and void from inception.  In consideration, the Company issued 315,000 stock options to each employee, with exercise prices of $1.01 for Mr. Shukla and Mr. Chaiken and $1.10 for Mr. Cohen.

 OPTION GRANTS

The following table contains information concerning the grant of options to purchase shares of our common stock to each of the named executive officers during the fiscal year ended December 31, 2009. The percentage of total options granted to employees set forth below is based on an aggregate of 100,000 shares subject to options granted in 2009.  All options are fully vested and exercisable.

Option Grants in Last Fiscal Year

Name                                  Number of securities1
Underlying unexercised                                           % of total options      Exercise or Base Price        Expiration Date
options
Steve J. Cohen                                    210,000                                                                   15.9%                                $0.4725       2/18/14
Triveni P. Shukla                                210,000                                                            15.9%                                $0.45           2/18/14
Brian Chaiken                                     210,000                                                            15.9%                                $0.45      2/18/14
________
(1)
Subsequent to the fiscal year end these options were rescinded by mutual agreement to be null and void from inception.  In consideration, the Company issued 315,000 stock options to each employee, with exercise prices of $1.01 for Mr. Shukla and Mr. Chaiken and $1.10 for Mr. Cohen.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2009

The following table contains information regarding outstanding equity awards held at December 31, 2009, by the named executive officers.

Name	Number of1 securities underlying unexercised options exercisable	Option Exercise Price	Option expiration date

Steve Cohen	210,000	$0.475	2/18/2014

Triveni Shukla	210,000	$0.45	2/18/2014

Brian Chaiken	210,000	$0.45	2/18/2014
________
(1)
Subsequent to the fiscal year end these options were rescinded by mutual agreement to be null and void from inception.  In consideration, the Company issued 315,000 stock options to each employee, with exercise prices of $1.01 for Mr. Shukla and Mr. Chaiken and $1.10 for Mr. Cohen.

2009 Director Compensation

Employee directors do not receive any separate compensation for their Board activities. Non-employee directors receive $1,500 per in-person meeting in which they attend, 30,000 shares of common stock with a maximum 35% tax gross up not to exceed $10,000 per board member.

Non-employee directors are reimbursed for travel expenses incurred in conjunction with their duties as directors. Furthermore, the Company will provide the broadest form of indemnification under Illinois law under which liabilities may arise as a result of their role on the Board and payments for reimbursements for expenses incurred by a director in defending against claims in connection with their role, and the director satisfies the statutory standard of care.

The following table provides compensation for non-employee directors who served during fiscal 2009.

	2009 Compensation of Non-Employee Directors

Name	Fees Earned	Stock Awards	All Other	Total ($)
	or Paid in Cash ($)	($)(1)	Compensation ($)(2)

Morris Garfinkle	$3,000	$19,200	$0	$22,200
Mark Hershhorn	$0	$13,500	$19,000	$32,500
Edward Smith	$1,500	$0	$0	$1,500
Brian Israel	$0	$13,500	$19,000	$32,500

(1) Mark Hershhorn and Brian Israel received 30,000 shares of stock on February 27, 2009, at which time the fair value of the stock was $0.45 per share.  Morris Garfinkle received 30,000 shares of common stock on March 24, 2009, at which time the fair value of the stock was $0.64 per share.

(1) Mark Hershhorn and Brian Israel converted their respective $10,000 tax gross ups plus an additional $9,000 in fees earned for attendance at in-person meetings into investments in the Company’s 2009 Convertible Debt Private Placement Offering, as described in the Company’s April 21, 2009 Form 8-K.  The Company prepaid $1,000 in fees to each of these Directors, which was used to purchase units in the Company’s 2009 Convertible Debt Private Placement Offering.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The  following  table  sets  forth  information  regarding  the  beneficial ownership  of  our  common  stock  as  of  May 11, 2010,  by  the  following individuals, entities or groups:

o  each  person or entity  who we know  beneficially  owns more than five percent of our outstanding common stock;

o  each of the named executive officers;

o  each director and nominee; and

o  all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the shares. In computing the number of shares beneficially owned by a person and the  percentage  ownership  of that  person,  shares of common  stock subject  to  options  and  warrants  held  by that  person  that  are  currently exercisable or convertible or will become  exercisable or convertible within 60 days after May 10, 2010 are  deemed  outstanding, while the shares are not deemed  outstanding for purposes of computing  percentage  ownership of any other person.  Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them.

Applicable percentage ownership in the following table is based on 3,603,217 shares of common  stock outstanding  as of May 11,  2010.  Except as provided below, the address for each stockholder listed in the table is c/o Z Trim Holdings, Inc., 1011 Campus Drive, Mundelein, Illinois 60060.

	NUMBER OF	PERCENTAGE OF
NAME OF	SHARES	SHARES
BENEFICIAL OWNER	BENEFICIALLY OWNED	BENEFICIALLY OWNED

BENEFICIAL OWNERS

Brightline Ventures I, LLC (1) 1120 Avenue of the Americas, Suite 1505 New York, NY 10036	7,921,250	69.00%

FORMER DIRECTORS AND EXECUTIVE OFFICERS

Sheldon Drobny (2) 1535 Lake Cook Rd., Suite 110 Northbrook, IL 60062	382,852	9.83%
Triveni Shukla (3) 1011 Campus Dr., Mundelein, IL 60060	395,000	9.88%

CURRENT DIRECTORS AND EXECUTIVE OFFICERS All such addresses are: 1011 Campus Dr., Mundelein, IL 60060

Steve J. Cohen (4)	525,000	12.7%
Mark Hershhorn (5)	271,056	7.00%
Brian Israel (6)	123,332	3.31%
Mo Garfinkle (7)	185,000	4.88%
Brian Chaiken (8)	525,000	12.7%
Ed Smith (1)(9)	40,000	1.10%

Total of All Current Directors and Executive Officers
	1,669,388	31.66%

(1) Brightline Capital Management, LLC, a Delaware limited liability company (“Brightline Capital”), Nick Khera,  and Brightline Ventures I, LLC, a Delaware limited liability company (“Brightline Ventures”), each are deemed to beneficially own 69.0% of the Company’s Common Stock, par value $0.00005 per share (the “Shares”), and (ii) Edward B. Smith, III, beneficially owns 1.24% of the Shares.  Messrs. Khera and Smith are the managing members of Brightline Capital, an investment management firm that serves as the investment manager of Brightline Ventures. Brightline Venture holds promissory notes convertible into 3,152,500 shares of common stock initially at $1.00 per share and warrants to purchase 4,728,750 shares of the Company’s common stock at an exercise price of $1.50 per share (the “Note Units”).  Mr. Smith owns an additional 40,000 Shares in a personal account. Messrs. Khera and Smith, through their roles at Brightline Capital, exercise investment discretion over Brightline Ventures.

(2) Includes ownership of notes and warrants to purchase 382,852 shares of common stock
(3) Includes 395,000 options to purchase shares of common stock
(4) Includes 525,000 options to purchase shares of common stock
(5) Includes ownership of notes convertible into 120,000 shares of common stock and warrants to purchase 84,390 shares of common stock
(6) Includes ownership of notes, warrants and options to purchase or convertible into 56,666 shares of common stock
(7) Includes ownership of notes convertible into 50,000 shares of common stock and warrants to purchase 75,000 shares of common stock
(8) Includes 525,000 options to purchase shares of common stock
(9) Mr. Smith is a Managing Partner of Brightline Ventures I, LLC -- see Note (1) above

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

The Company’s independent directors are: Mark Hershhorn, Brian Israel, Morris Garfinkle, and Edward Smith, III. In compliance with the American Stock Exchange’s rules for director independence, more than 50% of the Company’s directors are independent.  Each of these directors has purchased convertible notes pursuant to a private placement offering, and such purchases are reflected in the table set forth in the above section entitled “Security Ownership of Certain Beneficial owners and Management and related Stockholder Matters.

LEGAL PROCEEDINGS

On July 7, 2007, the Company was served with a complaint by Joseph Sanfilippo and James Cluck for violation of the Consumer Fraud Act and is seeking damages in excess of $200,000.  Management believes that the allegations are frivolous and wholly without merit and will vigorously defend the claim. The Company currently has a Motion to Dismiss pending in the Circuit Court, Twentieth Judicial Circuit, St. Clair County, Illinois.  The pleadings are still at issue and discovery is just getting underway.  Thus, the outcome is unknown as of the date hereof.

On August 4, 2009, the Company was served with a complaint by Daniel Caravette, alleging the Company breached the parties’ settlement agreement dated April 24, 2008 and seeking damages in excess of $75,000.  Management believes that the allegations are frivolous and wholly without merit and will vigorously defend the claim.  The case is set for trial in July of 2010 before the Circuit Court of the Nineteenth Judicial District, Lake County, Illinois. A defense motion for summary judgment is pending and undetermined as of the date hereof.

SELLING SHAREHOLDERS

This prospectus includes the shares of our Common Stock $0.00005 par value per share issued and underlying convertible notes and warrants issued by us on various dates since 2007 which are described below.  The number of shares, the conversion prices of the notes and exercise prices of the warrants have been adjusted to reflect the 1 for 30 reverse stock split effected by us on February 6, 2009 and to reflect any anti-dilution provisions.

This prospectus includes 5,281,000 shares of our common stock (including 844,960 shares issuable on maturity as interest) underlying a portion of our 8% Senior Secured Convertible Notes which were issued from May 1, 2009 through April 4, 2010 and in April 2009 to three directors of the Company in an aggregate principal amount of $5,281,000.  We refer to these notes and the 2009 Notes.  We are also registering 8,535,900 shares of our Common Stock underlying warrants issued by us from April 1, 2009 through April 5, 2010 (inclusive of broker/finder warrants).  The 2009 Notes were offered as part of a private placement offering we conducted and pursuant to which we entered into subscription agreements with Brightline Ventures I, LLC, a Delaware Limited Liability Company (“Brightline”), its affiliates and certain other investors pursuant to which we sold an aggregate of 554.3 units consisting of 8% 24 convertible secured notes in the aggregate principal amount of $5,543,000 and five year warrants.  We refer to these as the 2009 Note Units.  Each of the 2009 Note Units consists of a $10,000 24-month senior secured note convertible at the rate of $1.00 per share into 10,000 shares of our common stock, $.00005 par value and a five year warrant for 15,000 shares with an exercise price of $1.50 per share. We refer to the warrants as the 2009 Warrants. The 2009 Notes bear interest at the rate of 8% per annum payable in shares of Common Stock at the rate of $1.00 per share payable quarterly or at maturity. At maturity 884,442 shares of Common Stock, in the aggregate, will be issuable as interest on the 2009 Notes.  The total 2009 Warrants issued are exercisable for 8,535,900 shares of our Common Stock (inclusive of broker/finder warrants).  We also entered into registration rights agreements substantially similar to the registration rights agreement entered into with the purchasers of the 2008 Units, described below, pursuant to which we have agreed to file with the Securities and Exchange Commission a registration statement covering the resale of the Common Stock underlying the 2009 Notes and 2009 Warrants.  The description of the terms of sale of the securities described above is qualified in its entirety by reference to the full text of the underlying documents filed as exhibits to our Current Reports on Form 8-K filed on October 16, 2009, January 21, and April 5, 2010 and incorporated herein.

This prospectus includes 350,000 shares of our common stock issued in January 2010 to Legend Securities, Inc. in settlement of prior agreements and in connection with a new agreement to provide investment banking services. The description of the terms of sale of these securities is qualified in its entirety by reference to the full text of the underlying documents filed as exhibits to our Current Reports on Form 8-K filed on January 12, 2010 and incorporated herein.  These shares, at the request of Legend Securities, Inc., have been broken up into three parts, to be issued as follows:  17,500 to Legends Securities, Inc., 83,125 to John Columbia and 249,375 to Thomas Wagner.

In January 26, 2009 the Company agreed issue to certain note holders who had purchased on various dates in 2008, certain notes and warrants of the Company, as described below, new warrants to purchase, at an exercise price of $0.01 per share, that number of shares of our Common Stock,  to which a Note Holder would be entitled upon full conversion of a note after a reverse split of the Common Stock with a ratio of one for thirty.  We refer to these warrants as the New Warrants.  Effective February 6, 2009 the Company effected a 1 for 30 stock split. We refer to this split as the “Reverse Split.”  After the effective date of the Reverse Split, for each $100,000 in principal amount of the Notes purchased in 2008, note holders received a New Warrant exercisable for 20,833 shares of our common stock and 936,860 shares in the aggregate for all such New Warrants at an exercise price of $0.01 per share.  The description of the terms of sale of the securities described above is qualified in its entirety by reference to the full text of the underlying documents filed as an exhibit to this registration statement.  We seek to register 762,488 shares of common stock underlying the New Warrants.

This prospectus includes (i) 65,133 shares of our common stock issued upon exercise of warrants with an exercise price of $.01 and $.30 per share (ii) 332,607 shares underlying warrants with an exercise price of $.30 per share and (iii) 1,806,205 shares underlying warrants with an exercise price of $1.00. On June 18, September 2, and November 12, 2008, we sold an aggregate of 44.57 units.  Each of the units consists of a $100,000 24-month 8% senior secured promissory note convertible at the rate of $1.00 per share into shares of our common stock plus additional shares upon the conversion of accrued interest at maturity into our common stock. Interest, at the rate of 8% per annum, is accrued in Common Stock at the rate of $1.00 per share.  We refer to the units as the 2008 Units and to the notes as the 2008 Notes.  The 2008 Notes are convertible into a total of 4,456,997 shares of our Common Stock plus 713,117 shares for accrued interest at maturity.  We are not registering the shares of Common stock underlying the 2008 Notes.  Investors of each Unit also received two five-year warrants, one to purchase 7,692 shares of our Common Stock per unit and 409,509 in the aggregate for all such warrants (including placement agent’s warrants), with an exercise price of $0.30 per share (the “$0.30 Warrants”), and the other to purchase 5,128 shares of Common Stock per unit and 1,652,770 (including placement agent’s warrants) in the aggregate for all such warrants, with an exercise price of $1.00 per share. We refer to these warrants as the “$1.00 Warrants” and the “$0.30 Warrants”.  We refer to them collectively as the “2008 Warrants”.  We are registering the shares of our common stock issued upon exercise of (65,133), as well as the shares issuable (332,607, including the placement agent’s warrants) under the outstanding $.30 Warrants for a total of 397,740 shares of our common stock.  We are not registering 228,595 shares issued upon a cashless exercise of the $.01 and $.30 Warrants.  In addition to a cash commission, the placement agent received for each 2008 Unit sold two  five-year warrants, one to purchase 66,667 shares of Common Stock, with an exercise price of $.30 per share and the other to purchase 555,670 shares with an exercise price of $1.00.  Such warrants are included in the total of the share of common stock set forth in the first sentence of this paragraph.  We also entered into registration rights agreements in connection with the private placement pursuant to which we have agreed to file with the Securities and Exchange Commission a registration statement covering the resale of the Common Stock underlying the Notes and the Warrants, unless the underlying common stock can be sold without any limitations or conditions under Rule 144.  The placement agent’s warrants carry registration rights that are the same as those afforded to investors in the private placement.  The description of the terms of sale of the securities described above is qualified in its entirety by reference to the full text of the underlying documents filed as exhibits to our Current Reports on Form 8-K filed on June 24 and September 2, 2008.

This prospectus includes 151,635 shares of our common stock underlying warrants issued in 2007 at an exercise price of $13.69 per share.  The numbers have been adjusted to reflect application of anti-dilution provisions and the  one for 30 reverse split that took effect in February of 2009.  We refer to these warrants as the “2007 Warrants.” On March 29, 2007, we sold unregistered shares of our common stock and warrants exercisable for our Common Stock. We sold 80 units in the private placement at a price of $100,000 per unit, with each unit  consisting  of 3,333 shares of Common Stock and a five-year warrant with an exercise price of $13.69 per share (as adjusted) to purchase approximately 2,159 shares (as adjusted) of Common Stock for an aggregate of 175,303 shares of our common stock.  We also entered into a registration rights agreement in connection with the private placement pursuant to which we agreed to file with the Securities and Exchange Commission this registration statement covering the resale of the Common Stock and Common Stock underlying the Warrants. J.P. Turner & Company, LLC served as the lead placement agent in connection with the private placement.

This prospectus includes 40,000 shares of our common stock underlying warrants issued in 2007 to the placement agent for the offering described above.  J.P. Turner, together with any affiliate placement agents, received warrants to purchase 40,000 shares of Common Stock on terms which are identical to the 2007 Warrants except that the exercise price is $1.00 per share.  In addition, the placement agent’s warrant has registration rights that are the same as those afforded to investors in the private placement.  The description of the terms of sale of the securities described above is qualified in its entirety by reference to the full text of the underlying documents filed as exhibits to our Annual Report on Form 10KSB filed on April 2, 2007 and which exhibits are incorporated herein by reference.

The following table sets forth information with respect to the beneficial ownership of our common stock as of May 10, 2010 by each of the Selling Shareholders and the maximum number of shares that may be sold hereunder.  The term “Selling Stockholder” includes the Shareholders listed below and their respective transferees, assignees, pledges, donees and other successors.  The number of shares that may be actually sold by any Selling Stockholder will be determined by the Selling Stockholder. Because the Selling Shareholders may sell all, some or none of the shares of common stock which they hold, and because the offering contemplated by this prospectus is not currently being underwritten, no estimate can be given as to the number of or percentage of total shares of Common Stock that will be held by the Selling Shareholders upon termination of the offering.  Except as noted below, no Selling Stockholder is a broker-dealer or an affiliate of a broker-dealer.  As of May 10, 2010 there were 3,603,217 shares of Common Stock outstanding. The following table reflects the 30 for 1 reverse stock split affected on February 6, 2009.

Name	Beneficial Ownership (1) Before the Offering Number Percentage	Maximum Number of Shares to be Sold Hereunder(2)	Beneficial Ownership After the Offering Number Percentage
Clark Wingert	177,906 (3) 5%	33,381	144,525 3.86%
Michael McMahon	86,762 (4) 2%	28,762	58,000 *
Cary Moscarello	174,664 (5) 5%	55,331	119,333 3.21%
Ralph and Nancy Cotton	42,832 (6) *	8,624	34,208 *
Marlene McGuire	85,665 (7) 2%	13,402	72,263 *
Carl J. Sagasser Living Trust	6,575 (8) *	6575	0
Lee and Kay Bettenhausen	130,143 (9) 4%	43,143	87,000 2.36%
Zev and Pam Davis	10,957 (10) *	10957	0
John Majic	10,957 (11) *	10957	0
Ryan Schiff	2,191 (12) *	2191	0
Philip Trast	2,191 (13) *	2191	0
Paul Zeedyk	4,382 (14) *	4382	0
William and Christine Geiger	4,382 (15) *	4382	0
Richard and Annette Crawford	2,191 (16) *	2191	0
Jeff and Kim Clymer	171,331 (17) 5%	55,331	116,000 3.12%
Peter D. Kochanowski	44,476 (18) *	15,476	29,000 *
Paul Werner	172,643(19) 5%	54,235	116,000 3.12%
Patrick J. Monahan Revocable Trust	547 (20) *	547	0
Wallace and Sharon Clark	4,382 (21) *	4382	0
Walter Jakovcic	46,667(22) *	17,667	29,000 *
Joseph Laura	6,575 (23) *	6575	0
John and Alisa Peragine	86,762 (24) 2%	28,762	58,000 *
Jerry Schwartz	5,478 (25) *	5478	0
Greg Fresca	547 (26) *	547	0
Frank Fresca	2,191 (27) *	2191	0
Martin Hodds	3,288 (28) *	3288	0
Stephen Phillips	20,819 (29) *	20819	0
Kyle McKenzie	2,191 (30) *	2191	0
Scott and Jolene McPherson	2,191 (31) *	2191	0
Kenneth and Tammy Balatgek	2,191 (32) *	2191	0
CKS Warehouse Group, Mark Hershhorn	291,628(33) 8%	86,428	205,200 5.39%
Harry and Carol Heller	173,522 (34) 5%	57,522	116,000 3.12%
Billy Knott	349,238 (35) 10%	64,033	285,205 7.33%
Cleco Corp.	353,622 (36) 10%	121,622	232,000 6.05%
J.W. Harman	44,476 (37) *	15,476	29,000 *
Alan Axelrod	4,931 (38) *	4931	0
Endevour L.P.	342,664 (39) 10%	110,664	232,000 6.05%
Jerome Gildner	2,191 (40) *	2191	0
Marvin Mauel	172,428 (41) 5%	56,428	116,000 3.12%
Albert Geisler	67,656 (45) 2%	9,846	57,810 *
Angilletta, Dominick	42,285 (46) *	13,285	29,000 *
Anita Green-Eigen Charles Schwab	42,285 (47) *	13,285	29,000 *
Ashcraft, Joseph	17,666 (48) *	17,666	0
Barak, Eddie	84,570 (49) 2%	26,570	58,000 *
Bartos, John R	19,598(50) *	2,462	17,135 *
Becker, Rachel Sophia Becker, Paul J	169,140(51) 5%	24,615	144,525 3.86%
Beisser, Frederick G	25,370(52) *	7,970	17,400 *
Bennie P Scibek Charles Schwab & Co	42,285 (53) *	13,285	29,000 *
Benny Ray	16,915 (54) *	5,315	11,600 *
Callahan, Jerry	16,915 (56) *	3,232	13,683 *
Castillero, Michael	9,001 (57) *	4636	4,365 *
Chandler, Michael	42,285 (58) *	13,285	29,000 *
Chaskes, Barry	9,999 (59) *	9,999	0
Cherkes, Joseph	214,170 (60) 6%	6,648	207,522 5.45%
Clemson, D Buckey	42,285 (63) *	13,285	29,000 *
Cobblestone, Inc	179,842 (65) 5%	53,140	126,702 3.40%
Columbia, John	97,280 (66) *	97,280	0
Compania Dopler S.A.	507,409 (67) 14%	159,409	348,000 8.81%
Cosley, Steven M	42,285 (68) *	13,285	29,000 *
Cotroneo, George	16,915 (69) *	5,315	11,600 *
Curt Hedberg	16,915 (71) *	5,315	11,600 *
DAW Capital LLC	169,140 (72) 5%	45,448	123,692 3.40%
Donner, Brad	15,001 (73) *	15,001	0
Dout, Robert	16,915 (74) *	2,462	14,452 *
Drinkwater, Stanley	84,571 (75) *	12,308	72,263 *
Anshell, Inc.	422,852 (76) 12%	132,852	290,000 7.45%
Fauci, Paul	67,656 (78) *	21,256	46,400 *
Femiano, John	30,998 (79) *	30,998	0
Ford, Robert	42,285 (80) *	13,285	29,000 *
Genecco, David L	169,140 (81) 5%	53,140	116,000 3.12%
Ghezzi, Gary	16,915(82) *	2,462	14,452 *
Gorman, Robert TTEE	84,570 (83) 2%	26,570	58,000 *
Guidicipiero, Rocco	112,601 (84) 3%	100,498	12,103 *
Harman, Chris	67,285 (85) 2%	13,285	54,000 *
Holtman Investments LLC	42,285 (89) *	13,285	29,000 *
Howling Wolf Music - Sudden, Mark	16,915 (90) *	5,315	11,600 *
Huff, Rick	42,285 (91) *	13,285	29,000 *
InterMountain Management Group, Inc	169,140 (92) 5%	53,140	116,000 3.12%
J.P. Turner & Company, LLC	40,000 (93) *	40,000	0
J.P. Turner Partners, LP	98,746(94) 3%	98,746	0
Jarolimek, Leroy	25,371 (96) *	7,971	17,400 *
JSEC INC	169,140 (97) 5%	24,615	144,525 3.86%
Kaghan, Scott/Rebecca Nixon	42,285 (98) *	13,285	29,000 *
Keeton, Roberto	4,997 (99) *	4,997	0
Klos, Daniel H & Antoinette	16,915 (100) *	5,315	11,600 *
Kniewel, Russell G TTEE	42,285 (101) *	13,285	29,000 *
Kortemeir, William	25,371(105) *	3,692	21,679 *
Lee, Thomas & Linda	42,285 (106) *	13,285	29,000 *
Migliano, Gabe	21,999 (110) *	21,999	0
Minor, Steven	67,656 (111) 2%	21,256	46,400 *
Monson, Dale	42,285(112) *	13,285	29,000 *
Nix, Franklin	169,140 (114) 5%	53,140	116,000 3.12%
Nuciforo, Michael	42,285 (115) *	13,285	29,000 *
Pauzauskie, William	42,285 (116) *	13,285	29,000 *
Pension Financial (Jeffrey Elam)	42,285 (117) *	13,285	29,000 *
Power, Patrick	81,079 (119) 2%	81,079	0
Pullin, Jr Ray	16,915 (120) *	5,315	11,600 *
Reese, Larry	33,828 (121) *	10,628	23,200 *
Robert A Zyontz Charles Schwab & Co	42,285 (122) *	13,285	29,000 *
Roberts. William F & Judy D	42,285(123) *	6154	36,131 *
Rose, Mike	65,829 (124) 2%	65,829	0
Rosen, Gary B	169,140 (125) 5%	53,140	116,000 3.12%
Roughgarden, Keith W & Chris L	169,140 (126) 5%	53,140	116,000 3.12%
Ruchaber, Gary D	84,571 (127) 2%	26,571	58,000 *
Schwartz, Gerald	42,285 (128) *	6,154	36,131 *
Simineri, Karen & Michael	16,915 (129) *	5,315	11,600 *
Skovronck, Jean Paul	17,497 (130) *	17,497	0
Smyser, William E	42,618 (131) *	13,285	29,333 *
Sternberg, Ken	16,915 (132) *	5,315	11,600 *
Strom, Robert	82,412 (133) 2%	26,571	55,841 *
Stuhitiager Sr, Joseph / Scott James	169,140 (134) 5%	53,140	116,000 3.12%
Stulp, Kevin & Marie	112,504 (135) 3%	53,171	59,333 *
Wade, George A	169,140 (137) 5%	53,140	116,000 3.12%
Wagner, Thomas	487,607(138) 14%	487,607	0
Weber, David A	42,285 (139) *	13,285	29,000 *
Dana Dabney	544,560(142) 15%	404,440	140,120 3.74%
Marc & Carol Rubinger TT	79,000 (143) 2%	37,500	41,500 *
Morris Garfinkle	193,000 (144) 5%	75,000	118,000 3.17%
Terri Oram	133,000 (145) 4%	75,000	58,000 *
Brian Israel	118,900 (146) 3%	30,000	88,900 2.41%
Weir & Larson -	39,900 (148) *	22,500	17,400 *
Corad Investments	79,800 (149) 2%	45,000	34,800 *
David and Laura Livesay	47,180 (150) *	39,900	7,280 *
Jack & Janet Stulp	26,600 (152) *	26,600	0
Dieter Schmidtke	26,600 (153) *	26,600	0
Loeb & Loeb	931,000 (156) 26%	931,000	0
Steve Drake	53,200 (157) *	53,200	0
Thomas Gibbons	66,500 (158) 2%	66,500	0
Wade Woodard	79,800 (159) 2%	79,800	0
Robert Wegner	46,550 (160) *	46,550	0
Dearborn Asset Management Services	457,520 (161) 13%	457,520	0
Brightline Ventures I, LLC	10,141,250 (162) 69%	10,141,250	0
Bruce & Karen Lippa	79,800 (164) 2%	79,800	0
Michaelson Family Trust	26,600 (165) *	26,600	0
Rancho Vista De Dios -E&D Michaelson	26,600 (166) *	26,600	0
Mary Schmidtke	72,425(167) 2%	66,500	5,925 *
Leonard D Perlman	50,762 (168) *	30,000	20,762 *
Clyde J Berg	266,000 (169) 7%	266,000	0
Stan Raymond	66,500 (170) 2%	66,500	0
Jack Stewart	91,500 (171) 3%	66,500	25,000 *
Garfinkle, Matthew B	186,200 (172) 5%	186,200	0
Trim,Ryan & Julie	79,800 (173) 2%	79.800	0
Jacobs, Gary & Carolyn	266,000(174) 7%	266,000	0
Novak, Ronald & Joyce	133,000(175) 4%	133,000	0
Jacobsen, Frummen & Marion	266,000(176) 7%	266,000	0
Wilen, Jack	133,000(177) 4%	133,000	0
Akman, Larry	133,000 (178) 4%	133,000	0
Legends Securities Inc.	17,500 *	17,500	0
Corporate Capital Group Int’l Ltd.	211,400 (179) 6%	211,400	0
MWC	10,000 (180) *	10,000	0

* Less than one percent.

(1) Except as otherwise  indicated,  each Selling Stockholder named in the table has sole voting and investment  power with respect to all shares of common stock beneficially owned by such shareholder.  The numbers and  percentages  shown include (a) the shares of common stock  actually  owned as May 10, 2010 and (b) the  shares  of  common  stock  which  the  person or group had the right to acquire within 60 days  upon the  exercise  of  warrants  held by such  Selling Stockholder on May 10, 2010.  In calculating  the  percentage of ownership,  all shares  of common  stock  that the  identified  person or group had the right to acquire  within 60 days  upon the  exercise  of  warrants held by such Selling Stockholder are deemed to be outstanding  for the  purpose of  computing  the percentage of the shares of common stock owned by such person or group,  but are not deemed to be outstanding  for the purpose of computing the percentage of the shares of common stock owned by any other person or group.
(2) Intentionally left blank.
(3) Includes 100,000 shares issuable upon conversion of a convertible note, 16,000 shares issuable as interest at maturity, 8,766 shares issuable upon exercise of warrants at $13.69 per share, and 24,615 shares issuable upon exercise of warrants at $1.00.
(4) Includes 50,000 shares issuable upon conversion of a convertible note, 8,000 shares issuable as interest at maturity, 10,417 shares issuable upon exercise of warrants at $.01 per share, 3,846 shares issuable upon exercise of warrants at $.30 per share, 12,308 shares issuable upon exercise of warrants at $1.00 per share and 2,191 shares issuable upon exercise of warrants at $13.69 per share.
(5) Includes 100,000 shares issuable upon conversion of a convertible note, 16,000 shares issuable at maturity as interest on the convertible note, 20,833 shares issuable upon exercise of warrants at $.01 per share, 7,692 shares issuable upon exercise of warrants at $.30 per share, 24,615 shares issuable upon exercise of warrants at $1.00 per share and 2,191 shares issuable upon exercise of warrants at $13.69 per share.
(6) Includes 25,000 shares issuable upon conversion of a convertible note, 4,000 shares issuable as interest at maturity, 547 shares issuable upon exercise of warrants at $13.69 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(7)  Includes 50,000 shares issuable upon conversion of a convertible note, 8,000 shares issuable as interest at maturity, 1,094 shares issuable upon exercise of warrants at $13.69 per share and 12,308 shares issuable upon exercise of warrants at $1.00 per share.
(8) Includes 6,575 shares issuable upon exercise of warrants at $13.69 per share.  Carl J. Sagasser has sole voting and investment control over the shares held by Carl J. Sagasser Living Trust.
(9) Includes 75,000 shares issuable upon conversion of a convertible note, 12,000 shares issuable at maturity as interest on the convertible note, 15,625 shares issuable upon exercise of warrants at $.01 per share, 5,769 shares issuable upon exercise of warrants at $.30 per share, 18,461 shares issuable upon exercise of warrants at $1.00 per share and 3,288 shares issuable upon exercise of warrants at $13.69 per share.
(10) Includes 10,957 shares issuable upon exercise of warrants at $13.69 per share.
(11) Includes 10,957 shares issuable upon exercise of warrants at $13.69 per share.
(12) Includes 2,191 shares issuable upon exercise of warrants at $13.69 per share.
(13) Includes 2,191 shares issuable upon exercise of warrants at $13.69 per share.
(14) Includes 4,382 shares issuable upon exercise of warrants at $13.69 per share.
(15) Includes 4,382 shares issuable upon exercise of warrants at $13.69 per share.
(16) Includes 2,191 shares issuable upon exercise of warrants at $13.69 per share.
(17) Includes 100,000 shares issuable upon conversion of a convertible note, 16,000 shares issuable as interest at maturity, 20,833 shares issuable upon exercise of warrants at $.01 per share, 7,692 shares issuable upon exercise of warrants at $.30 per share, 24,615 shares issuable upon exercise of warrants at $1.00 per share and 2,191 shares issuable upon exercise of warrants at $13.69 per share.
(18) Includes 25,000 shares issuable upon conversion of a convertible note, 4,000 shares issuable as interest at maturity, 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share, 6,154 shares issuable upon exercise of warrants at $1.00 per share and 2,191 shares issuable upon exercise of warrants at $13.69 per share.
(19) Includes 100,000 shares issuable upon conversion of a convertible note, 16,000 shares issuable as interest at maturity of the convertible note, 20,833 shares issuable upon exercise of warrants at $.01 per share, 7,692 shares issuable upon exercise of warrants at $.30 per share, 24,616 shares issuable upon exercise of warrants at $1.00 per share and 1,094 shares issuable upon exercise of warrants at $13.69 per share.
(20) Includes 547 shares issuable upon exercise of warrants at $13.69 per share. Patrick J. Monahan has sole voting and investment control over the shares held by Patrick J. Monahan Revocable Trust.
(21) Includes 4,382 shares issuable upon exercise of warrants at $13.69 per share.
(22) Includes 25,000 shares issuable upon conversion of a convertible warrant, 4,000 shares issuable as interest upon maturity of the convertible note, 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share, 6,154 shares issuable upon exercise of warrants at $1.00 per share and 4,382 shares issuable upon exercise of warrants at $13.69 per share.
(23) Includes 6,575 shares issuable upon exercise of warrants at $13.69 per share.
(24) Includes 50,000 shares issuable on conversion of a convertible note, 8,000 shares issuable as interest at maturity of the convertible note, Includes 10,417 shares issuable upon exercise of warrants at $.01 per share, 3,846 shares issuable upon exercise of warrants at $.30 per share and 12,308 shares issuable upon exercise of warrants at $1.00 per share and 2,191 shares issuable upon exercise of warrants at $13.69 per share.
(25) Includes 5,478 shares issuable upon exercise of warrants at $13.69 per share.
(26) Includes 547 shares issuable upon exercise of warrants at $13.69 per share.
(27) Includes 2,191 shares issuable upon exercise of warrants at $13.69 per share.
(28) Includes 3,288 shares issuable upon exercise of warrants at $13.69 per share.
(29) Includes 20,819 shares issuable upon exercise of warrants at $13.69 per share.
(30) Includes 2,191 shares issuable upon exercise of warrants at $13.69 per share.
(31) Includes 2,191 shares issuable upon exercise of warrants at $13.69 per share.
(32) Includes 2,191 shares issuable upon exercise of warrants at $13.69 per share.
(33) Includes 120,000 shares issuable upon conversion of convertible note, 19,200 shares issuable at maturity as interest on the convertible note, 30,000 shares issuable upon exercise of warrants at $1.50 per share, 20,833 shares issuable upon exercise of warrants at $.01 per share, 7,692 shares issuable upon exercise of warrants at $.30 per share and 24,615 shares issuable upon exercise of warrants at $1.00 per share, and 3,288 shares issuable upon exercise of warrants at $13.69 per share.  Mark Hershhorn has sole voting and investment control over the shares held by CKS Warehouse Group.   Mr. Hershhorn is a director of the Company.
(34) Includes 100,000 shares issuable on conversion of a convertible note, 16,000 shares issuable as interest at maturity on the convertible note, 20,833 shares issuable upon exercise of warrants at $.01 per share, 7,692 shares issuable upon exercise of warrants at $.30 per share, 24,615 shares issuable upon exercise of warrants at $1.00 per share and 4,382 shares issuable upon exercise of warrants at $13.69 per share.
 (35) Includes 200,000 shares issuable upon conversion of a convertible note, 32,000 shares issuable upon maturity of the convertible notes, 50,602 3,846 shares issuable upon exercise of warrants at $.30 per share, 49,231 shares issuable upon exercise of a warrants at $1.00 per share, and 10,957 shares issuable upon exercise of warrants at $13.69 per share
(36)  Includes 200,000 shares issuable upon conversion of a convertible note, 32,000 shares issuable as interest at maturity on the convertible note, 15,341 shares issuable upon exercise of warrants at $13.69 per share, 41,666 shares issuable upon exercise of warrants at $.01 per share, 15,385 shares issuable upon exercise of warrants at $.30 per share and 49,230 shares issuable upon exercise of warrants at $1.00 per share.  J. W. Harman has sole voting and investment control over the shares held by Cleco Corp.
 (37) Includes 25,000 shares issuable upon conversion of a convertible note, 4,000 shares issuable as interest at maturity, 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share, 6,154 shares issuable upon exercise of warrants at $1.00 per share and 2,191 shares issuable upon exercise of warrants at $13.69 per share.
(38)  Includes 4,931 shares issuable upon exercise of warrants at $13.69 per share.
(39) Includes 200,000 shares issuable upon conversion of a convertible note, 32,000 shares issuable as interest at maturity, 41,666 shares issuable upon exercise of warrants at $.01 per share, 15,385 shares issuable upon exercise of warrants at $.30 per share and 49,230 shares issuable upon exercise of warrants at $1.00 per share and 4,382 shares issuable upon exercise of warrants at $13.69 per share.  John F. Maring has sole voting and investment control over the shares held by Endevour L.P.
(40) Includes 2,191 shares issuable upon exercise of warrants at $13.69 per share.
(41) Includes 100,000 shares issuable upon conversion of  a convertible note, 16,000 shares issuable at maturity as interest on the convertible note, 20,833 shares issuable upon exercise of warrants at $.01 per share, 7,692 shares issuable upon exercise of warrants at $.30 per share,  24,615 shares issuable upon exercise of warrants at $1.00 per share and 3,288 shares issuable upon exercise of warrants at $13.69 per share.
(42) Intentionally left blank.
(43) Intentionally left blank.
(44) Intentionally left blank.

(45) Includes 40,000 shares issuable upon conversion of a convertible note, 6,400 shares issuable as interest at maturity 10,758 shares issued upon a cashless exercise of warrants at $.01 and at $.30 per share and 9,846 shares issuable upon exercise of warrants at $1.00 per share.
(46) Includes 25,000 shares issuable upon conversion of a convertible note, 4,000 shares issuable as interest at maturity 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(47) Includes 25,000 shares issuable upon conversion of a convertible note, 4,000 shares issuable as interest at maturity, 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(48) Includes 1,667 shares issuable upon exercise of warrants at $.30 per share and 15,999 shares issuable upon exercise of warrants at $1.00 per share.
(49) Includes 50,000 shares issuable upon conversion of a convertible note, 8,000 shares issuable as interest at maturity 10,417 shares issuable upon exercise of warrants at $.01 per share, 3,846 shares issuable upon exercise of warrants at $.30 per share and 12,307 shares issuable upon exercise of warrants at $1.00 per share.
(50) Includes 11,600 shares subject to our 2008 Notes together with interest thereon at maturity, 2,683 shares issued upon a cashless exercise of warrants at $.01 and $.30 per share and 2,462 shares issuable upon exercise of warrants at $1.00 per share.
(51) Includes 116,000 shares subject to our 2008 Notes together with interest thereon at maturity, 25,984  shares issued upon a cashless exercise of warrants at $.01 and at $.30 per share and 24,615 shares issuable upon exercise of warrants at $1.00 per share.
(52) Includes 17,400 shares subject to our 2008 Notes together with interest thereon at maturity, 3,125 shares issuable upon exercise of warrants at $.01 per share, 1,154 shares issuable upon exercise of warrants at $.30 per share and 3,691 shares issuable upon exercise of warrants at $1.00 per share.
(53) Includes 29,000 shares subject to our 2008 Notes together with interest thereon at maturity, 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(54) Includes 11,600 shares subject to our 2008 Notes together with interest thereon at maturity, 2,083 shares issuable upon exercise of warrants at $.01 per share, 769 shares issuable upon exercise of warrants at $.30 per share and 2,462 shares issuable upon exercise of warrants at $1.00 per share.
(55)  Intentionally left blank.
(56) Includes 11,600 shares subject to out 2008 Notes together with interest thereon at maturity, 2,069 shares issued upon a cashless exercise of warrants at $.01 and at $.30 per share and 2,462 shares issuable upon exercise of warrants at $1.00 per share.
(57) Includes 4635 shares issued upon exercise and 4636 issuable upon exercise of warrants at $1.00 per share.
(58) Includes 29,000 shares subject to our 2008 Notes together with interest thereon at maturity, 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(59) Includes 9,999 shares issuable upon exercise of warrants at $1.00 per share.
(60) Includes 31,320 shares subject to our 2008 Notes together with interest due on maturity, 7,223 shares issued upon a cashless exercise of warrants at $.01 and  at $.30 per share and 6,648 shares issuable upon exercise of warrants at $1.00 per share.
(61) Intentionally left blank.
(62)  Intentionally left blank.
(63) Includes 25,000 shares issuable upon conversion of a convertible note, 4,000 shares issuable at maturity as interest on the convertible note, 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(64) Intentionally left blank. (65) Includes 100,000 shares issuable upon the conversion of a convertible note, 16,000 shares issuable upon maturity of the convertible note, 20,833 shares issuable upon exercise of warrants at $.01 per share, 7,692 shares issuable upon exercise of warrants at $.30 per share and 24,615 shares issuable upon exercise of warrants at $1.00 per share.
(66) Includes 5,659 shares issuable upon exercise of warrants at $.30 per share and 8,496 shares issuable upon exercise of warrants at $1.00 per share.
(67) Includes 300,000 shares issuable upon conversion of a convertible note, 48,000 shares issuable at maturity as interst on the convertible note, 62,499 shares issuable upon exercise of warrants at $.01 per share, 23,074 shares issuable upon exercise of warrants at $.30 per share and 73,836 shares issuable upon exercise of warrants at $1.00 per share.
(68) Includes 25,000 shares issuable upon conversion of a convertible note, 4,000 shares issuable at maturity as interest on the convertible note, 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(69) Includes 11,600 shares subject to our 2008 Notes together with interest thereon at maturity, 2,083 shares issuable upon exercise of warrants at $.01 per share, 769 shares issuable upon exercise of warrants at $.30 per share and 2,462 shares issuable upon exercise of warrants at $1.00 per share.
(70) Intentionally left blank.
(71) Includes 11,600 shares subject to our 2008 Notes together with interest thereon at maturity, 2,083 shares issuable upon exercise of warrants at $.01 per share and 769 shares issuable upon exercise of warrants at $.30 per share and 2,462 shares issuable upon exercise warrants at $1.00 per share.
(72) Includes 116,000 shares subject to our 2008 Notes together with interest at maturity, 20,833 shares issuable upon exercise of warrants at $.01 per share 7,692 shares issuable upon exercise of warrants at $.30 per share and 24,615 shares issuable upon exercise of warrants at $1.00 per share.
(73) Includes 15,001 shares issuable upon exercise of warrants at $1.00 per share.
(74) Includes 11,600 shares subject to our 2008 Notes together with interest at maturity, 2,644 shares issued upon a cashless exercise of warrants at $.01 and at $.30 per share and 2,462 shares issuable upon exercise of warrants at $1.00 per share.
(75) Includes 58,000 shares subject to our 2008 Notes together with interest at maturity, 13,378 shares issued upon a cashless exercise of warrants at $.01 per share and at $.30 per share and 12,308 shares issuable upon exercise of warrants at $1.00 per share.
(76) Includes 290,000 shares subject to our 2008 Notes together with interest thereon at maturity, 52,083 shares issuable upon exercise of warrants at $.01 per share, 19,231 shares issuable upon exercise of warrants at $.30 per share and 61,538 shares issuable upon exercise of warrants at $1.00 per share.
(77) Intentionally left blank.
(78) Includes 46,400 shares subject to our 2008 Notes including interest at maturity, 11,410 shares issued upon exercise of warrants at $.01 and at $.30 per share and 9,846 shares issuable upon exercise of warrants at $1.00 per share.
(79) Includes 30,998 shares issuable upon exercise of warrants at $1.00 per share.
(80) Includes 29,000 shares subject to our 2008 Notes together with interest at maturity, 7,131 shares issued upon exercise of warrants at $.01 and  at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(81) Includes 116,000 shares subject to our 2008 Notes together with interest at maturity, 20,833 shares issuable upon exercise of warrants at $.01 per share, 7,692 shares issuable upon exercise of warrants at $.30 per share and 24,615 shares issuable upon exercise of warrants at $1.00 per share.
(82) Includes 11,600 shares subject to our 2008 Notes together with interest at maturity, 2,674 shares issued upon a cashless exercise of warrants at $.01 and at $.30 per share and 2,462 shares issuable upon exercise of warrants at $1.00 per share.
(83) Includes 58,000 shares subject to our 2008 Notes together with interest at maturity, 10,417 shares issuable upon exercise of warrants at $.01 per share, 3,846 shares issuable upon exercise of warrants at $.30 per share and 12,307 shares issuable upon exercise of warrants at $1.00 per share.
(84) Includes 100,498 shares issuable upon exercise of warrants at $1.00 per share.
(85) Includes 29,000 shares subject to our 2008 Notes together with interest at maturity, 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(86) Intentionally left blank. (87) Intentionally left blank.
(88) Intentionally left blank.

(89) Includes 29,000 shares subject to our 2008 Notes together with interest at maturity, 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(90) Includes 11,600 shares subject to our 2008 Notes together with interest at maturity, 2,083 shares issuable upon exercise of warrants at $.01 per share, 769 shares issuable upon exercise of warrants at $.30 per share and 2,462 shares issuable upon exercise of warrants at $1.00 per share.
(91) Includes 29,000 shares subject to our 2008 Notes together with interest at maturity, 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(92) Includes 116,000 shares subject to our 2008 Notes together with interest at maturity, 20,833 shares issuable upon exercise of warrants at $.01 per share, 7,692 shares issuable upon exercise of warrants at $.30 per share and 24,615 shares issuable upon exercise of warrants at $1.00 per share.
(93) Includes 40,000 shares issuable upon exercise of warrants at $1.00 per share,. JP Turner & Company, LLC is a registered broker dealer and FINRA member firm, located at 3060 Peachtree Road, 11th Floor, Atlanta, Georgia 30305. JP Turner & Company, LLC acted as a placement agent in connection with our offering of common stock and warrants in 2007 and 2008.  All of the shares being registered were received by JP Turner & Company, LLC as compensation for investment banking services.  JP Turner & Company, LLC distributed such warrants to JP Turner Partners, LP, an associated entity.  William L.  Mello has sole voting and investment control over shares held by JP Turner Partners, LP.
(94) Includes 89,996 shares issuable upon exercise of warrants at $1.00 per share and 8,750 shares issuable upon exercise of warrants at $.30 per share.  See also footnote 93 for information regarding JP Turner Partners, LP.
(95)  Intentionally left blank.
(96) Includes 17,400 shares subject to our 2008 Notes together with interest at maturity, 3,125 shares issuable upon exercise of warrants at $.01 per share, 1,154 shares issuable upon exercise of warrants at $.30 per share and 3,692 shares issuable upon exercise of warrants at $1.00 per share.
(97) Includes 116,000 shares subject to our 2008 Notes together with interest thereon at maturity, 25,943 shares issued upon a cashless exercise of warrants at $.01 and at $.30 per share and 24,615 shares issuable upon exercise of warrants at $1.00 per share.
(98) Includes 29,000 shares subject to our 2008 Notes together with interest at maturity, 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(99) Includes 4,997 shares issuable upon exercise of warrants at $1.00 per share.
(100) Includes 11,600 shares subject to our 2008 Notes together with interest at maturity, 2,083 shares issuable upon exercise of warrants at $.01 per share, 769 shares issuable upon exercise of warrants at $.30 per share and 2,462 shares issuable upon exercise of warrants at $1.00 per share.
(101) Includes 29,000 shares subject to our 2008 Notes together with interest at maturity, 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(102) Intentionally left blank.
(103)  Intentionally left blank
(104)  Intentionally left blank. (105) Includes 17,400 shares subject to the 2008 Note together with interest at maturity, 3,948 shares issued upon a cashless exercise of warrants at $.01 and at $.30 per share and  3,692 shares issuable upon exercise of warrants at $1.00 per share.
(106)  Includes 29,000 shares subject to our 2008 Notes together with interest at maturity, 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(107) Intentionally left blank
(108) Intentionally left blank
(109) Intentionally left blank (110) Includes 21,999 shares issuable upon exercise of warrants at $1.00 per share.
(111) Includes 46,400 shares subject to our 2008 Notes together with interest at maturity, 8,333 shares issuable upon exercise of warrants at $.01 per share, 3,077 shares issuable upon exercise of warrants at $.30 per share and 9,846 shares issuable upon exercise of warrants at $1.00 per share.
(112) Includes 29,000 shares subject to our 2008 Notes together with interest at maturity, 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(113) Intentionally left blank
(114) Includes 116,000 shares subject to our 2008 Notes together with interest at maturity, 20,833 shares issuable upon exercise of warrants at $.01 per share, 7,692 shares issuable upon exercise of warrants at $.30 per share and 24,615 shares issuable upon exercise of warrants at $1.00 per share.
(115) Includes 29,000 shares subject to our 2008 Notes together with interest at maturity, 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(116) Includes 29,000 shares subject to our 2008 Notes together with interest at maturity, 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(117) Includes 29,000 shares subject to our 2008 Notes together with interest at maturity, 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(118) Intentionally left blank.
(119) Includes 7,083 shares issuable upon exercise of warrants at $.30 per share and 73,996 shares issuable upon exercise of warrants at $1.00 per share.
(120) Includes 11,600 shares subject to our 2008 Notes together with interest at maturity, 2,083 shares issuable upon exercise of warrants at $.01 per share, 769 shares issuable upon exercise of warrants at $.30 per share and 2,462 shares issuable upon exercise of warrants at $1.00 per share.
(121) Includes 23,200 shares subject to our 2008 Notes together with interest at maturity, 4,167 shares issuable upon exercise of warrants at $.01 per share, 1,538 shares issuable upon exercise of warrants at $.30 per share and 4,923 shares issuable upon exercise of warrants at $1.00 per share.
(122) Includes 29,000 shares subject to our 2008 Notes together with interest at maturity, 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(123) Includes 29,000 shares subject to the Company’s 2008 Notes together with interest at maturity, 6,709 shares issued upon a cashless exercise of warrants at $.01 and at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(124) Includes 5,833 shares issuable upon exercise of warrants at $.30 per share and 59,996 shares issuable upon exercise of warrants at $1.00 per share.
(125) Includes 100,00 shares issuable on conversion of a convertible note, 16,000 shares issuable as interest at maturity on the convertible note, 20,833 shares issuable upon exercise of warrants at $.01 per share, 7,692 shares issuable upon exercise of warrants at $.30 per share and 24,615 shares issuable upon exercise of warrants at $1.00 per share.
(126) Includes 116,000 shares subject to our 2008 Notes together with interest at maturity, 20,833 shares issuable upon exercise of warrants at $.01 per share, 7,692 shares issuable upon exercise of warrants at $.30 per share and 24,615 shares issuable upon exercise of warrants at $1.00 per share.
(127) Includes 50,000 shares issuable on conversion of a convertible note, 8,000 shares issuable at maturity as interest on the convertible note, 10,417 shares issuable upon exercise of warrants at $.01 per share, 3,846 shares issuable upon exercise of warrants at $.30 per share and 12,308 shares issuable upon exercise of warrants at $1.00 per share.
(128) Includes 29,000 shares subject to the Company’s 2009 Note together with interest at maturity, 6,709 shares issued  upon a cashless exercise of warrants at $.01 and at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(129) Includes 11,600 shares subject to our 2008 Notes together with interest at maturity, 2,083 shares issuable upon exercise of warrants at $.01 per share, 769 shares issuable upon exercise of warrants at $.30 per share and 2,462 shares issuable upon exercise of warrants at $1.00 per share.
(130) Includes 17,497 shares issuable upon exercise of warrants at $1.00 per share.
(131) Includes 29,000 shares subject to our 2008 Notes together with interest at maturity, 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(132) Includes 2,083 shares issuable upon exercise of warrants at $.01 per share, 769 shares issuable upon exercise of warrants at $.30 per share and 2,462 shares issuable upon exercise of warrants at $1.00 per share.
(133) Includes26,571 shares issued upon exercise of warrants at $.01 per share, $.30 per share and 12,308 shares issued upon exercise of warrants at $1.00 per share.
(134) Includes 116,000 shares subject to our 2008 Notes together with interest at maturity, 20,833 shares issuable upon exercise of warrants at $.01 per share, 7,692 shares issuable upon exercise of warrants at $.30 per share and 24,615 shares issuable upon exercise of warrants at $1.00 per share.
(135) Includes 60,000 shares issuable upon conversion of convertible note, 9,600 shares issuable upon maturity of the convertible note, and 15,000 shares issuable upon exercise of warrants at $1.50 per share. Also includes 10,417 shares issuable upon exercise of warrants at $.01 per share, 3,846 shares issuable upon exercise of warrants at $.30 per share and 12,308 shares issuable upon exercise of warrants at $1.00 per share.
(136) Intentionally left blank.

(137) Includes 100,000 shares issuable on conversion of a convertible note, 16,000 share issuable at maturity as interest on the convertible note, 20,833 shares issuable upon exercise of warrants at $.01 per share, 7,692 shares issuable upon exercise of warrants at $.30 per share and 24,615 shares issuable upon exercise of warrants at $1.00 per share.
(138) Includes 23,235 shares issuable upon exercise of warrants at $.30 per share and 214,997 shares issuable upon exercise of warrants at $1.00 per share.
(139) Includes 29,000 shares subject to our 2008 Notes together with interest at maturity, 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(140) Intentionally left blank.
(141) Intentionally left blank.
(142) Includes 166,000 shares issuable upon conversion of convertible note, 26,560 shares issuable upon maturity of the convertible note, and 249,000 shares issuable upon exercise of warrants at $1.50 per share.
(143) Includes 25,000 shares issuable upon conversion of convertible note, 4,000 shares issuable upon maturity of the convertible note, and 37,500 shares issuable upon exercise of warrants at $1.50 per share.
(144) Includes 50,000 shares issuable upon conversion of convertible note, 8,000 shares issuable upon maturity of the convertible note, and 75,000 shares issuable upon exercise of warrants at $1.50 per share.  Mr. Garfinkle is a director of the Company.
(145) Includes 50,000 shares issuable upon conversion of convertible note, 8,000 shares issuable upon maturity of the convertible note, and 75,000 shares issuable upon exercise of warrants at $1.50 per share.
(146) Includes 20,000 shares issuable upon conversion of convertible note, 3,200 shares issuable upon maturity of the convertible note, and 30,000 shares issuable upon exercise of warrants at $1.50 per share.  Mr. Israel is a director of the Company.
(147) Intentionally left blank.
(148) Includes 15,000 shares issuable upon conversion of convertible note, 2,400 shares issuable upon maturity of the convertible note, and 22,500 shares issuable upon exercise of warrants at $1.50 per share.
(149) Includes 30,000 shares issuable upon conversion of convertible note, 4,800 shares issuable upon maturity of the convertible note, and 45,000 shares issuable upon exercise of warrants at $1.50 per share.
(150) Includes 15,000 shares issuable upon conversion of convertible note, 2,400 shares issuable upon maturity of the convertible note, and 22,500 shares issuable upon exercise of warrants at $1.50 per share.
(151) Intentionally left blank.
(152) Includes 10,000 shares issuable upon conversion of convertible note, 1,600 shares issuable upon maturity of the convertible note, and 15,000 shares issuable upon exercise of warrants at $1.50 per share.
(153) Includes 10,000 shares issuable upon conversion of convertible note, 1,600 shares issuable upon maturity of the convertible note, and 15,000 shares issuable upon exercise of warrants at $1.50 per share.
(154) Intentionally left blank. (155) Intentionally left blank.
(156) Includes 350,000 shares issuable upon conversion of convertible note, 56,000 shares issuable upon maturity of the convertible note, and 525,000 shares issuable upon exercise of warrants at $1.50 per share.
(157) Includes 20,000 shares issuable upon conversion of convertible note, 3,200 shares issuable upon maturity of the convertible note, and 30,000 shares issuable upon exercise of warrants at $1.50 per share.
(158) Includes 25,000 shares issuable upon conversion of convertible note, 4,000 shares issuable upon maturity of the convertible note, and 37,500 shares issuable upon exercise of warrants at $1.50 per share.
(159) Includes 30,000 shares issuable upon conversion of convertible note, 4,800 shares issuable upon maturity of the convertible note and 45,000 shares issuable upon exercise of warrants at $1.50 per share.
(160) Includes 17,500 shares issuable upon conversion of convertible note, 2,800 shares issuable upon maturity of the convertible note, and 26,250 shares issuable upon exercise of warrants at $1.50 per share.
(161) Includes 172,000 shares issuable upon conversion of convertible note, 27,520 shares issuable upon maturity of the convertible note, and 258,000 shares issuable upon exercise of warrants at $1.50 per share.
(162) Includes 3,812,500 shares issuable upon conversion of convertible note, 610,000 shares issuable upon maturity of the convertible note, and 5,718,750 shares issuable upon exercise of warrants at $1.50 per share.
(163) Intentionally left blank.
(164) Includes 30,000 shares issuable upon conversion of convertible note, 4,800 shares issuable upon maturity of the convertible note, and 45,000 shares issuable upon exercise of warrants at $1.50 per share.
(165) Includes 10,000 shares issuable upon conversion of convertible note, 1,600 shares issuable upon maturity of the convertible note, and 15,000 shares issuable upon exercise of warrants at $1.50 per share.
(166) Includes 10,000 shares issuable upon conversion of convertible note, 1,600 shares issuable upon maturity of the convertible note, and 15,000 shares issuable upon exercise of warrants at $1.50 per share.
(167) Includes 25,000 shares issuable upon conversion of convertible note, 4,000 shares issuable upon maturity of the convertible note, and 37,500 shares issuable upon exercise of warrants at $1.50 per share.
(168) Includes 30,000 shares issuable upon exercise of warrants at $1.50 per share.
(169) Includes 100,000 shares issuable upon conversion of convertible note, 16,000 shares issuable upon maturity of the convertible note, and 150,000 shares issuable upon exercise of warrants at $1.50 per share.
(170) Includes 25,000 shares issuable upon conversion of convertible note, 4,000 shares issuable upon maturity of the convertible note, and 37,500 shares issuable upon exercise of warrants at $1.50 per share.
(171) Includes 25,000 shares issuable upon conversion of convertible note, 4,000 shares issuable upon maturity of the convertible note, and 37,500 shares issuable upon exercise of warrants at $1.50 per share.
(172) Includes 70,000 shares issuable upon conversion of a convertible note, 11,220 shares issuable upon maturity of the convertible note, and 105,000 issuable upon exercise of warrants at $1.50.
(173) Includes 30,000 shares issuable upon conversion of a convertible note, 4800 shares issuable upon maturity of the convertible note, and 45,000 shares issuable upon exercise of warrants at $1.50.
(174) Includes 100,000 shares issuable upon conversion of a convertible note, 16,000 shares issuable upon maturity of the convertible note, and 150,000 shares issuable upon exercise of warrants at $1.50.
(175) Includes 50,000 shares issuable upon conversion of a convertible note, 8,000 shares issuable upon maturity of the convertible note, and 75,000 shares issuable upon exercise of warrants at $1.50.
(176) Includes 100,000 shares issuable upon conversion of a convertible note, 16, 000 shares issuable upon maturity of the convertible note, and 150, 000 shares issuable upon exercise of warrants at $1.50
(177) Includes 50,000 shares issuable upon conversion of a convertible note, 8,000 shares issuable upon maturity of the convertible note, and 75,000 shares issuable upon exercise of warrants at $1.50.
(178) Includes 50,000 shares issuable upon conversion of a convertible note, 8,000 shares issuable upon maturity of the convertible note, and 75,000 shares issuable upon exercise of warrants at $1.50.
(179) Includes 211,400 shares issuable upon exercise of warrants at $1.50.
(180) Includes 10,000 shares issuable upon exercise of warrants at $1.50.

PLAN OF DISTRIBUTION

The selling shareholders (the “Selling Shareholders”), which, as used herein, includes donees, pledgees,  transferees or other  successors-in-interest of a Selling Stockholder selling shares of Common  Stock or interests in shares of Common Stock received after the date of this prospectus from a Selling Shareholder as a gift, pledge, partnership distribution or other transfer) may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests in shares of Common  Stock on any stock exchange, market or  trading facility on which the shares are traded or in private  transactions.  These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing  market price, at varying prices determined at the time of sale, or at negotiated prices.  The Selling Shareholders may use any one or more of the following  methods when disposing of shares or interests therein:
	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

	an exchange distribution in accordance with the rules of the applicable exchange;

	privately negotiated transactions;

	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

	broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share; and a combination of any such methods of sale.

The Selling Shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock,  from time to time, under this Prospectus, or under an amendment to this Prospectus under Rule 424(b)(3) or other  applicable provision of the 1933 Act  amending  the list of  Selling Shareholders to include the pledgee, transferee or other  successors-in- as Selling Shareholders under this Prospectus.  The Selling Shareholders also may transfer the shares of Common Stock in other circumstances,  in which case the transferees, pledgees or other successors-in-interest will be the selling, beneficial owners for purposes of this Prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling  Shareholders  (or, if any  broker-dealer acts as agent for the purchaser of shares, from the  purchaser) in amounts to be negotiated.  The Selling Shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

In connection with the sale of our Common Stock or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the  positions they assume.  The Selling Shareholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to  broker-dealers that in turn may sell these  securities.  The Selling Shareholders may also enter into option or other transactions with broker-dealers  or other  financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this Prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders will receive the aggregate proceeds from the sale of the Common Stock  offered by them. The aggregate proceeds to the Selling Shareholders from the sale of the Common  Stock  offered  by them will be the purchase price of the Common Stock less discounts or commissions, if any.  Each of the Selling Shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents.  We will not receive any of the proceeds from the sale of Common Stock in this  offering.  We may receive proceeds from holders who exercise their warrants and pay the applicable cash exercise price in connection with those exercises.

The Selling Shareholders also may resell all or a portion of the shares in open market transactions  in  reliance  upon Rule 144 under the 1933 Act rather than under this Prospectus, provided that they meet the criteria and conform to the requirements of that rule.

The Selling Shareholders and any underwriters, broker-dealers or agents that participate in the sale of the Common Stock or interests therein may be “underwriters” within the meaning of Section 2(11)  of the 1933  Act.  Any discounts, commissions, concessions  or profit  they earn on any resale of the shares may be underwriting discounts and commissions under the 1933 Act.  Selling Shareholders who are  “underwriters” within the meaning of Section 2(11) of the 1933 Act will be subject to the prospectus delivery requirements of the 1933 Act.

To the extent required  the shares of our Common Stock to be sold, the names of the Selling Shareholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a  post-effective amendment to the registration statement that includes this Prospectus.

In order to comply with the securities laws of some states,  if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed  brokers or dealers.  In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from  registration  or  qualification  requirements is available and is complied with.

We have advised the Selling Shareholders that the anti-manipulation rules of Regulation M under the 1934 Act may apply to sales of shares in the  market and to the activities of the Selling Shareholders and their affiliates.  In addition, we will make copies of this Prospectus (as it may be supplemented or amended from time to time) available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the 1933 Act.  The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving  the sale of the shares of Common Stock against certain  liabilities, including liabilities arising under the 1933 Act.

We will pay all of the expenses incident to registration other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We will pay for offering expenses including the SEC registration fee, accounting fees, legal fees, printing expenses and other related have agreed to indemnify the Selling Shareholders against liabilities, including liabilities under the 1933 Act and state  securities  laws, relating to the registration of the shares offered by this Prospectus.

We have agreed with the Selling Shareholders to keep the  registration statement of which this Prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this Prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144 without any restrictions of the 1933  Act.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The following table sets forth, for the periods indicated, the high and low closing prices for our common stock, as quoted for trading on the American Stock Exchange under the symbol “ZTM” and on the Over-the-Counter Bulletin Board under the symbol “ZTMH” and “ZTHO.” Our common stock began trading on the American Stock Exchange on March 31, 2004.  On September 16, 2008, our Company moved from the American Stock Exchange and began trading on the Over-the-Counter Bulletin Board.  As of the close of business on February 6, 2009, the Company effectuated a one-for-thirty (1:30) reverse stock split.  All prices in the following table reflect post-reverse split prices.

	Common Stock
Quarter Ended	High	Low
2008
March 31, 2008	$14.40	$6.30
June 30, 2008	$10.80	$3.60
September 30, 2008	$6.90	$0.90
December 31, 2008	$4.50	$0.60

2009
March 31, 2009	$1.50	$0.25
June 30, 2009	$2.20	$0.99
September 30, 2009	$1.11	$0.79
December 31, 2009	$2.00	$0.62
2010
March 31, 2010	$1.95	$0.99
May 10, 2010	$1.20	$0.90

As of May 10, 2010, there were approximately 5,424 record holders of the common stock.  This number does not include shareholders whose shares are held in securities position listings.  We have never paid any dividends on our common stock and do not anticipate paying any dividends in the foreseeable future.  Our 8% Convertible Notes issued in 2008, 2009 and 2010 restrict our ability to pay dividends without the consent of the Noteholders.

EQUITY COMPENSATION PLAN INFORMATION

(AS OF DECEMBER 31, 2009)

NUMBER OF SHARES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN 1ST PLAN CATEGORY COLUMN

Equity compensation plans approved by security holders (consisting of the 2004 Stock Incentive Plan):

1,405,062 (2)	$0.66	18,471,605 (1)

(1)	Reflects 20,000,000 shares registered under the plan less the outstanding options less 123,333 shares issued to external directors under the Plan.

(2)
On or about May 10, 2010, the Company rescinded by mutual agreement all stock options issued in 2009 that had an exercise price below $1.00 to be null and void from inception.  In total 1,320,000 stock options were rescinded.  In consideration for such, the Company issued 1,882,500 stock options to employees, of which 1,567,500 were issued with an exercise price of $1.01, and 315,000 were issued with a strike price of $1.10.

Plans not approved by shareholders:  None

DESCRIPTION OF CAPITAL STOCK

Our authorized capitalization consists of 200,000,000 shares of common stock, $.00005 par value per share, and 50,000,000 shares of preferred stock of which 5,000,000 have been designated Series A and 1,000,000 have been designated Series I. As May 1, 2010 none of the preferred have been issued.

COMMON STOCK

We have 3,603,217 shares of our common stock issued and outstanding as of May 10, 2010. In addition we have warrants to purchase 11,755,218 shares of our common stock at prices ranging from $30.00 to $0.01 per share.

Voting Rights. The holder of a share of common stock is entitled to one vote for all purposes. Cumulative voting is permitted in the election of directors. Accordingly, every shareholder has the right to vote the number of shares owned by him for as many persons as there are directors to be elected, or to cumulate their shares, and give one candidate as many votes as the number of directors multiplied by the number of his/her shares, or to distribute them on the same principle among as many candidates as the shareholder desires. On all matters, other than the election of directors a vote of majority of the votes cast, except where the Illinois Business Corporation Act prescribes a greater percentage of votes and/or exercise of voting power, such as an amendment of our Articles of Incorporation..

Dividend Rights. Subject to preferential rights with respect to future outstanding Preferred Stock, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. We have never paid any dividends on our common stock. The declaration in the future of any cash or stock dividends will be at the discretion of the board of directors and will depend upon the earnings, capital requirements, and financial position of the Company, general economic conditions, and other pertinent factors. In addition the 8% Convertible Notes of the Company issued in 2008 and 2009 restrict the Company’s ability to pay dividends. The Series A and the Series I Convertible Preferred Stock of the Company also restricts the Company’s ability to pay dividends on its common stock. There is no assurance that any dividends will be paid in the future as we have no present plans to pay dividends.

Liquidation Rights. In the event of a liquidation, dissolution or winding up, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights and have no rights to convert their Common Stock into any other securities.

Preemptive Rights, Conversion Rights, Redemption Provisions, Sinking Fund Provision and Liability to Further Calls and Assessments. There are no preemptive or conversion rights, redemption provisions, or sinking fund provisions relating to the common stock. All currently outstanding shares of common stock are fully paid and nonassessable. The rights of holders of the existing class of common stock may in the future become subject to prior and superior rights and preferences of the Series A and Series I as well as any other series that the board of directors may establish.

PREFERRED STOCK.

The Company has authority to issue 10,000,000 shares of Preferred Stock.  As of the date hereof, there are no shares of the Company’s Preferred Stock outstanding. The Company’s board of directors may issue the authorized Preferred Stock in one or more series and may fix the number of shares of each series of Preferred Stock.  The board of directors also has the authority to set the voting powers, designations, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, including the dividend rights, dividend rate, terms of redemption, redemption price or prices, conversion and voting rights and liquidation preferences. Preferred Stock can be issued and its terms set by the board of directors without any further vote or action by the Company’s shareholders.  The Board of Directors has authorized a Series A preferred stock which it currently has no intention to issue. It has also authorized a Series I 8% Convertible Preferred Stock for a maximum of 1,000,000 shares of the Series I. Payment of the dividend, mandatory redemption and any provisions requiring payment on the Preferred Stock are deferred (the “Deferral”) until the 2008 Notes (as defined below) due in 2010 and the 2009 Notes due in 2011 and 2012  (collectively the “Notes”) are paid in full. Such Deferral, even if the maturity dates on the Notes are extended, will not constitute a default under the Preferred Stock terms.

Dividend Provisions.  Subject to the Deferral, the holders of shares of Series I Preferred Stock are entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in shares of common stock of the Company, or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock) on the shares of Common Stock, at the rate of 8% of $5.00 per share (the “Original Series I Issue Price”) per annum, payable in shares of the Common Stock, at the option of the Holder, either quarterly or on the Redemption Date (as hereinafter defined).  The Original Series I Issue Price of the Series I Preferred Stock is $5.00 per share.  The initial Conversion Price is $1.00.  Dividends accrue on each share from the date of issuance of the Series I Preferred Stock(the “Issuance Date”), and accrue from day to day, whether or not earned or declared.  Dividends are cumulative.

Liquidation  Preference.  In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, subject to the rights of a series of preferred stock that may from time to time come into existence, the holders of Series I Preferred  Stock are entitled to receive ratably, prior to and in preference to any distribution of any of the assets of the Company to the holders of Common Stock, an amount per share equal to the sum of (i) the Original Series I Issue Price, ($5.00) for each outstanding share of Series I Preferred Stock and (ii) accrued but unpaid dividends on such share.  A liquidation, dissolution or winding up of the Company shall be deemed to be occasioned by, or to include, (A) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but, excluding any merger effected exclusively for the purpose of changing the domicile of the Company); or (B) a sale of all or substantially all of the assets of the Company; unless the Company’s shareholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Company’s acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity (each of such events, a “Deemed Liquidation Event”). In any of such events, if the consideration received by the Company is other than cash, its value will be deemed its fair market value.

Redemption. Subject to the rights of preferred stock which may from time to time come into existence and the Deferral referred to above,  the Company shall redeem, pro rata, from any source of funds legally available therefor, the Series I Preferred Stock 24 months after the Issuance Date of each share of such Series I Preferred Stock (the “Series I Redemption Date”).  The redemption by the Company must be paid  in cash in exchange for the shares of Series I Preferred Stock to be redeemed in an amount equal to the  sum of  $5.00 per share of Series I Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all accrued or accumulated but unpaid dividends, on such shares payable in the shares of the Common Stock (the “Series I Redemption Price”).  Conversion.  Each share of Series I Preferred Stock shall be convertible, at the option of the Holder thereof, at any time after the date of issuance of such share and on or prior to the fifth day prior to the Redemption Date, if any, at the office of the Company or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (x) the Original Series I Issue Price plus the amount represented by accrued but unpaid dividends on such share by (y) the Conversion Price (as defined below)  applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion.

Conversion Price/Adjustment. The initial Conversion Price per share for shares of Series I Preferred Stock is $1.00 , subject to adjustment, stock splits and combinations, certain dividends and distributions; reclassification, exchange or substitution, reorganization, merger, consolidation or sales of assets. In addition, in the event that the Company sells or issues Common Stock after the Issuance Date at a price less than the Conversion Price in effect immediately prior to such sale or issuance, then the Conversion Price shall be reduced immediately thereafter so that it shall equal the price at which such Conversion Shares are sold or issued, as applicable.  Subject to the readjustment provisions hereinafter set forth, in case the Company shall at any time after the Issuance Date issue options, rights or warrants to subscribe for Common Stock, or issue any securities convertible into or exchangeable for Common Stock (collectively the “Rights”), for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Rights, or without consideration, the Conversion Price in effect immediately prior to the issuance of such Rights, shall be reduced to the price established for such Rights that entitle the holders thereof to receive Common Stock . Readjustment Provisions.  If (i)any change shall occur in the price per share provided for in any of the Rights: (ii) any change shall occur in the price per share at which the securities referred to in this subsection are exchangeable; (iii) any of the Rights are exercised in an amount or at a price different from the assumed aggregate maximum number of shares or the minimum purchase price provided in this subsection; or (iv) any of the Rights are cancelled or expire without being exercised, then (x) such Rights, as the case may be, shall be deemed to have been cancelled, expired or terminated on the date when such price change, exercise or expiration became effective in respect to shares not theretofore issued pursuant to the exercise or exchange thereof, (y) the Company shall be deemed to have issued upon such date new Rights at the new price in respect of the number of shares issuable upon the exercise of such Rights, and (z) the adjustment to Conversion Price provided in this subsection shall be recalculated as if the original issuance causing the prior adjustment to Conversion Price had not occurred. Consequently,  if the Rights are subsequently modified, cancelled or expire without exercise, any adjustment previously made to the Conversion Price shall be readjusted to reflect such modification, cancellation and or expiration.  Any reset of the Conversion Price shall not reduce the Conversion Price below $0.10.

No Adjustment of Conversion Price in Certain Cases. No adjustment of the Conversion Price shall be made:

(A)  Upon issuance or sale of the Series I Preferred Stock, or the warrants and warrant shares issued in connection with the issuance of the Series I Preferred Stock, or shares of Common Stock issuable upon exercise of other options, warrants and convertible securities outstanding as of the Issuance Date of the Series I Preferred Stock.

(B)  Upon the issuance or sale of any shares of capital stock, or the grant of options exercisable therefor, outstanding as of, or granted, exercised, issued or issuable on or after the first issuance of the Series I Preferred Stock, to directors, officers, employees, advisers and consultants of the Corporation or any subsidiary pursuant to any incentive or non-qualified stock option plan or agreement, stock purchase plan or agreement, stock restriction agreement or restricted stock plan, employee stock ownership plan (ESOP), consulting agreement, stock appreciation right (SAR), stock depreciation right (SDR), bonus stock arrangement, or such other similar compensatory options, issuances, arrangements, agreements or plans approved by the Board of Directors of the Corporation.

(C) Upon the issuance of any shares of capital stock or the grant of warrants or options (or the exercise thereof) as consideration for mergers (other than as referred to in Subsection D. 4. (a) (iv) above), acquisitions, strategic alliances and other commercial transactions, other than in connection with a financing transaction.

(D)  If the amount of said adjustment shall be less than one cent ($0.01) per security issuable upon conversion of the Series I Preferred Stock; provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least one cent ($0.01) per security issuable upon conversion of the Series I Preferred Stock.

If the Company fails for any reason to deliver to any Holder any certificate or certificates by the fifth Trading Day after the Conversion Date, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of the amount of the Redemption Price for the shares of the Series I Preferred Stock being converted, $5 per Trading Day (increasing to $10 per Trading Day after five Trading Days after such damages begin to accrue) for each Trading Day after such fifth Trading Day until such certificates are delivered.

Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion.  In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder any certificate or certificates required by the fifth Trading Day after the Conversion Date, and if after such fifth Trading Day the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which the Holder anticipated receiving upon such conversion (a “Buy-In”), then the Company shall (i) pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (x) the Holder’s total Original Series I Issue Price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder anticipated receiving from the conversion at issue multiplied by (2) the actual sale price of the Common Stock at the time of the sale (including brokerage commissions, if any) giving rise to such purchase obligation and (ii) at the option of the Holder, either reissue  Series I Preferred Stock in an amount equal to the Original Series I Issue Price of the attempted conversion or deliver to the Holder the number of shares Common Stock that would have been issued had the Company timely complied with its delivery requirements.

Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series I Preferred Stock.  In lieu of any fractional shares to which a Holder would otherwise be entitled, the Company shall pay in cash any remainder resulting from after the number of whole Common Stock is determined as a result of any conversion.  If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a Common Share, one whole Common Share.

Voting Rights. The Holder of each share of Series I Preferred Stock shall not have the have the right to vote except as expressly set forth under the section entitled  “Waiver” below  and as may be required under the Illinois Business Company Act.

Waiver. Any of the rights, powers, preferences and other terms of the Series I Preferred Stock may be amended or waived on behalf of all holders of the Series I Preferred Stock by the affirmative written consent or vote of the holders of at least a simple majority of the Series I Preferred Stock then outstanding.

Protective Provisions. The terms of the Series I Preferred Stock also contain provisions, subject to the rights of the holders of other series of preferred stock,  which prohibit the Company from taking certain actions as long as at least 1,200,000 shares of the Series I Preferred stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) or 30% of the total number of shares of the Series I Preferred Stock issued, whichever is less, are outstanding, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the  then outstanding shares of the Series I Preferred Stock.

8% CONVERTIBLE SECURED NOTES ISSUED IN 2008

The 8% Convertible Notes (the “2008 Notes”) are convertible at any time until maturity, at the election of the 2008 Note holder, into shares of Common Stock at the rate of $1.00 per share (or 100,000 shares per each Unit investment of $100,000).  The 2008 Notes mature in 2010. The conversion price is subject to adjustment on the basis of a full ratchet anti-dilution provision. At maturity, the 2008 Note holders will have the option to convert their 2008 Note in full to Common Stock or will be entitled to be repaid the principal amount of the 2008 Note in cash.  The 2008 Notes bear interest, payable in Common Stock at the rate of 8% per annum, payable in shares of Common Stock at the election of the Holder quarterly in arrears or upon maturity.  The number of Common Shares to be issued to the Holder is equal to the result obtained by dividing (x) the amount of interest accrued by (y) the Conversion Price.  The 2008 Notes are secured by a first lien on all assets of the Company for so long as the 2008 Notes remain outstanding. The 2008 Notes restrict that Company’s ability to take certain actions including paying dividends or redeeming its capital stock.  The 2008 Notes rank pari passu, with the 2009 Notes described below.  At maturity, interest on the 2008 Notes would be convertible into an additional 713,120 shares. The 2008 Notes do not confer any voting rights or any other rights as a Company stockholder The Company entered into registration rights agreements with the holder of the 2008 Notes covering the shares of common stock issuable upon conversion of the 2008 Notes and exercise of the 2008 warrants that were issued in connection with the purchase of the 2008 Notes.  The foregoing description is qualified in its entirety by reference to a copy of the form of the 2008 Notes and related documentation filed with the SEC as an exhibit to the Company’s Current Report on Form 8-K on June 24, 2008.

8% CONVERTIBLE SECURED NOTES ISSUED IN 2009

The 8% Convertible Notes (the “2009 Notes”) are convertible at any time until maturity, at the election of the Note holder, into shares of Common Stock at the rate of $1.00 per share (or 10,000 shares per each Unit investment of $10,000).  The 2009 Notes mature in 2011 and 2012.  At maturity, the 2009 Note holders will have the option to convert their 2009 Note in full to Common Stock or will be entitled to be repaid the principal amount of the Note in cash.  The 2009 Notes bear interest, payable in Common Stock at the rate of 8% per annum, payable in common stock, at the option of the holder either quarterly or upon maturity.  The 2009 Notes are secured by a first lien on all assets of the Company for so long as the Notes remain outstanding.  The Notes restrict the Company’s ability to take certain actions including, paying dividends or redeeming its capital stock. The 2009 Notes rank  pari passu with the 2008 Notes.  The 2009 Notes do not confer any voting rights or any other rights as a Company stockholder. The 2009 Notes, warrants and the other documents comprising the 2009 offering were amended to conform to the terms and conditions of the 2008 Notes and related documents and agreements, including a registration rights agreement and full ratchet anti dilution conversion and exercise price adjustment provisions applicable to the 2009 Note and the warrant; as well as the payment of interest on the Notes in Common Stock, at the option of the holder, quarterly or at maturity rather than just at maturity. The 2009 Notes may be amended or modified and the observance of any term may be waived, with the consent of the holders of 2009 Notes representing a majority of the aggregate outstanding principal.  At maturity, interest on the 2009 Notes will be convertible into an additional 884,442 shares. The foregoing description is qualified in its entirety by reference to a copy of the form of the 2009 Notes, as amended,  and the related documentation, filed as an exhibit to the Company’s Current Report on Form 8-K with the SEC on October 16, 2009.

WARRANTS AND VARIABLE PRICE 11,755,218 shares of Common Stock issuable upon exercise of warrants outstanding, including warrants for  83,333 shares  at a variable price equal to the lowest twelve-trading-day average closing price of our Common Stock at any point between February 13, 2008 and February 8, 2011, as elected by the holder (the “Variable Warrants”), expiring  February 8, 2011.  Any exercise of the Variable Warrants could be at a substantial discount to the then-current market price, which could result in charges to earnings and substantial dilution to existing shareholders.

2008 Warrants
The following is a summary of certain provisions of the two types of warrants issued by the Company in connection with a private placement effected at various dates in 2008 (the “2008 Warrants”).  This summary does not purport to be complete and is qualified in all respects by reference to the actual text of the Warrants, the forms of which were filed as exhibits to the Company’s Current Report on Form 8-K filed with the SEC on June 24, 2008. Each 2008 Warrant entitles the holder thereof to purchase shares of Common Stock, at any time until five years from the date of issuance, at a per share price of $0.30 for the $0.30 Warrants and $4.80 per share for the $4.80 Warrants, subject to certain adjustments. No fractional shares will be issued upon the exercise of the 2008 Warrants.  The exercise price and the number of shares of Common Stock purchasable upon the exercise of the Warrants are subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations or reclassifications of the Common Stock. Additionally, an adjustment would be made in the case of a reclassification or exchange of Common Stock, consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving corporation) or sale of all or substantially all of the assets of the Company in order to enable holders of the 2008 Warrants to acquire the kind and number of shares of stock or other securities or property receivable in such event by a holder of the number of shares of Common Stock that might otherwise have been purchased upon the exercise of the 2008 Warrant.  The 2008 Warrants also contain a full ratchet anti-dilution adjustment that is applicable upon the Company issuing certain stock or warrants for a consideration per share less than the exercise price in effect immediately prior to the issuance or sale of such shares. No adjustment to the number of shares and exercise price of the shares subject to the Warrants will be made for dividends (other than stock dividends), if any, paid on the Company’s Common Stock as well as certain other events set forth  in the 2008 Warrants.  The Warrants do not confer upon holders any voting, dividend or other rights as shareholders of the Company.

2009 Warrants
The following is a  summary of certain provisions of the 2009 Warrants  and does not purport to be complete and is qualified in all respects by reference to the actual text of the Warrants, the form of which was filed as an exhibit to Company’s Current Report on form 8-K filed with the SEC on October 16, 2009.  Each Warrant entitles the holder thereof to purchase shares of the Common Stock at any time until five years after the date of issuance, at a per share price of $1.50. The exercise price and the number of shares of Common Stock purchasable upon the exercise of the Warrants are subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations or reclassifications of the Common Stock.  Additionally, an adjustment would be made in the case of a reclassification or exchange of Common Stock, consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving corporation) or sale of all or substantially all of the assets of the Company in order to enable holders of the Warrants to acquire the kind and number of shares of stock or other securities or property receivable in such event by a holder of the number of shares of Common Stock that might otherwise have been purchased upon the exercise of the Warrant.  No adjustment to the number of shares and exercise price of the shares subject to the Warrants will be made for dividends (other than stock dividends), if any, paid on the Company’s Common Stock as well as certain other events set forth  in the Warrant.  No fractional shares will be issued upon the exercise of the Warrants.  The Warrants also contain full ratchet anti-dilution adjustment protection that is applicable upon the Company issuing certain stock or warrants for a consideration per share less than the exercise price in effect immediately prior to the issuance or sale of such shares. Holders of warrants representing a majority of the underlying warrant shares may waive a price adjustment. The Warrants do not confer upon holders any voting, dividend or other rights as shareholders of the Company.

The Transfer Agent and Registrar for shares of our common stock  is American Stock Transfer. Our Transfer Agent and Registrar’s telephone number is 718.921.8208

LEGAL MATTERS

The validity of the Common Stock registered hereunder has been passed upon for us by Epstein Becker & Green, P.C., Chicago, Illinois.

EXPERTS

Our financial  statements  as of and for the year ended December 31, 2009 and 2008 included in this prospectus  and in the registration statement have been audited by M&K CPAS, PLLC, an independent registered public accounting firm as stated in the reports included herein.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

At the present time our By Laws provide broad indemnification of our current and former directors and officers and certain corporate officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

WHERE YOU CAN GET MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933 with respect to the shares of common stock offered hereby.  This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement and the exhibits of the registration statement. For further information with respect to us and the securities being offered under this prospectus, we refer you to the registration statement, including the exhibits and schedules thereto.

You may read and copy the registration statement of which this prospectus is a part at the SEC’s Public Reference Room, which is located at 100 F Street, N.E. Washington, D.C. 20549. You can request copies of the registration statement by writing to the SEC and paying a fee for the copying cost. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. The Commission maintains a Web site at “www.sec.gov” that contains reports, proxy and information statements and other information regarding companies that file electronically with the Commission, including the Company.  You may access thee registration statement of which this prospectus is a part at the SEC’s Internet web site.  We are subject to the information reporting requirements of the Securities Exchange Act of 1934, and we will file reports, proxy statements and other information with the SEC.

Z TRIM HOLDINGS INC.
INDEX TO FINANCIAL STATEMENTS

INDEX TO INTERIM FINANCIAL STATEMENTS
FORM 10-Q for the Quarter ended
March 31, 2010

PAGE

Consolidated Balance Sheets at March 31, 2010 (unaudited) and December 31, 2009	F-2

Consolidated Statements of Operations for three months ended as of March 31, 2010
and 2009 (unaudited)	F-4

Consolidated Statements of Cash Flows for the three months ended as of March 31,
2010 and 2009 (unaudited)	F-5

Notes to Consolidated Financial Statements as of March 31, 2010 and 2009 (unaudited)	F-6

INDEX TO FINANCIAL STATEMENTS
Form 10-K for the years ended
December 31, 2009 and 2008

Z TRIM HOLDINGS, INC.
BALANCE SHEETS

MARCH 31, 2010

ASSETS

	(Unaudited)
	3/31/2010	12/31/2009

Current Assets
Cash and cash equivalents	$ 564,766	$ 324,784
Accounts receivable	110,420	96,024
Inventory	122,926	118,979
Prepaid expenses and other assets	116,880	97,802

Total current assets	914,992	637,589

Property and equipment, net	3,398,931	3,545,344

Long Term Assets
Deposit on Fixed Asset	208,000	-

Other Assets
Prepaid Loan Cost - Long Term, Net	223,808	368,171
Deposits	15,003	15,003

Total other assets	238,811	383,174

TOTAL ASSETS	$ 4,760,734	$ 4,566,107

The accompanying notes are an integral part of the financial statements.

Z TRIM HOLDINGS, INC.
BALANCE SHEETS

MARCH 31, 2010

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

	(Unaudited)
	3/31/2010	12/31/2009

Current Liabilities
Accounts payable	$ 311,975	$ 373,841
Accrued expenses and other	889,658	700,830
Accrued Liquidated Damages	100,125	80,100
Derivative Liabilities	8,477,231	10,285,578
Convertible Notes Payable, Net	4,457,000	4,008,950
Total Current Liabilities	14,235,989	15,449,299

Long Term Liabilities
Convertible Notes Payable, Net	360,098	-
Total Long Term Liabilities	360,098	-

Total Liabilities	14,596,087	15,449,299

Stockholders' Equity (Deficit)
Common stock, $0.00005 par value; authorized 200,000,000
shares; issued and outstanding 3,535,068 and
2,806,878 shares, March 31, 2010 and December 31, 2009	177	140
respectively
Subscription Payable-Preferred Stock	9,000	-
Additional paid-in capital	76,906,256	75,119,074
Accumulated deficit	(86,750,786)	(86,002,406)

Total Stockholders' Equity (Deficit)	(9,835,353)	(10,883,192)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$ 4,760,734	$ 4,566,107

The accompanying notes are an integral part of the financial statements.

Z TRIM HOLDINGS, INC.
STATEMENTS OF OPERATIONS
	(Unaudited)	(Unaudited)
FOR THE QUARTER ENDED MARCH 31	2010	2009

REVENUES:
Products	$ 180,251	$ 127,969
Total revenues	180,251	127,969

COST OF REVENUES:
Products	543,422	350,617
Total cost of revenues	543,422	350,617

GROSS MARGIN	(363,171)	(222,648)

OPERATING EXPENSES:
Selling, general and administrative	2,258,886	1,742,786
Loss(Gain) on asset disposals, net	-	119,688
Total operating expenses	2,258,886	1,862,474

OPERATING LOSS	(2,622,057)	(2,085,122)

OTHER INCOME (EXPENSES):
Rental and other income	40	3,101
Interest income	670	219
Interest expense	-	(55)
Interest expense - Note Payable	(1,139,973)	(403,135)
Liquidated Damages	(20,025)	-
Change in Fair Value - Derivative	3,358,893	(464,801)
Loss on Derivative Settlement	(320,294)	-
Loss on Conversion of Note Payable	(5,634)	-
Settlement (loss) gain	-	-
Total other income (expenses)	1,873,677	(864,671)

NET LOSS	$ (748,380)	$ (2,949,793)

Deemed Dividend	-	-

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$ (748,380)	$ (2,949,793)

NET LOSS PER SHARE - BASIC AND DILUTED	$ (0.22)	$ (1.13)

Weighted Average Number of Shares Basic and Diluted	3,363,577	2,621,546

The accompanying notes are an integral part of the financial statements.

Z TRIM HOLDINGS, INC.
STATEMENTS OF CASH FLOWS	(Unaudited)	(Unaudited)
FOR THE QUARTER ENDED MARCH 31	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	(748,380)	(2,949,793)
Adjustments to reconcile loss from continuing operations to
net cash used in operating activities:
Depreciation	200,047	253,148
Loss on asset disposal	-	119,688
Change in Derivative Liability, net of bifurcation	(3,038,599)	464,801
Stock based compensation	684,434	774,221
Shares issued for director fees	234,000	46,200
Shares issued per Legend Agreement	490,000	-
Interest Charge on BCF	811,058
Loan Cost Amortization	144,363	118,800
Loss on conversion of NP	5,634	195,195
Changes in operating assets and liabilities
Accounts receivable	(14,396)	115,477
Inventory	(3,947)	8,860
Prepaid expenses and other assets	(19,078)	23,725
Increase/(Decrease) in:
Accounts payable and accrued expenses	127,724	545,020
Accrued Liquidated Damages	20,025	-

CASH USED FOR OPERATING ACTIVITIES	(1,107,115)	(284,658)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Fixed Assets	(261,634)	(293,107)
Proceeds from asset disposals	-	90,000
CASH USED FOR INVESTING ACTIVITIES	(261,634)	(203,107)

CASH FLOWS FROM FINANCING ACTIVITES
Loan Costs	-	-
Rescinded Shares	-	-
Borrowing on debt	1,596,000	-
Proceeds from sale of stock	9,000
Exercise of options and warrants for cash	3,731	-
CASH PROVIDED BY FINANCING ACTIVITIES	1,608,731	-
NET (DECREASE)INCREASE IN CASH	239,982	(487,765)

CASH AT BEGINNING OF YEAR	324,784	592,696

CASH AT THE QUARTER ENDED MARCH 31	564,766	104,931

Supplemental Disclosures of Cash Flow Information:

Issuance of common stock for issuance of stock
Cash less exercise of warrants	9
Note Payable conversion	20,762
Discount on convertible debentures	1,596,000
Change in derivative liability due to exercise of warrants	354,292
Transfer from Deposit on Fixed Assets to Construction in Progress		240,000
Cummulative Effect - Adoption of EITF07-5		2,219,530
Reverse Stock split		3,775

The accompanying notes are an integral part of the financial statements.

Z TRIM HOLDINGS, INC.

NOTES TO INTERIM UNAUDITED FINANCIAL STATEMENTS
MARCH 31, 2010 AND 2009

NOTE 1 – NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Z Trim Holdings, Inc. (the “Company”) manufactures a line of functional food ingredients that can be used to reduce costs, manage moisture, replace fats and deliver fiber to a wide variety of foods.  The Company’s products can be used by food manufacturers and processors, restaurants, schools, and the general public worldwide. The Company continues to explore all available options for its other Z Trim technologies and related assets.

 The Company owns an exclusive license to Z Trim, a natural, agriculture-based functional food ingredient

A summary of significant accounting policies follows.

Presentation of Interim Information

The financial information at March 31, 2010 is unaudited, but includes all adjustments (consisting only of normal recurring adjustments) that the Company considers necessary for a fair presentation of the financial information set forth herein, in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) for interim financial information, and with the instructions to Form 10-Q. Accordingly, such information does not include all of the information and footnotes required by U.S. GAAP for annual financial statements. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company’s annual Report on Form 10-K for the year ended December 31, 2009.

The results for the three months ended March 31, 2010 may not be indicative of results for the year ending December 31, 2010 or any future periods.

Principle of Consolidation and Presentation

The accompanying consolidated financial statements include the accounts of Z Trim Holdings, Inc. and its subsidiaries after elimination of significantly all intercompany accounts and transactions.

Use of Estimates

The preparation of the accompanying consolidated financial statements in conformity with accounting principles generally accepted in the United States (U.S. GAAP) requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company generally recognizes product revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectability is probable. In instances where the final acceptance of the product is specified by the customer, revenue is deferred until all acceptance criteria have been met. No provisions were established for estimated product returns and allowances based on the Company’s historical experience.

Allowance for Doubtful Accounts

Management of the Company makes judgments as to its ability to collect outstanding receivables and provide allowances for the portion of receivables when collection becomes doubtful. Provisions are made based upon a specific review of all significant outstanding invoices. For those invoices not specifically reviewed, provisions are provided at differing rates, based upon the age of the receivable. In determining these percentages, management analyzes its historical collection experience and current economic trends. If the historical data the Company uses to calculate the allowance for doubtful accounts does not reflect the future ability to collect outstanding receivables, additional provisions for doubtful accounts may be needed and the future results of operations could be materially affected.  As of march 31, 2010 the allowance for doubtful accounts is $0.

Accounting for Derivative Instruments

All derivatives have been recorded on the balance sheet at fair value based on the lattice model calculation. These derivatives, including embedded derivatives in the Company’s warrants and its Convertible 8% Senior Secured Notes issued in 2010 and 2009, which have reset provisions to the exercise price and conversion price if the Company issues equity or other derivatives at a price less than the exercise price set forth in such warrants and notes, are separately valued and accounted for on the Company’s balance sheet. Fair values for exchange traded securities and derivatives are based on quoted market prices. Where market prices are not readily available, fair values are determined using market based pricing models incorporating readily observable market data and requiring judgment and estimates.

Lattice Valuation Model

The Company valued the conversion features and warrants in their convertible notes using a lattice valuation model, with the assistance of a valuation consultant. The lattice model values these instruments based on a probability weighted discounted cash flow model. The Company uses the model to develop a set of potential scenarios. Probabilities of each scenario occurring during the remaining term of the debentures are determined based on management's projections. These probabilities are used to create a cash flow projection over the term of the instruments and determine the probability that the projected cash flow will be achieved. A discounted weighted average cash flow for each scenario is then calculated and compared to the discounted cash flow of the instruments without the compound embedded derivative in order to determine a value for the compound embedded derivative.

Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents. There were no cash equivalents at March 31, 2010 and December 31, 2009.

Z TRIM HOLDINGS, INC.

NOTES TO INTERIM UNAUDITED FINANCIAL STATEMENTS
MARCH 31, 2010 AND 2009

NOTE 1 – NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair value of financial instruments
The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, inventory, accounts payable, accrued liabilities and long-term debt. The estimated fair value of cash, accounts receivable, accounts payable and accrued liabilities approximate their carrying amounts due to the short-term nature of these instruments. The carrying value of long-term debt also approximates fair value since their terms are similar to those in the lending market for comparable loans with comparable risks. None of these instruments are held for trading purposes.

The Company utilizes various types of financing to fund its business needs, including convertible debt with warrants attached. The Company reviews its warrants and conversion features of securities issued as to whether they are freestanding or contain an embedded derivative and, if so, whether they are classified as a liability at each reporting period until the amount is settled and reclassified into equity with changes in fair value recognized in current earnings. At March 31, 2010, the Company had convertible debt and warrants to purchase common stock, the fair values of which are classified as a liability. Some of these units have embedded conversion features that are treated as a discount on the notes. Such financial instruments are initially recorded at fair value and amortized to interest expense over the life of the debt using the effective interest method.

Inputs used in the valuation to derive fair value are classified based on a fair value hierarchy which distinguishes between assumptions based on market data (observable inputs) and an entity’s own assumptions (unobservable inputs). The hierarchy consists of three levels:

Level one — Quoted market prices in active markets for identical assets or liabilities;
Level two — Inputs other than level one inputs that are either directly or indirectly observable; and
Level three — Unobservable inputs developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.

Determining which category an asset or liability falls within the hierarchy requires significant judgment. The Company evaluates its hierarchy disclosures each quarter. The Company’s only asset or liability measured at fair value on a recurring basis is its derivative liability associated with the units consisting of convertible debt and warrants to purchase common stock (discussed above). The Company classifies the fair value of these warrants under level three. The fair value of the derivative liability at March 31, 2010 was $8,477,231, and the gain due to valuation for the three months ended March 31, 2010 was $3,358,893.

Concentrations

Cash and cash equivalents are maintained with several financial institutions. Deposits held with banks may exceed the amount of insurance provided on such deposits. Generally, these deposits may be redeemed upon demand and therefore bear minimal risk.

Inventory

Inventory is stated at the lower of cost or market, using the first-in, first-out method.

Property and Equipment

Property and equipment are stated at cost.  Maintenance and repair costs are expensed as incurred.  Depreciation is calculated on the accelerated and straight-line methods over the estimated useful lives of the assets. Estimated useful lives of five to ten years are used for machinery and equipment, office equipment and furniture, and automobile. Estimated useful lives of up to five years are used for computer equipment and related software. Depreciation and amortization of leasehold improvements are computed using the term of the lease.

Intangible Assets

Intangible assets were carried at the purchased cost less accumulated amortization. Amortization was computed over the estimated useful lives of the respective assets, generally from fifteen to twenty years.

Impairment of Long-Lived Assets

Long-lived assets and certain identifiable intangible assets to be held and used are reviewed for impairment whenever events or changes in circumstance indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of an impairment loss for long-lived assets and certain identifiable intangible assets that management expects to hold and use is based on the fair value of the asset. Long-lived assets and certain identifiable intangible assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

Income Taxes

The Company and its subsidiaries are included in the consolidated federal income tax return filed by the Parent.  The amount of current and deferred taxes payable or refundable is recognized as of the date of the financial statements, utilizing currently enacted tax laws and rates.  Deferred tax expenses or benefits are recognized in the financial statements for the changes in deferred tax liabilities or assets between years.

Z TRIM HOLDINGS, INC.

NOTES TO INTERIM UNAUDITED FINANCIAL STATEMENTS
MARCH 31, 2010 AND 2009

NOTE 1 – NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Advertising Costs

The Company expenses all advertising costs as incurred.  The amount for the three months ended March 31, 2010 was $529.  The amount for the three months ended March 31, 2009 was $3,797.

Income (Loss) Per Common Share

Basic net income (loss) per share includes no dilution and is computed by dividing net income (loss) available to common stockholders by the weighted average number of common stock outstanding for the period. Diluted earnings per share is computed by dividing net income by the weighted average number of shares outstanding and, when diluted, potential shares from options and warrants to purchase common stock using the treasury stock method. Diluted net loss per common share does not differ from basic net loss per common share since potential shares of common stock are anti-dilutive for all periods presented.

Cashless Exercise of Warrants

The Company has issued warrants to purchase common stock where the holder is entitled to exercise the warrant via a cashless exercise, when the exercise price is less than the fair value of the common stock. The Company accounts for the issuance of common stock on the cashless exercise of warrants on a net basis.

Stock Based Compensation

The Company estimates the fair value of share-based payment awards made to employees and directors, including stock options, restricted stock and employee stock purchases related to employee stock purchase plans, on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as an expense ratably over the requisite service periods.  We estimate the fair value of each share-based award using the Black-Scholes option pricing model. The Black-Scholes model is highly complex and dependent on key estimates by management. The estimates with the greatest degree of subjective judgment are the estimated lives of the stock-based awards and the estimated volatility of our stock price. The Company recognized pre-tax compensation expense related to stock options of $684,434 and $543,339 the year ended March 31, 2010 and 2009, respectively.

Reverse Split

Effective February 6, 2009, we had a 30 to 1 reverse stock split.  All information in this Form 10-Q has been retrospectively adjusted to reflect the reverse stock split as it took place as of the earliest period presented.

New Accounting Pronouncements
In October 2009, the Financial Accounting Standards Board (“FASB”) issued new revenue recognition standards for arrangements with multiple deliverables, where certain of those deliverables are non-software related. The new standards permit entities to initially use management’s best estimate of selling price to value individual deliverables when those deliverables do not have Vendor Specific Objective Evidence (“VSOE”) of fair value or when third-party evidence is not available. Additionally, these new standards modify the manner in which the transaction consideration is allocated across the separately identified deliverables by no longer permitting the residual method of allocating arrangement consideration. These new standards are effective for annual periods ending after June 15, 2010 and early adoption is permitted. The Company is currently evaluating the impact of adopting this standard on the Company’s consolidated financial position, results of operations and cash flows.

 In June 2009, the FASB issued guidance establishing the Codification as the source of authoritative U.S. Generally Accepted Accounting Principles (“U. S. GAAP”) recognized by the FASB to be applied by non-governmental entities. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. The Codification supersedes all existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative. The FASB will no longer issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts. Instead, the FASB will issue Accounting Standards Updates, which will serve only to update the Codification, provide background information about the guidance and provide the bases for conclusions on changes in the Codification. All content in the Codification carries the same level of authority, and the U.S. GAAP hierarchy was modified to include only two levels of U.S. GAAP: authoritative and non-authoritative. The Codification is effective for the Company’s interim and annual periods beginning with the Company’s year ending December 31, 2009. Adoption of the Codification affected disclosures in the Consolidated Financial Statements by eliminating references to previously issued accounting literature, such as SFASs, EITFs and FSPs.

 In June 2009, the FASB issued amended standards for determining whether to consolidate a variable interest entity. These new standards amend the evaluation criteria to identify the primary beneficiary of a variable interest entity and require ongoing reassessment of whether an enterprise is the primary beneficiary of the variable interest entity. The provisions of the new standards are effective for annual reporting periods beginning after November 15, 2009 and interim periods within those fiscal years. The adoption of the new standards will not have an impact on the Company’s consolidated financial position, results of operations and cash flows.

 In May 2009, the FASB issued guidance establishing general standards for accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued and shall be applied to subsequent events not addressed in other applicable generally accepted accounting principles. This guidance, among other things, sets forth the period after the balance sheet date during which management should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements and the disclosures an entity should make about events or transactions that occurred after the balance sheet date. The adoption of this guidance had no impact on the Company’s consolidated financial position, results of operations and cash flows.

The Emerging Issue Task Force released a pronouncement related to determining whether an instrument (or imbedded Feature) is indexed to an entity’s own stock.  This became effective for the Company on March 31, 2009.  The Company’s warrants and its Convertible 8% Senior Secured Notes issued in 2008 have reset provisions to the exercise price and conversion price if the Company issues equity or other derivatives at a price less than the exercise price set forth in such warrants and notes.  The adoption of the pronouncement on January 1, 2009, the company recorded a cumulative effect of a change in accounting principle resulting in a reclassification of the Company’s outstanding warrants from stockholders’ equity to liabilities, which required the warrants to be fair valued at each reporting period, with the changes in fair value recognized in the Company’s consolidated statement of operations.  At March 31, 2010, the Company recorded a derivative liability of $8,477,231,  a change in the fair value – derivative liability of $3,358,893, and a loss on derivative of $325,928.

NOTE 2 – GOING CONCERN

The Company's consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.  In the near term, the Company expects operating costs to continue to exceed funds generated from operations.  As a result, the Company expects to continue to incur operating losses and may not have enough capital to grow its business in the future.  The Company can give no assurance that it will achieve profitability or be capable of sustaining profitable operations.  As a result, operations in the near future are expected to continue to use working capital.

To successfully grow the business, the Company must decrease its cash outflows, improve its cash position and its revenue base, and succeed in its ability to raise additional capital through a combination of primarily public or private equity offerings or strategic alliances.  The Company is currently in the process of obtaining additional financing for its current operations – See information on current financing in Note 6 herein below.

Z TRIM HOLDINGS, INC.

NOTES TO INTERIM UNAUDITED FINANCIAL STATEMENTS
MARCH 31, 2010 AND 2009

NOTE 3– INVENTORY

At March 31, 2010 and December 31, 2009, inventory consists of the following:

	3/31/2010	12/31/2009
Raw materials	$ 34,149	$ 23,773
Packaging	1,046	1,010
Work-in-process	8,928	7,437
Finished goods	74,393	80,299
Other Inventory	4,410	6,461
Total inventory	$ 122,926	$ 118,979

NOTE 4 – PROPERTY AND EQUIPMENT, NET

At March 31, 2010 and December 31, 2009, property and equipment, net consists of the following:

	3/31/2010	12/31/2009
Production, engineering and other equipment	$5,651,279	$5,651,279
Leasehold improvements	$2,822,834	$2,822,834
Office equipment and furniture	$577,226	$577,226
Computer equipment and related software	$140,245	$140,246
Construction in process - Equipment	$125,810	$72,177
Construction in process - Leasehold Impr	$0	$0
	$9,317,394	$9,263,762
Accumulated depreciation	($5,918,463)	($5,718,418)
Property and equipment, net	$3,398,931	$3,545,344

Depreciation expense was $200,047 and $253,148 for the three months ended March 31, 2010 and March 31, 2009 respectively.
During the first quarter of 2010, no equipment was sold, but in 2009, the Company sold an unused piece of equipment of  bottling equipment for $90,000.  The Company recognized a loss with respect to such equipment, totaling $119,688.

NOTE 5 – ACCRUED EXPENSES AND OTHER

At March 31, 2010 and December 31, 2009 accrued expenses consist of the following:

	3/31/2010	12/31/2009
Accrued legal	$ 15,940	$ -
Accrued payroll and taxes	6,230	4,787
Accrued settlements	-	-
Accrued Interest	772,219	575,357
Accrued expenses and other	95,269	120,686
Total accrued expenses & other	$ 889,658	$ 700,830

Z TRIM HOLDINGS, INC.

NOTES TO INTERIM UNAUDITED FINANCIAL STATEMENTS
MARCH 31, 2010 AND 2009

NOTE 6 – CONVERTIBLE NOTES PAYABLE

Private Placement Offerings

On January 15, 2010, we entered into a private placement subscription agreement with Brightline Ventures I, LLC, a Delaware Limited Liability Company(the "purchaser" or "Brightline") pursuant to which we sold 130 units consisting of convertible notes and warrants, for an aggregate offering price of $1,300,000. The Company has agreed to extend Brightline's right to invest an additional $1,200,000 on substantially similar terms until February 28, 2010. Since October 15, 2009, we have sold an additional 1.7 units for an aggregate offering price of $17,000, of which $12,000 was in return for forgiveness of rent owed to our landlord. Each of the units (individually, a "Unit" and collectively, the "Units") consists of a $10,000 24-month senior secured promissory note (each a "Note" and collectively the "Notes") convertible at the rate of $1.00 per share into 10,000 shares of our common stock, $.00005 par value (the "Common Stock"), bearing interest at the rate of 8% per annum, which interest is accrued annually in Common Stock at the rate of $1.00 per share. The Notes will be secured by a first lien on all of our assets for so long as the Notes remain outstanding pursuant to the form of Security Agreement (the "Security Agreement"). The Notes are convertible into a total of 1,317,000 shares of Common Stock exclusive of interest. The interest is payable in additional shares of the Company's Common Stock, quarterly or upon maturity of the Notes. The Investors also received one five-year warrant for each Unit purchased, to purchase 15,000 shares of Common Stock per unit with an exercise price of $1.50 per share ("Warrants"). The total warrants issued to the purchasers were 1,975,500. The terms and conditions of the Units are substantially identical to the terms and conditions and constitute a part of the units previously sold by us in 2009 and reported on a Form 8-K filed by us on October 16, 2009 (the "2009 Units"). Total accrued interest for the three months ended March 31, 2010 is $21,370.

We also entered into registration rights agreements substantially similar to the registration rights agreement entered into with the purchasers of the 2008 Units pursuant to which we have agreed to file with the Securities and Exchange Commission a registration statement covering the resale of the Common Stock underlying the Notes and the Warrants, with the exception that Brightline has agreed to suspend our obligation to do so until 45 days after we file our Form 10-K for the year ended December 31, 2009.

Additionally, on or about October 14, 2009, the Company issued, pursuant to a consulting agreement, one five year warrant for the purchase of 10,000 shares of Common Stock with an exercise price of $1.50 per share.

Between February 1 and March 31, 2010, we entered into a series of private placement subscription agreements with accredited investors (the "purchasers") pursuant to which we sold 29.6 units consisting of convertible notes and warrants, for an aggregate offering price of $296,000. Each of the units (individually, a "Unit" and collectively, the "Units") consists of a $10,000 24-month senior secured promissory note (each a "Note" and collectively the "Notes") convertible at the rate of $1.00 per share into 10,000 shares of our common stock, $.00005 par value (the "Common Stock"), bearing interest at the rate of 8% per annum, which interest is accrued annually in Common Stock at the rate of $1.00 per share. The Notes will be secured by a first lien on all of our assets for so long as the Notes remain outstanding pursuant to the form of Security Agreement (the "Security Agreement"). The Notes are convertible into a total of 496,000 shares of Common Stock exclusive of interest. The interest is payable in additional shares of the Company's Common Stock, quarterly or upon maturity of the Notes. The Investors also received one five-year warrant for each Unit purchased, to purchase 15,000 shares of Common Stock per unit with an exercise price of $1.50 per share ("Warrants"). The total warrants issued to the purchasers were 744,000. The terms and conditions of the Units are substantially identical to the terms and conditions and constitute a part of the units previously sold by us in 2009 and reported on a Form 8-K filed by us on October 16, 2009 (the "2009 Units").  Total accrued interest for the three months ended March 31, 2010 is $486.

We also entered into registration rights agreements substantially similar to the registration rights agreement entered into with the purchasers of the 2008 Units pursuant to which we have agreed to file with the Securities and Exchange Commission a registration statement covering the resale of the Common Stock underlying the Notes and the Warrants.

The descriptions herein are qualified in their entirety by reference to the copies of the forms of the Subscription Agreement, the Notes, the Warrant, the Security Agreements and the Registration Rights Agreement which are attached as exhibits to our Form 8-K filed on October 16, 2009.

We determined that all of the securities sold and issued in the private placement were exempt from registration under the Securities Act of 1933, as amended (the “Act”) pursuant to Section 4(2) of the Act and Rule 506 of Regulation D promulgated under the Act. We based this determination on the non-public manner in which we offered the securities and on the representations of the persons purchasing such securities, which included, in pertinent part, that such persons were "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Act, and that such persons were acquiring such securities for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to resale or distribution, and that each such person understood such securities may not be sold or otherwise disposed of without registration under the Act or an applicable exemption therefrom.

Amortization on Convertible Notes

The Company recognized debt discount amortization related to the convertible notes in the amount of  $811,058 for the three months ended March 31, 2010 and $1,449,214 for the twelve months ended December 31, 2009.  In addition, the Company recognized debt discount amortization of $17,090 related to the conversion of $20,000 note payable balance. The $17,090 was offset by the derivative liability of $11,456 for a total loss of $5,634.

NOTE 7 – LIQUIDATED DAMAGES

In connection with certain private placements of the Company’s securities (the “Registrable Securities”) effected in 2008 the Company entered into registration rights agreements (the “RRA”) that required the Company to file a registration statement covering the Registrable Securities with the Securities and Exchange Commission no later than thirty days after the final closing as contemplated in the Private Placement Memorandum for the 2008 offering (the “Filing Deadline”).  The Company filed a registration statement on December 14, 2009. However, the statement has not been declared effective as the Company is not S-3 eligible and will need to file an amended filing to convert the S-3 to an S-1. Management intends to file the S-1 after it files the 10-K for the year ended December 31, 2009. Under the terms of the registration rights agreement, as partial compensation, the Company was required to make pro rata payments to each Investor in an amount equal to 1.5% of the aggregate amount invested by such Investor for each 30-day period or pro rata for any portion thereof following the Filing Deadline for which no registration statement was filed.  We obtained a release and waiver of the amounts due from 74 of the 2008 investors.  As of May 20, 2010, there are 5 investors who have yet to sign the release and waiver.  Under the terms of the RRA, as of that date we potentially owe, and recognized as liquidated damages, the additional amount of $20,025 for a total accrual of $100,125.

Z TRIM HOLDINGS, INC.

NOTES TO INTERIM UNAUDITED FINANCIAL STATEMENTS
MARCH 31, 2010 AND 2009

NOTE 8 – DERIVATIVE LIABILITIES

The Company’s warrants and its Convertible 8% Senior Secured Notes issued in 2008, 2009 and 2010 have reset provisions to the exercise price and conversion price if the Company issues equity or other derivatives at a price less than the exercise price set forth in such warrants and notes. This ratchet provision results in a derivative liability in our financial statements.

Our derivative liabilities decreased from $10,285,578 at March 31, 2010 to $8,477,231 at December 31, 2009. The change in fair value during the three months ended March 31, 2010 is $3,038,599 and the loss on derivative settlement is $325,928.

The following tabular presentation reflects the components of derivative financial instruments on the Company’s balance sheet at March 31, 2010 and December 31, 2009:

	March 31, 2010	December 31, 2009

Common stock warrants	4,881,634	5,387,788
Embedded conversion features –part of note discount	3,595,597	4,897,790

Total	$8,477,231	$$10,285,578

March 31, 2010
Beginning Balance	10,285,577
Bifurcated Amount	1,596,000
Conversion and Exercise of Warrants	(365,748)
Change in Derivative Liability	(3,038,599)
Total	$ 8,477,231

NOTE 9 – EQUITY

Exercising of Stock Warrants and Options

During the first three months of 2010, 237,427 warrants were exercised, of these 176,658 warrants were on a cashless basis.  During the first three months of 2009 no warrants were exercised.  No stock options were exercised in the first quarter of 2010 or 2009.

Common Stock Issued for Convertible Note Conversion

On January 4, 2010, the Company issued 20,762 shares of its common stock to a note holder for conversion of principal of $20,000 and accrued interest of $762. The company recognized a loss on derivative due to the excess discount over the derivative liability of $5,634 included in the total loss on derivative of $325,928.

Common Stock Issued to Directors

On January 4, 2010 the Company issued 120,000 shares of common stock to four of its external directors (30,000 each) – Mark Hershhorn, Brian Israel, Morris Garfinkle and Edward Smith III.  The Company recognized a total of expense of $234,000 related to these issuances.

Common Stock Issued for Services

On April 27, 2009, the Company entered into an Investment Banking Agreement with Legend Securities, Inc. ("Legend"), pursuant to which Legend agreed to provide business advisory services to us for a period of up to twelve months. In exchange for Legend's services, we agreed to issue Legend a warrant to purchase 350,000 shares of our common stock at an exercise price per share equal to $1.10 per share. On January 7, 2010 the parties agreed to mutually terminate that agreement, and to cancel the Company's obligation to issue the 350,000 warrants.  In return, the Company has agreed to issue Legends 100,000 shares of Common Stock.

Also on January 7, 2010, the parties entered into a new Investment Banking Agreement with Legend, pursuant to which Legend agreed to provide business advisory services for us for a period of up to twelve months.  In exchange for Legend's services, we agreed to pay Legend the sum of $6,250 per month, as well as a onetime fee of 250,000 shares of Common Stock.  Under the Investment Banking Agreement, we also agreed to give Legend unlimited "piggy back" registration rights with respect to the shares of our common stock in any registration statement filed by us in connection with an underwritten offering of our common stock.

We determined that all of the securities issued pursuant to the agreement were exempt from registration under the Securities Act of 1933, as amended (the "Act") pursuant to Section 4(2) of the Act and Rule 506 of Regulation D promulgated under the Act. We based this determination on the non-public manner in which we offered the securities and on the representations of the persons purchasing such securities, which included, in pertinent part, that such persons were "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Act, and that such persons were acquiring such securities for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to resale or distribution, and that each such person understood such securities may not be sold or otherwise disposed of without registration under the Act or an applicable exemption therefrom.

Z TRIM HOLDINGS, INC.

NOTES TO INTERIM UNAUDITED FINANCIAL STATEMENTS
MARCH 31, 2010 AND 2009

NOTE 10 – STOCK OPTION PLAN AND WARRANTS

Options

The Company has a Stock Option Plan (the Plan) effective January 2, 1999 and amended in 2002 and 2004, which provides for the issuance of qualified options to all employees and non-qualified options to directors, consultants and other service providers.

No stock options were exercised in the first quarter of 2010 or 2009.

A summary of the status of stock options as of March 31, 2010 and March 31, 2009 is as follows:

	3/31/2010		3/31/2009
		Weghted		Weghted
	Number	Average	Number	Average
	of	Exercise	of	Exercise
	Shares	Price	Shares	Price
Outstanding at beginning of year	1,405,062	$ 0.66	431,073	$ 32.04
Granted	1,592,000	$ 1.46	1,320,000	$ 0.45
Exercised	-	$ -	-	$ -
Expired and Cancelled	(9,399)	$ 35.65	(316,678)	$ 31.75
Outstanding at end of period	2,987,663	$ 0.98	1,434,395	$ 3.04

Exercisable at end of period	1,879,913	$ 2.12	1,381,895	$ 3.42

During the three months ended March 31, 2010, the company granted 1,592,000 options.  The total fair value of options vested during the first quarter of 2010 was $684,434 and was expensed as stock based compensation.

The fair value of each stock option granted is estimated on the date of grant using the Black-Scholes option valuation model.  This model uses the assumptions listed in the table below.  Expected volatilities are based on the historical volatility of the Company’s stock.  The risk-free rate for periods within the expected life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

	3/31/2010	2009
Weighted average fair value per option granted	$ 1.44	$ 0.43
Risk-free interest rate	0.92%	1.99 - 2.99%
Expected dividend yield	0.00%	0.00%
Expected lives	1 - 2.5	1 - 2.5
Expected volatility	267.54%	130.25%

As of March 31, 2010, the unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the plan was $1,536,725 of which $512,242 will be recognized per quarter for the next three quarters as the majority of the options vest 25% each quarter.

At March 31, 2010 the aggregate intrinsic value of all outstanding options was $1,193,800 with a weighted average remaining contractual term of 4.6 years, of which 1,879,913 of the outstanding options are currently exercisable with an aggregate intrinsic value of $3,982,685; a weighted average exercise price of $2.12 and a weighted average remaining contractual term of 4.6 years.  The total intrinsic value of options exercised during the quarter ended March 31, 2010 was $0.

As of March 31, 2010, the Company had reserved 20.0 million shares for issuance under the Plan.  As of March 31, 2010, the Company had 16,769,004 options available for grant under the Plan. (20,000,000 less 2,987,663 options less 243,333 director shares =16,769,004)

Stock options outstanding at March 31, 2010 are as follows:

		Weighted
		Average	Weighted
Range of		Remaining	Average
Exercise	Options	Contractual	Exercise	Options
Prices	Outstanding	Life	Price	Exercisable
$0.01-$1.50	2,587,000	4.5	$ 0.97	1,636,750
$1.51-$3.00	325,000	4.8	$ 1.58	167,500
$3.01 & over	75,663	0.5	$ 35.27	75,663
	2,987,663	4.3	$ 1.87	1,879,913

Z TRIM HOLDINGS, INC.

NOTES TO INTERIM UNAUDITED FINANCIAL STATEMENTS
MARCH 31, 2010 AND 2009

NOTE 10 – STOCK OPTION PLAN AND WARRANTS (Cont.)

Warrants

As of March 31, 2010 and 2009, the Company has warrants outstanding to purchase 11,467,528 and 1,880,664 shares of the Company’s common stock, respectively, at prices ranging from $0.01 to $36.00 per share.  These warrants expire at various dates through March 2015.   There were 2,394,000 and 0 warrants issued in the first quarter of 2010 and 2009, respectively. The fair value of the warrants granted during the three months ended March 31, 2010 is included in the calculation of the derivative liability as the warrants associated with the convertible note payable also contain certain ratchet provisions. The summary of the status of the warrants issued by the Company as of March 31, 2010 and 2009 are as follows:

	Quarter Ended		Quarter Ended
	3/31/2010		3/31/2009
	Number of Shares	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price
Outstanding at beginning of year	9,682,380	$ 1.61	943,804	$ 5.86
Granted	2,394,000	$ 1.50	-	$ -
Exercised	(60,769)	$ 0.06	-	$ -
Cashless	(198,085)	$ 0.16	-	$ -
Expired and Cancelled	(350,000)	$ 1.10	-	$ -
	11,467,526		943,804

Outstanding, end of period	11,467,526	$ 1.63	943,804	$ 5.86

Exercisable at end of period	11,467,526	$ 1.63	943,804	$ 5.86

During the first three months of 2010, 237,427 warrants were exercised, of these 176,658 warrants were on a cashless basis.  During the first three months of 2009 no warrants were exercised.  No stock options were exercised in the first quarter of 2010 or 2009.

On April 27, 2009, the Company entered into an Investment Banking Agreement with Legend Securities, Inc. ("Legend"), pursuant to which Legend agreed to provide business advisory services to us for a period of up to twelve months. In exchange for Legend's services, we agreed to issue Legend a warrant to purchase 350,000 shares of our common stock at an exercise price per share equal to $1.10 per share. On January 7, 2010 the parties agreed to mutually terminate that agreement, and to cancel the Company's obligation to issue the 350,000 warrants.  In return, the Company has agreed to issue Legends 100,000 shares of Common Stock.

NOTE 11 – MAJOR CUSTOMERS AND CREDIT CONCENTRATION

The Company’s customers are food manufacturers, school districts and the general public that orders directly over the internet.  There were two significant customers that accounted for greater than 10% (each) for the quarter ended March 31, 2010. These two customers accounted for 40 and 24% of total sales.  There were three significant customers for the quarter ended March 31, 2009.  These three customers accounted for 35%, 13%, and 12% of total sales. There were no outstanding amounts at March 31, 2010.

The Company maintains cash deposits with major banks, which from time to time may exceed federally insured limits.  At March 31, 2010 and December 31, 2009, the Company was not in excess of federally insured limits.  The Company periodically assesses the financial condition of the institutions and believes that the risk of any loss is minimal.

NOTE 12 – COMMITMENTS

Building Lease

The Company leases a combined production and office facility located in Mundelein, Illinois.  The facility is approximately 44,000 square feet.  The Company extended the lease until March 2011 and the required monthly rental payments increased to $21,000, exclusive of property taxes.   The Company also is responsible for payment of all property taxes.  Insurance and maintenance are billed when due.  If we were to lose this lease or not be able to extend our lease due to the specific requirements of our Company, the outcome to our operations could be substantial.

The Company recognizes escalating lease expense on a straight line basis in accordance with current accounting guidance.

For the three months ended March 31, 2010 and 2009, respectively, the Company recognized rent expense of $48,420 and $56,922. The future minimum annual rental payments and sub-lease income for the years ended December 31 under the lease terms are as follows:

Year Ended	Rentals
2011	252,000
2012	42,000
2013	-
2014
2012	-
$ 294,000

During the first quarter of 2010, the Company entered into two equipment leases for plant equipment.  The equipment is to be delivered during the second quarter.  The Company shall have the option to purchase the equipment at the end of each lease.  The first lease is for a minimum of 6 months at $10,000 per month, with a purchase price of $108,000 (the rental payments would be applied to the purchase price).  The second lease is for 18 months at $24,167 per month, with a $100,000 up front payment.  The purchase price of the equipment is $535,006, and both the initial and rental payments would be applied to the purchase price.

Z TRIM HOLDINGS, INC.
NOTES TO INTERIM UNAUDITED FINANCIAL STATEMENTS
MARCH 31, 2010 AND 2009

NOTE 13 – PENDING LITIGATION/ CONTINGENT LIABILITY

On July 7, 2007, the Company was served with a complaint by Joseph Sanfilippo and James Cluck for violation of the Consumer Fraud Act and is seeking damages in excess of $200,000.  Management believes that the allegations are frivolous and wholly without merit and will vigorously defend the claim. The Company currently has a Motion to Dismiss pending in the Circuit Court, Twentieth Judicial Circuit, St. Clair County, Illinois.  The pleadings are still at issue and discovery is just getting underway.  Thus, the outcome is unknown as of the report date.

On August 4, 2009, the Company was served with a complaint by Daniel Caravette, alleging the Company breached the parties’ settlement agreement dated April 24, 2008 and seeking damages in excess of $75,000.  Management believes that the allegations are frivolous and wholly without merit and will vigorously defend the claim.  The case is set for trial in July of 2010 before the Circuit Court of the Nineteenth Judicial District, Lake County, Illinois. A defense motion for summary judgment is pending and undetermined as of the report date.

NOTE 14 – RELATED PARTY TRANSACTIONS

 In 2009,  two of the Company’s external Directors, Mark Hershhorn and Brian Israel each agreed to apply $20,000 of unpaid Directors’ fees (80% of which is past due), to the purchase of Units pursuant to the terms of the convertible notes set forth in Note 6 hereinabove.  Further, our third external director, Morris Garfinkle, also invested $50,000 in the offering.

NOTE 15 – GUARANTEES

The Company from time to time enters into certain types of contracts that contingently require the Company to indemnify parties against third party claims. These contracts primarily relate to: (i) divestiture agreements, under which the Company may provide customary indemnifications to purchasers of the Company’s businesses or assets; (ii) certain real estate leases, under which the Company may be required to indemnify property owners for environmental and other liabilities, and other claims arising from the Company’s use of the applicable premises; and (iii) certain agreements with the Company's officers, directors and employees, under which the Company may be required to indemnify such persons for liabilities arising out of their employment relationship.  The terms of such obligations vary. Generally, a maximum obligation is not explicitly stated. Because the obligated amounts of these types of agreements often are not explicitly stated, the overall maximum amount of the obligations cannot be reasonably estimated. Historically, the Company has not been obligated to make significant payments for these obligations, and no liabilities have been recorded for these obligations on its consolidated balance sheet as of March 31, 2010.

In general, the Company offers a one-year warranty for most of the products it sold.  To date, the Company has not incurred any material costs associated with these warranties.

NOTE 17 – SUBSEQUENT EVENTS

Between April 1 and 3, 2010, we sold 9.7 units.  Each of the units (individually, a "Unit" and collectively, the "Units") consists of a $10,000 24-month senior secured promissory note (each a "Note" and collectively the "Notes") convertible at the rate of $1.00 per share into 10,000 shares of our common stock, $.00005 par value (the "Common Stock"), bearing interest at the rate of 8% per annum, which interest is accrued annually in Common Stock at the rate of $1.00 per share. The Notes will be secured by a first lien on all of our assets for so long as the Notes remain outstanding pursuant to the form of Security Agreement (the "Security Agreement"). The Notes are convertible into a total of 97,000 shares of Common Stock exclusive of interest. The interest is payable in additional shares of the Company's Common Stock, quarterly or upon maturity of the Notes. The Investors also received one five-year warrant for each Unit purchased, to purchase 15,000 shares of Common Stock per unit with an exercise price of $1.50 per share ("Warrants"). The total warrants issued to the purchasers were 145,500. The terms and conditions of the Units are substantially identical to the terms and conditions and constitute a part of the units previously sold by us in 2009 and reported on a Form 8-K filed by us on October 16, 2009 (the "2009 Units").

On or about May 10, 2010, the Company rescinded all stock options issued in 2009 that had an exercise price below $1.00.  In total 1,320,000 stock options were rescinded.  In consideration for such, the Company issued 1,882,500 stock options to employees, of which 1,567,500 were issued with an exercise price of $1.01, and 315,000 were issued with an exercise price of $1.10.

On April 30, 2010, the Company issued 55,841 shares of its common stock to a note holder for conversion of principal of $50,000 and accrued interest of $5,841.

On April 20, 2010, the Company issued 12,308 shares of its common stock for the exercise of 12,308 warrants with an exercise price of $1.00.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Z Trim Holdings, Inc.

We have audited the accompanying consolidated balance sheets of Z Trim Holdings, Inc. as of December 31, 2009 and 2008, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Z Trim Holdings, Inc. as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the Unites States of America.

The accompanying consolidated financial statements have been prepared assuming that the company will continue as a going concern.  As discussed in Note 2 to the consolidated financial statements, the company has suffered recurring losses from operations and requires additional financing to continue in operation.  These conditions raise substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 2.  The consolidated financial statements do not include any adjustments that might result from the outcome of the uncertainty.

/s/ M&K CPAs,PLLC Houston, Texas April 9, 2010

Z TRIM HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2009 and 2008

ASSETS

	12/31/2009	12/31/2008

Current Assets
Cash and cash equivalents	$ 324,784	$ 592,696
Accounts receivable (net of allowance of $0 and $10,067
as of December 31, 2009 and December 31, 2008)	96,024	206,231
Inventory	118,979	182,971
Prepaid expenses and other assets	97,802	86,445

Total current assets	637,589	1,068,343

Property and equipment, net	3,545,344	4,061,436

Long Term Assets
Deposit on Fixed Asset	-	240,000

Other Assets
Prepaid Loan Cost - Long Term, Net	368,171	880,650
Deposits	15,003	14,453

Total other assets	383,174	895,103

TOTAL ASSETS	$ 4,566,107	$ 6,264,882

The accompany notes are an integral part of the consolidated financial statements.

Z TRIM HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2009 and 2008

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

	12/31/2009	12/31/2008

Current Liabilities
Accounts payable	$ 373,841	$ 544,325
Accrued expenses and other	700,830	335,718
Accrued Liquidated Damages	80,100	-
Derivative Liabilities	10,285,578	-
Convertible Notes Payable, Net	4,008,950	2,559,736
Total Current Liabilities	15,449,299	3,439,779

Total Liabilities	15,449,299	3,439,779

Stockholders' Equity (Deficit)
Common stock, $0.00005 par value; authorized 200,000,000
shares; issued and outstanding 2,806,878 and
2,597,879 shares, December 31, 2009 and December 31, 2008	140	130
respectively
Additional paid-in capital	75,119,074	74,487,848
Accumulated deficit	(86,002,406)	(71,662,875)

Total Stockholders' Equity (Deficit)	(10,883,192)	2,825,103

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$ 4,566,107	$ 6,264,882

The accompany notes are an integral part of the consolidated financial statements.

Z TRIM HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31	2009	2008

REVENUES:
Products	$ 559,910	$ 720,899
Services	-	-
Total revenues	559,910	720,899

COST OF REVENUES:
Products	1,679,148	2,429,620
Total cost of revenues	1,679,148	2,429,620

GROSS MARGIN	(1,119,238)	(1,708,721)

OPERATING EXPENSES:
Selling, general and administrative	4,729,683	4,245,405
Impairment of intangible assets	-	136,668
Amortization of intangible assets	-	3,333
Loss(Gain) on asset disposals, net	126,651	(74,987)
Total operating expenses	4,856,334	4,310,419

OPERATING LOSS	(5,975,572)	(6,019,140)

OTHER INCOME (EXPENSES):
Rental and other income	3,826	24,451
Interest income	901	20,526
Interest expense	(5,947)	(520)
Interest expense - Note Payable	(2,426,032)	(670,042)
Liquidated Damages	(80,100)	-
Derivative (loss) gain	(3,623,519)	-
Settlement (loss) gain	(103,137)	(772,202)
Total other income (expenses)	(6,234,008)	(1,397,787)

NET LOSS	$ (12,209,580)	$ (7,416,927)

Deemed Dividend	-	(74,863)

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$ (12,209,580)	$ (7,491,790)

NET LOSS PER SHARE - BASIC AND DILUTED	$ (4.48)	$ (2.95)

Weighted Average Number of Shares Basic and Diluted	2,727,793	2,540,032

The accompany notes are an integral part of the consolidated financial statements.

Z TRIM HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

	Shares of		Additional
	Common	Common	Paid-In	Unamortized	Accumulated
	Stock	Stock	Capital	Expenses	Deficit	Total

Balance at December 31, 2007 (Restated)	2,401,879	$ 3,600	$ 69,603,639	$ -	$ (64,171,085)	$ 5,436,154

Common Stock issued for settlement loss	208,167	312	1,353,388			1,353,700
Stock issued for directors fees	33,333	50	229,950			230,000
Cancellation of retired shares in process		10	149,990			150,000
Rescinded Shares	(45,500)	(68)	(74,432)			(74,500)
Warrants issued for settlement loss			524,665			524,665
Warrants issued for placement fees			309,547			309,547
Discount on convertible debt			2,247,784			2,247,784
Deemed Dividend			74,863		(74,863)	-
Stock Based Compensation			40,613			40,613
Options issued for compensation			24,067			24,067
Net loss					(7,416,927)	(7,416,927)
Balance at December 31, 2008	2,597,879	3,904	$ 74,484,074	$ -	$ (71,662,875)	$ 2,825,103

Common Stock reduced due to split		(3,774)	3,774			-
Stock issued for accounts payable	60,000	2	104,399			104,401
Stock issued for directors fees	90,000	5	46,196			46,201
Exercised warrants or options	4,365	0	4,365			4,365
Exercised cashless warrants	51,927	3	(3)			-
Stock Based Compensation			565,848			565,848
Initial valuation of the derivative liabilities			(89,579)		(2,129,951)	(2,219,530)
Rounding due to reverse stock split	2,707		0			-
Net loss					(12,209,580)	(12,209,580)
Balance at December 31, 2009	2,806,878	140	75,119,074	-	(86,002,406)	(10,883,192)

The accompany notes are an integral part of the consolidated financial statements.

Z TRIM HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	(12,209,580)	(7,416,927)
Adjustments to reconcile loss from continuing operations to
net cash used in operating activities:
Depreciation	922,321	1,228,335
Loss on asset disposal	128,416	-
Change in Derivative Liability, net of bifurcation	3,623,519	-
Stock based compensation	565,848	40,613
Shares issued for director fees	46,201	230,000
Shares issued for debt	44,401	-
Warrants issued for services	632,982	-
Warrants issued for accounts payable	62,547	-
Amortization on discounts on debt	1,449,214	-
Loan Cost Amortization	512,479	-
Impairment of intangible assets	-	136,668
Stock and warrant settlements	-	582,219
BCF Amortization		350,520
Changes in operating assets and liabilities
Accounts receivable	110,207	(198,708)
Inventory	63,991	409,695
Prepaid expenses and other assets	(3,907)	66,637
Increase/(Decrease) in:
Accounts payable and accrued expenses	801,629	(548,082)
Accrued Liquidated Damages	80,100	-

CASH USED FOR OPERATING ACTIVITIES	(3,169,632)	(5,119,030)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Fixed Assets	(389,145)	(340,820)
Proceeds from asset disposals	94,500	-
CASH USED FOR INVESTING ACTIVITIES	(294,645)	(340,820)

CASH FLOWS FROM FINANCING ACTIVITES
Loan Costs	-	(766,535)
Rescinded Shares	-	(74,499)
Borrowing on debt	3,192,000	4,457,000
Exercise of options and warrants for cash	4,365	-
CASH PROVIDED BY FINANCING ACTIVITIES	3,196,365	3,615,966
NET (DECREASE)INCREASE IN CASH	(267,912)	(1,843,884)

CASH AT BEGINNING OF YEAR	592,696	2,436,580

CASH AT THE YEARS ENDED DECEMBER 31	324,784	592,696

Supplemental Disclosures of Cash Flow Information:

Issuance of common stock for issuance of stock
Deferred Loan Costs		309,547
Discount on Convertible Debentures	3,747,000	2,247,784
Warrants issued for settlement loss - Zaghi		368,822
Common Stock issued for settlement - Zaghi		839,850
Warrants issued for settlement loss-Basic Investors		87,324
Common Stock issued for stock payable		149,990
Deemed Dividend		74,863
Options issued for compensation		24,067
Transfer from Deposit on Fixed Assets to Construction in Progress	240,000
Cummulative Effect - Adoption of EITF07-5	2,219,530
Convertible Debt issued for Settlement of AP	555,000

   The accompany notes are an integral part of the consolidated financial statements.

Z Trim Holdings, Inc.
Notes To Consolidated Financial Statements
December 31, 2009

NOTE 1 – NATURE OF BUSINESS

Nature of Business

Z Trim Holdings, Inc. (the “Company”) manufactures a line of functional food ingredients that can be used to reduce costs, manage moisture, replace fats and deliver fiber to a wide variety of foods.  The Company’s products can be used by food manufacturers and processors, restaurants, schools, and the general public worldwide. The Company continues to explore all available options for its other Z Trim technologies and related assets.

The Company owns an exclusive license to Z Trim, a natural, agriculture-based functional food ingredient.

NOTE 2 – GOING CONCERN

The Company's consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.  In the near term, the Company expects operating costs to continue to exceed funds generated from operations.  As a result, the Company expects to continue to incur operating losses and may not have enough capital to grow its business in the future or continue as a going concern.  The Company can give no assurance that it will achieve profitability or be capable of sustaining profitable operations.  As a result, operations in the near future are expected to continue to use working capital.

To successfully grow the business, the Company must decrease its cash outflows, improve its cash position and its revenue base, and succeed in its ability to raise additional capital through a combination of primarily public or private equity offerings or strategic alliances.

The Company is currently in the process of trying to obtain additional financing for its current operations.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of the accompanying consolidated financial statements in conformity with accounting principles generally accepted in the United States (U.S. GAAP) requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company generally recognizes product revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectability is probable. In instances where the final acceptance of the product is specified by the customer, revenue is deferred until all acceptance criteria have been met. No provisions were established for estimated product returns and allowances based on the Company’s historical experience.

Allowance for Doubtful Accounts

Management of the Company makes judgments as to its ability to collect outstanding receivables and provide allowances for the portion of receivables when collection becomes doubtful. Provisions are made based upon a specific review of all significant outstanding invoices. For those invoices not specifically reviewed, provisions are provided at differing rates, based upon the age of the receivable. In determining these percentages, management analyzes its historical collection experience and current economic trends. If the historical data the Company uses to calculate the allowance for doubtful accounts does not reflect the future ability to collect outstanding receivables, additional provisions for doubtful accounts may be needed and the future results of operations could be materially affected. As of December 31, 2009, the allowance for doubtful accounts was $0.  As of December 31, 2008 the allowance for doubtful accounts was $10,067.

Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.  There were no cash equivalents as of December 31, 2009 and 2008.

Inventory

Inventory is stated at the lower of cost or market, using the first-in, first-out method.

Property and Equipment

Property and equipment are stated at cost.  Maintenance and repair costs are expensed as incurred.  Depreciation is calculated on the accelerated and straight-line methods over the estimated useful lives of the assets. Estimated useful lives of five to ten years are used for machinery and equipment, office equipment and furniture, and automobile. Estimated useful lives of up to five years are used for computer equipment and related software. Depreciation and amortization of leasehold improvements are computed using the term of the lease.

Z Trim Holdings, Inc.
Notes to Consolidated Financial Statements
December 31, 2009

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES Cont.

Deferred Loan Costs

Loan acquisition costs are amortized over the life of the applicable indebtedness using the effective interest method.

Intangible Assets

Intangible assets are carried at the purchased cost less accumulated amortization. Amortization is computed over the estimated useful lives of the respective assets, generally from fifteen to twenty years.

Impairment of Long-Lived Assets

Long-lived assets and certain identifiable intangible assets to be held and used are reviewed for impairment whenever events or changes in circumstance indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of an impairment loss for long-lived assets and certain identifiable intangible assets that management expects to hold and use is based on the fair value of the asset. Long-lived assets and certain identifiable intangible assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

Income Taxes

The Company and its subsidiaries are included in the consolidated federal income tax return filed by the Parent.  The amount of current and deferred taxes payable or refundable is recognized as of the date of the financial statements, utilizing currently enacted tax laws and rates.  Deferred tax expenses or benefits are recognized in the financial statements for the changes in deferred tax liabilities or assets between years.

Principle of Consolidation and Presentation

The accompanying consolidated financial statements include the accounts of Z Trim Holdings, Inc. and its subsidiaries after elimination of significantly all intercompany accounts and transactions.

Accounting for Derivative Instruments

All derivatives have been recorded on the balance sheet at fair value based on the lattice model calculation. These derivatives, including embedded derivatives in the Company’s warrants and its Convertible 8% Senior Secured Notes issued in 2008 and 2009, which have reset provisions to the exercise price and conversion price if the Company issues equity or other derivatives at a price less than the exercise price set forth in such warrants and notes, are separately valued and accounted for on the Company’s balance sheet. Fair values for exchange traded securities and derivatives are based on quoted market prices. Where market prices are not readily available, fair values are determined using market based pricing models incorporating readily observable market data and requiring judgment and estimates.

Lattice Valuation Model

The Company valued the conversion features and warrants in their convertible notes using a lattice valuation model, with the assistance of a valuation consultant. The lattice model values these instruments based on a probability weighted discounted cash flow model. The Company uses the model to develop a set of potential scenarios. Probabilities of each scenario occurring during the remaining term of the debentures are determined based on management's projections. These probabilities are used to create a cash flow projection over the term of the instruments and determine the probability that the projected cash flow will be achieved. A discounted weighted average cash flow for each scenario is then calculated and compared to the discounted cash flow of the instruments without the compound embedded derivative in order to determine a value for the compound embedded derivative.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, inventory, accounts payable, accrued liabilities and long-term debt. The estimated fair value of cash, accounts receivable, accounts payable and accrued liabilities approximate their carrying amounts due to the short-term nature of these instruments. The carrying value of long-term debt also approximates fair value since their terms are similar to those in the lending market for comparable loans with comparable risks. None of these instruments are held for trading purposes.

The Company utilizes various types of financing to fund its business needs, including convertible debt with warrants attached. The Company reviews its warrants and conversion features of securities issued as to whether they are freestanding or contain an embedded derivative and, if so, whether they are classified as a liability at each reporting period until the amount is settled and reclassified into equity with changes in fair value recognized in current earnings. At December 31, 2009, the Company had convertible debt and warrants to purchase common stock, the fair values of which are classified as a liability. Some of these units have embedded conversion features that are treated as a discount on the notes. Such financial instruments are initially recorded at fair value and amortized to interest expense over the life of the debt using the effective interest method.

Inputs used in the valuation to derive fair value are classified based on a fair value hierarchy which distinguishes between assumptions based on market data (observable inputs) and an entity’s own assumptions (unobservable inputs). The hierarchy consists of three levels:

•	Level one — Quoted market prices in active markets for identical assets or liabilities;

•	Level two — Inputs other than level one inputs that are either directly or indirectly observable; and

•	Level three — Unobservable inputs developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.

Determining which category an asset or liability falls within the hierarchy requires significant judgment. The Company evaluates its hierarchy disclosures each quarter. The Company’s only asset or liability measured at fair value on a recurring basis is its derivative liability associated with the units consisting of convertible debt and warrants to purchase common stock (discussed above). The Company classifies the fair value of these warrants under level three. The fair value of the derivative liability at December 31, 2009 was $10,285,578, and the loss due to valuation for the twelve months ended December 31, 2009 was $3,623,519.

Advertising Costs

The Company expenses all advertising costs as incurred.  The amount for the year ended December 31, 2009 and 2008 was $13,953 and $55,981 respectively.

Income (Loss) Per Common Share

Basic net income (loss) per share includes no dilution and is computed by dividing net income (loss) available to common stockholders by the weighted average number of common stock outstanding for the period. Diluted earnings per share is computed by dividing net income by the weighted average number of shares outstanding and, when diluted, potential shares from options and warrants to purchase common stock using the treasury stock method. Diluted net loss per common share does not differ from basic net loss per common share since potential shares of common stock are anti-dilutive for all periods presented.

Z Trim Holdings, Inc.
Notes to Consolidated Financial Statements
December 31, 2009

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES Cont.

Cashless Exercise of Warrants

The Company has issued warrants to purchase common stock where the holder is entitled to exercise the warrant via a cashless exercise. The Company accounts for the issuance of common stock on the cashless exercise of warrants on a net basis.

Stock Based Compensation

The Company estimates the fair value of share-based payment awards made to employees and directors, including stock options, restricted stock and employee stock purchases related to employee stock purchase plans, on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as an expense ratably over the requisite service periods.  We estimate the fair value of each share-based award using the Black-Scholes option pricing model. The Black-Scholes model is highly complex and dependent on key estimates by management. The estimates with the greatest degree of subjective judgment are the estimated lives of the stock-based awards and the estimated volatility of our stock price. The Company recognized pre-tax compensation expense related to stock options of $565,848 and $40,613for the year ended December 31, 2009 and 2008, respectively.

Reverse Split

Effective February 6, 2009, we had a 30 to 1 reverse stock split.  All information in this Form 10-K has been retrospectively adjusted to reflect the reverse stock split as it took place as of the earliest period presented.

New Accounting Pronouncements

In October 2009, the Financial Accounting Standards Board (“FASB”) issued new revenue recognition standards for arrangements with multiple deliverables, where certain of those deliverables are non-software related. The new standards permit entities to initially use management’s best estimate of selling price to value individual deliverables when those deliverables do not have Vendor Specific Objective Evidence (“VSOE”) of fair value or when third-party evidence is not available. Additionally, these new standards modify the manner in which the transaction consideration is allocated across the separately identified deliverables by no longer permitting the residual method of allocating arrangement consideration. These new standards are effective for annual periods ending after June 15, 2010 and early adoption is permitted. The Company is currently evaluating the impact of adopting this standard on the Company’s consolidated financial position, results of operations and cash flows.

In June 2009, the FASB issued guidance establishing the Codification as the source of authoritative U.S. Generally Accepted Accounting Principles (“U. S. GAAP”) recognized by the FASB to be applied by non-governmental entities. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. The Codification supersedes all existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative. The FASB will no longer issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts. Instead, the FASB will issue Accounting Standards Updates, which will serve only to update the Codification, provide background information about the guidance and provide the bases for conclusions on changes in the Codification. All content in the Codification carries the same level of authority, and the U.S. GAAP hierarchy was modified to include only two levels of U.S. GAAP: authoritative and non-authoritative. The Codification is effective for the Company’s interim and annual periods beginning with the Company’s year ending December 31, 2009. Adoption of the Codification affected disclosures in the Consolidated Financial Statements by eliminating references to previously issued accounting literature, such as SFASs, EITFs and FSPs.

 In June 2009, the FASB issued amended standards for determining whether to consolidate a variable interest entity. These new standards amend the evaluation criteria to identify the primary beneficiary of a variable interest entity and require ongoing reassessment of whether an enterprise is the primary beneficiary of the variable interest entity. The provisions of the new standards are effective for annual reporting periods beginning after November 15, 2009 and interim periods within those fiscal years. The adoption of the new standards will not have an impact on the Company’s consolidated financial position, results of operations and cash flows.

In May 2009, the FASB issued guidance establishing general standards for accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued and shall be applied to subsequent events not addressed in other applicable generally accepted accounting principles. This guidance, among other things, sets forth the period after the balance sheet date during which management should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements and the disclosures an entity should make about events or transactions that occurred after the balance sheet date. The adoption of this guidance had no impact on the Company’s consolidated financial position, results of operations and cash flows.

The Emerging Issue Task Force released a pronouncement related to determining whether an instrument (or imbedded Feature) is indexed to an entity’s own stock.  This became effective for the Company on March 31, 2009.  The Company’s warrants and its Convertible 8% Senior Secured Notes issued in 2008 have reset provisions to the exercise price and conversion price if the Company issues equity or other derivatives at a price less than the exercise price set forth in such warrants and notes.  The adoption of the pronouncement on January 1, 2009, the company recorded a cumulative effect of a change in accounting principle resulting in a reclassification of the Company’s outstanding warrants from stockholders’ equity to liabilities, which required the warrants to be fair valued at each reporting period, with the changes in fair value recognized in the Company’s consolidated statement of operations.  At December 31, 2009, the Company recorded a derivative liability of $10,285,578 and a change in the fair value – derivative liability for the year ended December 31, 2009 of ($3,623,519).

NOTE 4 – INVENTORY

At December 31, inventory consists of the following:

	12/31/2009	12/31/2008
Raw materials	$ 23,773	$ 35,471
Packaging	1,010	1,114
Work-in-process	7,437	1,879
Finished goods	80,299	133,649
Other Inventory	6,461	10,858
Total inventory	$ 118,979	$ 182,971

Z Trim Holdings, Inc.
Notes to Consolidated Financial Statements
December 31, 2009

 NOTE 5 – PROPERTY AND EQUIPMENT, NET

At December 31, property and equipment, net consists of the following:

	12/31/2009	12/31/2008
Production, engineering and other equipment	$5,651,279	$5,301,635
Leasehold improvements	$2,822,834	$2,801,053
Office equipment and furniture	$577,226	$598,860
Computer equipment and related software	$140,246	$140,245
Construction in process - Equipment	$72,177	$53,361
Construction in process - Leasehold Impr	$0	$18,855
	$9,263,762	$8,914,009
Accumulated depreciation	($5,718,418)	($4,852,573)
Property and equipment, net	$3,545,344	$4,061,436

Depreciation expense was $922,321 and $1,228,335 for the years ended December 31, 2009 and 2008, respectively.  During the year ended December 31, 2009, the Company sold three fixed assets with a combined net book value of $221,151 in exchange for cash of 94,500 and recorded a loss on sale of $126,651. During the year ended December 31, 2008, the Company did not dispose of any fixed assets.

NOTE 6 – INTANGIBLE ASSETS

During 2009, no significant intangible assets were acquired and in 2008 certain software license rights were impaired as management deemed no future economic benefit and wrote off $136,668.

License Rights to
Website	2009	2008

Gross Carrying Amount	$ -	$ 200,000

Accumulated Amortization	$ -	$ (200,000)

Net	$ -	$ -

Amortization of intangibles was $0 and $3,333 for the years ended December 31, 2009 and 2008, respectively.

A reduction of intangible assets in the amount of $136,668 was taken in the first quarter of 2008. For the year ended December 31, 2008, the Company sold an intangible asset, which was previously impaired during fiscal year ended December 31, 2006, for cash in the amount of $74,987 and recorded a gain on sale of $74,987.

NOTE 7 – ACCRUED EXPENSES

At December 31, accrued expenses consist of the following:

	12/31/2009	12/31/2008
Accrued legal	$ -	$ -
Accrued payroll and taxes	4,787	31,795
Accrued settlements	-	100,000
Accrued Interest	575,357	124,090
Accrued expenses and other	120,686	79,833
Total accrued expenses & other	$ 700,830	$ 335,718

Z Trim Holdings, Inc.
Notes to Consolidated Financial Statements
December 31, 2009

NOTE 8–CONVERTIBLE NOTES PAYABLE

2009 Convertible Notes

On April 15, 2009, we entered into private placement subscription agreements pursuant to which we sold 24.2 units consisting of convertible notes and warrants, for an aggregate offering price of $242,000. Each of the units (individually, a "Unit" and collectively, the "Units") consists of a $10,000 24-month senior secured promissory note (each a "Note" and collectively the "Notes") convertible at the rate of $1.00 per share into 10,000 shares of our common stock, $.00005 par value (the "Common Stock"), bearing interest at the rate of 8% per annum, which interest is accrued annually in Common Stock at the rate of $1.00 per share. The Notes will be secured by a first lien on all assets of the Company for so long as the Notes remain outstanding pursuant to the form of Security Agreement filed as an exhibit to this report. The Notes are convertible into a total of 242,000 shares of Common Stock. The interest is payable upon maturity of the Notes. Investors of each Unit also received one five-year warrant, one to purchase 15,000 shares of Common Stock per unit with an exercise price of $1.50 per share ("Warrants"). The total warrants issued to the note-holders were 383,000.

As part of the aggregate, two of the Company's external Directors, Mark Hershhorn and Brian Israel each agreed to apply $20,000 of unpaid Directors' fees (80% of which is past due), to the purchase of Units pursuant to the terms of the offering set forth above. Further, our third external director, Morris Garfinkle, also invested $50,000 in the offering.

As a result of the conversion rate being set at $1.00 for these agreements, the conversion rate for the convertible notes and $4.80 warrants entered into by the company in June, September and November of 2008 are automatically reset to $1.00. The impact of this change is that the number of shares that could be obtained by converting the June, September and November 2008 notes increases from 928,541 to 4,456,997, and the interest shares (if the holders elect to be paid in shares instead of cash) on such notes increases from 148,566 to 713,117.

We determined that all of the securities sold and issued in the private placement were exempt from registration under the Securities Act of 1933, as amended (the "Act") pursuant to Section 4(2) of the Act and Rule 506 of Regulation D promulgated under the Act. We based this determination on the non-public manner in which we offered the securities and on the representations of the persons purchasing such securities, which included, in pertinent part, that such persons were "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Act, and that such persons were acquiring such securities for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to resale or distribution, and that each such person understood such securities may not be sold or otherwise disposed of without registration under the Act or an applicable exemption therefrom.

On April 27, 2009, the Company entered into an Investment Banking Agreement with Legend Securities, Inc. ("Legend"), pursuant to which Legend agreed to provide business advisory services to us for a period of up to twelve months. In exchange for Legend's services, we agreed to issue Legend a warrant to purchase 350,000 shares of our common stock at an exercise price per share equal to $1.10 per share. The warrant will vest as to 87,500 of the warrant shares upon issuance, and then at a rate of 87,500 shares per quarter starting on the quarterly anniversary of issuance, and will be exercisable for a period of five years. Under the Investment Banking Agreement, we also agreed to give Legend unlimited "piggy back" registration rights with respect to the shares of our common stock underlying the warrant in any registration statement filed by us in connection with an underwritten offering of our common stock. The Company recorded the fair value of the above warrants as warrant expense in the amount of $243,238 using the lattice valuation model.  The amount is included in selling, general, and administrative expenses of $4,729,683 at December 31, 2009. The Company also included the warrants in the derivative liabilities valuation as they contained a reset provision to the exercise and conversion prices.

We determined that all of the securities issued pursuant to the agreement were exempt from registration under the Securities Act of 1933, as amended (the "Act") pursuant to Section 4(2) of the Act and Rule 506 of Regulation D promulgated under the Act. We based this determination on the non-public manner in which we offered the securities and on the representations of the persons purchasing such securities, which included, in pertinent part, that such persons were "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Act, and that such persons were acquiring such securities for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to resale or distribution, and that each such person understood such securities may not be sold or otherwise disposed of without registration under the Act or an applicable exemption therefrom.

Between May 1 and May 14, 2009, we entered into private placement subscription agreements pursuant to which we sold 38.5 units consisting of convertible notes and warrants, for an aggregate offering price of $385,000. Each of the units (individually, a "Unit" and collectively, the "Units") consists of a $10,000 24-month senior secured promissory note (each a "Note" and collectively the "Notes") convertible at the rate of $1.00 per share into 10,000 shares of our common stock, $.00005 par value (the "Common Stock"), bearing interest at the rate of 8% per annum, which interest is accrued annually in Common Stock at the rate of $1.00 per share. The Notes will be secured by a first lien on all assets of the Company for so long as the Notes remain outstanding pursuant to the form of Security Agreement filed as an exhibit to this report. The Notes are convertible into a total of 385,000 shares of Common Stock. The interest is payable upon maturity of the Notes. Investors of each Unit also received one five-year warrant, one to purchase 15,000 shares of Common Stock per unit with an exercise price of $1.50 per share ("Warrants"). The total warrants issued to the note-holders were 577,500. The terms of the offering are identical to those announced on the Company's Form 8-K, dated April 21, 2009. The description of the terms of sale of the securities described in this report is qualified in its entirety by reference to the full text of the underlying documents which have been filed as exhibits to the April 21, 2009 Form 8-K.

On May 1, 2009, we entered into private placement subscription agreements pursuant to which we sold 6 units consisting of shares of common stock and warrants, for an aggregate offering price of $60,000. Each of the units (individually, a "Unit" and collectively, the "Units") consists of 10,000 shares of unregistered common stock plus one five-year warrant, one to purchase 15,000 shares of Common Stock per unit with an exercise price of $1.50 per share ("Warrants"). A total of 60,000 shares of common stock and 90,000 warrants are to be issued pursuant to the terms of this offering. All such Units were sold pursuant to an agreement with an equipment supplier whereby the Company agreed to apply $60,000 of unpaid and past due amounts towards the purchase and installation of two boilers, to the purchase of the 6 Units. The equipment supplier agreed to accept such Units as payment for the $60,000 of unpaid and past due amounts.

On May 13, 2009, the Company entered into a Material Definitive Agreement with its patent litigation counsel, whereby the Company agreed to apply $350,000 of unpaid and past due legal fees owed to such counsel, to the purchase of 35 Units pursuant to the terms of the offering set forth above. The patent litigation counsel agreed to accept such Units as payment for the $350,000 of unpaid and past due legal fees. These Units are included in the totals set forth in the first paragraph above.

We determined that all of the securities sold and issued in the private placement were exempt from registration under the Securities Act of 1933, as amended (the "Act") pursuant to Section 4(2) of the Act and Rule 506 of Regulation D promulgated under the Act. We based this determination on the non-public manner in which we offered the securities and on the representations of the persons purchasing such securities, which included, in pertinent part, that such persons were "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Act, and that such persons were acquiring such securities for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to resale or distribution, and that each such person understood such securities may not be sold or otherwise disposed of without registration under the Act or an applicable exemption therefrom.

Z Trim Holdings, Inc.
Notes to Consolidated Financial Statements
December 31, 2009

NOTE 8–CONVERTIBLE NOTES PAYABLE Cont.

Between May 18 and July 15, 2009, we entered into private placement subscription agreements pursuant to which we sold 49.75 units consisting of convertible notes and warrants, for an aggregate offering price of $497,500. Each of the units (individually, a "Unit" and collectively, the "Units") consists of a $10,000 24-month senior secured promissory note (each a "Note" and collectively the "Notes") convertible at the rate of $1.00 per share into 10,000 shares of our common stock, $.00005 par value (the "Common Stock"), bearing interest at the rate of 8% per annum, which interest is accrued annually in Common Stock at the rate of $1.00 per share. The Notes will be secured by a first lien on all assets of the Company for so long as the Notes remain outstanding pursuant to the form of Security Agreement filed as an exhibit to to the April 21, 2009 Form 8-K.  The Notes are convertible into a total of 497,500 shares of Common Stock. The interest is payable upon maturity of the Notes. Investors of each Unit also received one five-year warrant, one to purchase 15,000 shares of Common Stock per unit with an exercise price of $1.50 per share ("Warrants"). The total warrants issued to the note-holders were 746,250. The terms of the offering are identical to those announced on the Company's Form 8-K, dated April 21, 2009. The description of the terms of sale of the securities described in this report is qualified in its entirety by reference to the full text of the underlying documents which have been filed as exhibits to the April 21, 2009 Form 8-K.

On June 29, 2009, the Company entered into a Material Definitive Agreement with its landlord, whereby the Company agreed to apply $130,000 of unpaid and past due rent owed to such landlord, to the purchase of 13 Units pursuant to the terms of the offering set forth above. The landlord agreed to accept such Units as payment for the $130,000 of unpaid and past due rent. These Units are included in the totals set forth in the paragraph above.

We determined that all of the securities sold and issued in the private placement were exempt from registration under the Securities Act of 1933, as amended (the "Act") pursuant to Section 4(2) of the Act and Rule 506 of Regulation D promulgated under the Act. We based this determination on the non-public manner in which we offered the securities and on the representations of the persons purchasing such securities, which included, in pertinent part, that such persons were "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Act, and that such persons were acquiring such securities for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to resale or distribution, and that each such person understood such securities may not be sold or otherwise disposed of without registration under the Act or an applicable exemption therefrom.

On October 15, 2009, we entered into a private placement subscription agreement with Brightline Ventures I, LLC, a Delaware Limited Liability Company(the "purchaser" or "Brightline") pursuant to which we sold 185.25 units consisting of convertible notes and warrants, for an aggregate offering price of $1,852,500. Furthermore, since July 14, 2009, we had sold an additional 75.3 units for an aggregate offering price of $753,000, including a total of $660,000 sold to affiliates of Brightline. Each of the units (individually, a "Unit" and collectively, the "Units") consists of a $10,000 24-month senior secured promissory note (each a "Note" and collectively the "Notes") convertible at the rate of $1.00 per share into 10,000 shares of our common stock, $.00005 par value (the "Common Stock"), bearing interest at the rate of 8% per annum, which interest is accrued annually in Common Stock at the rate of $1.00 per share. The Notes will be secured by a first lien on all of our assets for so long as the Notes remain outstanding pursuant to the form of Security Agreement filed as an exhibit to this report (the "Security Agreement"). The Notes are convertible into a total of 2,605,500 shares of Common Stock. The interest is payable quarterly or upon maturity of the Notes. The Investors also received one five-year warrant for each Unit purchased, to purchase 15,000 shares of Common Stock per unit with an exercise price of $1.50 per share ("Warrants"). The total warrants issued to the purchaser and its affiliates were 3,768,750. The Company has agreed to pay a finder cash commissions aggregating 8% of the gross proceeds of the offering sold to an investor introduced by that finder up to a maximum of 250 Units purchased by such investor and an equal amount of five year warrants at an exercise price of $1.50 per share (for example, if the finder's fee equals $200,000, then the finder will also receive 200,000 warrants with an exercise price of $1.50). The Company has reserved the right to negotiate a lower commission for any Units above the 250 purchased by such investor. The terms and conditions of the Units are substantially identical to the terms and conditions and constitute a part of the units previously sold by us in 2009 and reported on a Form 8-K filed by us on April 21, 2009 (the "2009 Units"). The amount of Units purchased by Brightline and its affiliates, represents at least a majority of all of the Units and the 2009 Units taken as a whole, and, consequently, under the terms of the Notes, the purchaser has the ability, together with us to amend the Notes and Security Agreements comprising the Units and the 2009 Units. In consideration of Brightline's (and its affiliates') purchase of Note Units in the amount of $2,512,500 pursuant to the terms of the Note Memorandum, the Company granted to Brightline, the right to purchase additional Note Units and/or Preferred Stock Units, as available, up to an additional aggregate amount of $2,487,500.

Pursuant to the terms of the subscription agreement we agreed with the Purchaser to amend the Units (the "Amended Units") to reflect the terms and conditions of the Units sold by us in 2008 (the "2008 Units") as described in our Current Reports on Form 8-K filed on June 24 and September 2, 2008 which include among other things a full ratchet anti-dilution formulation with respect to the adjustments to the conversion price of the Notes and the exercise price of the Warrants instead of the weighted average anti-dilution formula contained in the Units and the payment of interest on the Notes, at the option of the holder, quarterly or at maturity rather than just at maturity. As a result of the amendment, all of the Notes and the 2009 Notes and corresponding Security Agreements will be amended to read as set forth in Exhibits 4.2 and 4.4 attached hereto. The Warrants sold to the purchaser have also been amended. We also agreed to offer to amend the warrants and to offer a registration rights agreement to the noteholders under the 2009 Units on terms identical to those granted to the purchaser. The Notes, the Amended and Restated Notes (including the Notes issued as part of the 2009 Units) and Notes issued as part of the 2008 Units rank pari passu with each other.

We also entered into registration rights agreements substantially similar to the registration rights agreement entered into with the purchasers of the 2008 Units pursuant to which we have agreed to file with the Securities and Exchange Commission a registration statement covering the resale of the Common Stock underlying the Amended and Restated Notes and the Amended and Restated Warrants.

The descriptions herein are qualified in their entirety by reference to the copies of the forms of the Subscription Agreement, the Amended and Restated Notes, the Amended and Restated Warrant, the Amended and Restated Security Agreements and the Registration Rights Agreement which are attached as exhibits to the Form 8-K filed with the SEC on October 16, 2009.

We determined that all of the securities sold and issued in the private placement were exempt from registration under the Securities Act of 1933, as amended (the "Act") pursuant to Section 4(2) of the Act and Rule 506 of Regulation D promulgated under the Act. We based this determination on the non-public manner in which we offered the securities and on the representations of the persons purchasing such securities, which included, in pertinent part, that such persons were "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Act, and that such persons were acquiring such securities for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to resale or distribution, and that each such person understood such securities may not be sold or otherwise disposed of without registration under the Act or an applicable exemption therefrom.

For the period ending December 31, 2009, the 2009 Notes have a debt discount in the amount of $3,747,000.  The warrants value and the beneficial conversion value are discounted against the Notes and are being amortized as interest expense using the effective interest method over the term of the Notes.  The warrant and beneficial conversion feature exceeded the face value of the note and the total amortization for the twelve months ending December 31, 2009 is $479,412 resulting in a remaining discount of $3,267,588.

2008 Convertible Notes

On June 18, 2008, the Company issued 8% Convertible Senior Secured Notes in the aggregate principal amount of $1,400,000 (“Notes”).   On September 2, 2008, the Company entered into private placement subscription agreements pursuant to which we sold 23.7 units consisting of convertible notes and warrants, for an aggregate offering price of $2,370,000.  On November 12, 2008, we entered into private placement subscription agreements pursuant to which we sold 6.87 units consisting of convertible notes and warrants, for an aggregate offering price of $687,000.    The Notes mature in two years from date of issuance.  The Notes and accrued interest are payable in full at maturity.  All amounts due under the Notes may be converted at any time, in part or in whole, at the written election of the holder thereof, into shares of the Company’s common stock at a conversion price of $1.00 per share.  The Notes are secured by a first priority perfected interest in all the assets of the Company.

We determined that all of the securities issued pursuant to the agreement were exempt from registration under the Securities Act of 1933, as amended (the “Act”) pursuant to Section 4(2) of the Act and Rule 506 of Regulation D promulgated under the Act. We based this determination on the non-public manner in which we offered the securities and on the representations of the persons purchasing such securities, which included, in pertinent part, that such persons were "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Act, and that such persons were acquiring such securities for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to resale or distribution, and that each such person understood such securities may not be sold or otherwise disposed of without registration under the Act or an applicable exemption there from.

For the period ending December 31, 2009, the 2008 Notes have a beneficial conversion feature, which have a value of $1,897,264.  The warrants value and the beneficial conversion value are discounted against the Notes and are being amortized as interest expense using the effective interest method over the term of the Notes.  The warrant and beneficial conversion feature exceeded the face value of the note and the total amortization for the twelve months ending December 31, 2009 is $969,802 resulting in a remaining discount of $927,462.

Z Trim Holdings, Inc.
Notes to Consolidated Financial Statements
December 31, 2009
NOTE 8–CONVERTIBLE NOTES PAYABLE Cont.

Amortization on Convertible Notes

For the twelve months ending December 31, 2009, the Company recognized debt discount amortization in the amount of  $1,449,214. For the twelve months ending December 31, 2008, the Company recognized debt discount amortization in the amount of  $350,520.

The convertible note payable balance as of December 31, 2009 of $8,204,000, excluding the debt discount of $4,195,050, matures as follows:

Year Ended                                           Principal

2010                                               4,457,000

2011                                               3,747,000

2012                                                              -

2013                                                              -

2014                                                              -

      Total                                               8,204,000

NOTE 9- LIQUIDATED DAMAGES

Liquidated Damages

In connection with certain private placements of the Company’s securities (the “Registrable Securities”) effected in 2008 the Company entered into registration rights agreements (the “RRA”) that required the Company to file a registration statement covering the Registrable Securities with the Securities and Exchange Commission no later than thirty days after the final closing as contemplated in the Private Placement Memorandum for the 2008 offering (the “Filing Deadline”).  The Company filed a registration statement on December 14, 2009. However, the statement has not been declared effective as the Company is not S-3 eligible and will need to file an amended filing to convert the S-3 to an S-1. Management intends to file the S-1 after it files the 10-K for the year ended December 31, 2009. Under the terms of the registration rights agreement, as partial compensation, the Company was required to make pro rata payments to each Investor in an amount equal to 1.5% of the aggregate amount invested by such Investor for each 30-day period or pro rata for any portion thereof following the Filing Deadline for which no registration statement was filed.  We obtained a release and waiver of the amounts due from 74 of the 2008 investors.  As of April 5, 2010, there are 5 investors who have yet to sign the release and waiver.  Under the terms of the RRA, as of that date we potentially owe, and recognized as liquidated damages, the amount of $80,100.

NOTE 10 –DERIVATIVE LIABILITIES

The Company’s warrants and its Convertible 8% Senior Secured Notes issued in 2008 and 2009 have reset provisions to the exercise price and conversion price if the Company issues equity or other derivatives at a price less than the exercise price set forth in such warrants and notes. This ratchet provision results in a derivative liability in our financial statements.

Our derivative liabilities increased from $0 at December 31, 2008 to $10,285,578 at December 31, 2009. As of January 1, 2009, the fair value of these warrants of $2,219,530 was recognized and resulted in a cumulative effect adjustment to accumulated deficit of $86,002,406. The change in fair value during the year ended December 31, 2009 of $4,319,048. $3,623,519 is recorded as a derivative loss, $632,982 is included in selling, general, and administrative expenses for warrants issued for services, and $62,547 is included in settlement loss for warrants issued for accounts payable.

The following tabular presentation reflects the components of derivative financial instruments on the Company’s balance sheet at December 31, 2009 and December 31, 2008:

	December 31, 2009	December 31, 2008

Common stock warrants	5,387,788	-
Embedded conversion features –part of note discount	4,897,790	-

Total	$10,285,578	$-

December 31, 2009

Cumulative Effect	2,219,530
Bifurcated Amount	3,747,000
Change in Derivative Liability	4,319,048
Total	$ 10,285,578

Z Trim Holdings, Inc.
Notes to Consolidated Financial Statements
December 31, 2009

NOTE 11–EQUITY

Common Stock Issued for Settlement

On May 1, 2009, we entered into private placement subscription agreements pursuant to which we sold 6 units consisting of shares of common stock and warrants, for an aggregate offering price of $60,000.  Each of the units (individually, a "Unit" and collectively, the "Units") consists of 10,000 shares of unregistered common stock plus one five-year warrant, one to purchase 15,000 shares of Common Stock per unit with an exercise price of $1.50 per share ("Warrants").  A total of 60,000 shares of common stock and 90,000 warrants are to be issued pursuant to the terms of this offering.  All such Units were sold pursuant to an agreement with an equipment supplier whereby the Company agreed to apply $60,000 of unpaid and past due amounts towards the purchase and installation of two boilers, to the purchase of the 6 Units.  The equipment supplier agreed to accept such Units as payment for the $60,000 of unpaid and past due amounts.

We determined that all of the securities issued pursuant to the agreement were exempt from registration under the Securities Act of 1933, as amended (the “Act”) pursuant to Section 4(2) of the Act and Rule 506 of Regulation D promulgated under the Act. We based this determination on the non-public manner in which we offered the securities and on the representations of the persons purchasing such securities, which included, in pertinent part, that such persons were "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Act, and that such persons were acquiring such securities for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to resale or distribution, and that each such person understood such securities may not be sold or otherwise disposed of without registration under the Act or an applicable exemption there from.

During 2008, the Company issued 208,167 shares of common stock pursuant to three settlement agreements, more fully described in Note 12 herein.

Common Stock Issued for Services

In 2009, the Board of Directors approved a grant of 30,000 shares of common stock to each of the Company’s three external directors.  A tax gross up of up to 35% was included, not to exceed $10,000.  60,000 shares were granted on February 27, 2009, with a fair market value of $27,000 based on the closing price of stock on the grant date, and 30,000 shares were issued on March 24, 2009, with a fair market value of $19,200 based on the closing price of stock on the grant date.

On January 3, 2008, the Board of Directors approved a compensation plan that includes a grant of 6,666.67 shares of common stock to each of the five external directors.  A tax gross up of up to 35% was included, not to exceed $10,000.  These shares were issued on May 15, 2008.  The fair market value of the stock on, 2008 was $.23 or $6.90 on a post-reverse split basis, which results in a total cost of $230,000 for the shares granted.  No additional or bonus shares were granted to any Director.

Common Stock Issued on the Exercise of Warrants and/or Options

During 2009, 4,365 stock warrants were exercised, and no options were exercised.  In 2008, no stock warrants or options were exercised.

Common Stock Issued on the Cashless Exercise of Warrants

During 2009, the company issued 51,927 shares of common stock on the cashless exercise of warrants.  No shares of common stock were issued on the cashless exercise of warrants in 2008.

Rescinded/Retired Shares of Common Stock

The Company did not rescind or retire any shares of common stock during 2009.

During 2008, the Company rescinded 34,666 shares of common stock, relating to the return of stock received by virtue of the exercise of stock options by the Company’s former CEO, Greg Halpern and 10,833 shares were retired relating to Wexler, Willow Cove, and David Dabney.  As of December 31, 2008, a total of 45,500 shares were rescinded and/or retired.

NOTE 12 – STOCK OPTION PLAN AND WARRANTS

Exercising of Stock Warrants and Options

During 2009, 4,365 stock warrants were exercised, and no options were exercised.  In 2008, no stock warrants or options were exercised.  During 2009, the company issued 51,927 shares of common stock on the cashless exercise of warrants.  No shares of common stock were issued on the cashless exercise of warrants in 2008.

A summary of the status of the warrants issued by the Company as of December 31, 2009 and 2008 are as follows:

	Year Ended		Year Ended
	12/31/2009		12/31/2008
	Number of Warrants	Weighted Average Exercise Price	Number of Warrants	Weighted Average Exercise Price
Outstanding at beginning of year	1,084,368	$ 7.55	319,641	$ 26.46
Granted	8,801,455	$ 1.46	1,196,770	$ 4.20
Exercised for cash	(4,365)	$ 1.00	-	$ -
Cashless	(57,051)	$ 0.09	-
Expired and Cancelled	(142,027)	$ 4.55	(432,043)	$ 12.24
Outstanding, end of period	9,682,380	$ 1.61	1,084,368	$ 7.55

Unexercisable at end of period	(87,500)	$ 1.10	0
Exercisable at end of period	9,594,880	$ 1.61	1,084,368	$ 7.55

As of December 31, 2009 and 2008, the Company has warrants outstanding to purchase 9,594,880 and 1,084,368 shares of the Company’s common stock, respectively, at prices ranging from $0.01 to $36.00 per share.  These warrants expire at various dates through December of 2014.   There were 7,278,400 and 3,167,469 warrants issued in 2009 and 2008 respectively.  Included in the numbers for 2008, were 103,750 warrants issued pursuant to settlement agreements as set forth in more detail in Note 12 below, as well as 223,281 warrants issued to our placement agent as a result of our private placement as set forth in Note 8 above.

Z Trim Holdings, Inc.
Notes to Consolidated Financial Statements
December 31, 2009
NOTE 12 – STOCK OPTION PLAN AND WARRANTS Cont.

Stock Option Plan

The Company has a Stock Option Plan (the Plan) effective January 2, 1999 and amended in 2002 and 2004, which provides for the issuance of qualified options to all employees and non-qualified options to directors, consultants and other service providers.

A summary of the status of stock options issued by the Company as of December 31, 2009 and 2008 are as follows:

	12/31/2009		12/31/2008
		Weghted		Weghted
	Number	Average	Number	Average
	of	Exercise	of	Exercise
	Shares	Price	Shares	Price
Outstanding at beginning of year	431,073	$ 32.04	553,184	$ 31.20
Granted	1,320,000	$ 0.45	3,333	$ 8.10
Exercised	-	$ -	-	$ -
Expired and Cancelled	(346,011)	$ 31.24	(125,435)	$ 27.71
Outstanding at end of period	1,405,062	$ 2.56	431,082	$ 32.04

Exercisable at end of period	1,405,062	$ 0.66	429,415	$ 32.13

At December 31, 2009, the aggregate intrinsic value of all outstanding options was $787,800 of which 1,405,062 outstanding options are currently exercisable at a weighted average exercise price of $ .66 and a weighted average remaining contractual term of 1.2 years.

The fair value of each stock option granted is estimated on the date of grant using the Black-Scholes option valuation model.  This model uses the assumptions listed in the table below.  Expected volatilities are based on the historical volatility of the Company’s stock.  The risk-free rate for periods within the expected life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

	2009	2008
Weighted average fair value per option granted	$ 0.43	$ 0.90
Risk-free interest rate	1.99 - 2.99%	3 - 4.6%
Expected dividend yield	0.00%	0.00%
Expected lives	1 - 2.5	1 - 1.5
Expected volatility	130.25 - 250.50%	86.32 - 130.22%

On February 27, 2009, the Company granted 1,320,000 options to employees.  96% of the options were fully vested at the grant date.  The remaining 4% vested every three months with the options becoming fully vested September 15, 2009.  At December 31, 2009, the Company recognized a total of $565,844 in stock based compensation related to the options granted above.

As of December 31, 2009, the Company had reserved 18,471,605 million shares of Common Stock to be issued upon the exercise of qualified options issued under the Plan.  As of December 31, 2009 the Company had 6,117,536 million shares available for grant under the Plan.

Stock options outstanding at December 31, 2009 are as follows:

		Weighted
		Average	Weighted
Range of		Remaining	Average
Exercise	Options	Contractual	Exercise	Options
Prices	Outstanding	Life	Price	Exercisable
$0.01-$1.50	1,320,000	4.2	$ 0.42	1,320,000
$3.01 & over	85,062	0.6	$ 2.14	85,062
	1,405,062	3.9	$ 0.53	1,405,062

Z Trim Holdings, Inc.
Notes to Consolidated Financial Statements
December 31, 2009
NOTE 13 – SETTLEMENT LOSSES

On May 1, 2009, we entered into private placement subscription agreements pursuant to which we sold 6 units consisting of shares of common stock and warrants, for an aggregate offering price of $60,000.  Each of the units (individually, a "Unit" and collectively, the "Units") consists of 10,000 shares of unregistered common stock plus one five-year warrant, one to purchase 15,000 shares of Common Stock per unit with an exercise price of $1.50 per share ("Warrants").  A total of 60,000 shares of common stock and 90,000 warrants are to be issued pursuant to the terms of this offering.  All such Units were sold pursuant to an agreement with an equipment supplier whereby the Company agreed to apply $60,000 of unpaid and past due amounts towards the purchase and installation of two boilers, to the purchase of the 6 Units.  The equipment supplier agreed to accept such Units as payment for the $60,000 of unpaid and past due amounts.

On June 29, 2009, the Company entered into a Material Definitive Agreement with its landlord, whereby the Company agreed to apply $130,000 of unpaid and past due rent owed to such landlord, to the purchase of 13 Units pursuant to the terms of the offering set forth above. The landlord agreed to accept such Units as payment for the $130,000 of unpaid and past due rent.

The amount of the settlement losses for the twelve months ended December 31, 2009 was $103,137, comprised of the fair value of the investments, above the debts owed by the Company, made by the equipment supplier and landlord as set forth above.

The Company executed an agreement with Farhad Zaghi on February 8, 2008.  Pursuant to the agreement, 100,000 shares of the Company’s common stock were issued at a fair value of $840,000 and 83,333 warrants are to be issued with a fair value of $400,549 as of March 31, 2008.  These losses were record in 2007, as the shares and warrants were originally issued in 2007.

In April 2008, the Company settled a case with a former employee, Daniel Caravette.  The Company agreed to pay $50,000 cash, and to provide 8,166 shares of unrestricted common stock with a fair value of $63,700 and 6,666 three-year warrants at a strike price of $7.80, with a fair value of $33,326, in exchange for a release of all claims.

On September 2, 2008, the Company announced an update with respect to its ongoing litigation with George Foreman Enterprises.  The parties have settled all outstanding litigation on amicable terms.  Pursuant to the Agreement, both Parties are obligated to dismiss with prejudice all existing claims between them, in both the Federal and State courts after Z-Trim satisfies all of its obligations in the Agreement.  Z Trim is obligated to pay to George Foreman Enterprises a total sum of $300,000 with $150,000 payable on September 3, 2008, and three additional payments of $50,000 each on January 1, 2009, February 1, 2009 and March 1, 2009, respectively.  Z Trim has further agreed to issue to George Foreman Enterprises a total of 100,000 shares of the Company's common stock with a fair value of $480,000 and to register such shares on a best efforts basis.  All other obligations between the parties have been mutually resolved and neither party has admitted wrong-doing or liability of any kind.

The amount of the settlement losses for the twelve months ended December 31, 2008 was $772,202 for the three afore-mentioned agreements.

NOTE 14 – INCOME TAXES

During 2009 and 2008, the Company incurred net losses, and therefore had no tax liability.  The net deferred tax asset generated by the loss carry forward has been fully reserved.  The cumulative net loss carry forward is approximately $64,822,705 and $52,613,125 for the years ended December 31, 2009 and 2008 respectively, and will expire in the years 2019 through 2028.

At December 31, 2009, the net deferred tax asset consisted of the following:

Net Operating Loss                                                             $18,727,333

Less:  Valuation allowance                                                                ($18,272,333)

Net Deferred tax asset                                                                $_____0_____

After evaluating our own potential tax uncertainties, the Company has determined that there are no material uncertain tax positions that have a greater than 50% likelihood of reversal if the Company were to be audited.  Our tax return for the year ended December 31, 2009 may be subject to IRS audit.

NOTE 15 – MAJOR CUSTOMERS AND CONCENTRATIONS

The Company’s customers are food manufacturers, school districts and the general public.  There were three significant customers who accounted for 20%, 20% and 14% of total sales for the year ended December 31, 2009.  There were two significant customers who accounted for 37% and 13% of total sales for the year ended December 31, 2008.  Further, two significant customers accounted for 78% and 11% of the total accounts receivable for the year ended December 31, 2009.  Two significant customers accounted for 80% and 6% of the total accounts receivable for the year ended December 31, 2008.

The Company maintains cash deposits with major banks, which from time to time may exceed federally insured limits.  At December 31, 2009 and 2008, $324,874 and $492,696 a, respectively, were in excess of federally insured limits.  The Company periodically assesses the financial condition of the institutions and believes that the risk of any loss is minimal.

NOTE 16 – COMMITMENTS

Building Lease

The Company leases a combined production and office facility located in Mundelein, Illinois.  The facility is approximately 44,000 square feet.  The Company extended the lease until March 2010 and the required monthly rental payments increased to $21,000, exclusive of property taxes.   The Company also is responsible for payment of all property taxes.  Insurance and maintenance are billed when due.  If we were to lose this lease or not be able to extend our lease due to the specific requirements of our Company, the outcome to our operations could be substantial.

The Company also leased a 5,000 square foot warehouse in Mundelein, Illinois.  The lease commenced on August 1, 2007 and was terminated in October of 2009.  The monthly net rent was $2,834.

The Company recognizes escalating lease expense on a straight line basis in accordance with current accounting standards.

The future minimum annual rental payments and sub-lease income for the years ended December 31 under the lease terms are as follows:

Year Ended	Rentals
2010	252,000
2011	63,000
2012	-
2013	-
$ 315,000

The total rent expense for the years ended December 31, 2009 and 2008, respectively, was $351,472 and $286,415.

Z Trim Holdings, Inc.
Notes to Consolidated Financial Statements
December 31, 2009

NOTE 17– PENDING LITIGATION/ CONTINGENT LIABILITY

On July 7, 2007, the Company was served with a complaint by Joseph Sanfilippo and James Cluck for violation of the Consumer Fraud Act and is seeking damages in excess of $200,000.  Management believes that the allegations are frivolous and wholly without merit and will vigorously defend the claim. The Company currently has a Motion to Dismiss pending in the Circuit Court, Twentieth Judicial Circuit, St. Clair County, Illinois. The pleadings are still at issue and discovery is just getting underway, however, a potential loss is unlikely.

On August 4, 2009, the Company was served with a complaint by Daniel Caravette, alleging the Company breached the parties’ settlement agreement dated April 24, 2008 and seeking damages in excess of $75,000.  Management believes that the allegations are frivolous and wholly without merit and will vigorously defend the claim.  The case is set for trial in July of 2010 before the Circuit Court of the Nineteenth Judicial District, Lake County, Illinois.  A defense motion for summary judgement is pending and a potential loss is unlikely.

NOTE 18 – GUARANTEES

The Company from time to time enters into certain types of contracts that contingently require the Company to indemnify parties against third party claims. These contracts primarily relate to: (i) divestiture agreements, under which the Company may provide customary indemnifications to purchasers of the Company’s businesses or assets; (ii) certain real estate leases, under which the Company may be required to indemnify property owners for environmental and other liabilities, and other claims arising from the Company’s use of the applicable premises; and (iii) certain agreements with the Company's officers, directors and employees, under which the Company may be required to indemnify such persons for liabilities arising out of their employment relationship.  The terms of such obligations vary. Generally, a maximum obligation is not explicitly stated. Because the obligated amounts of these types of agreements often are not explicitly stated, the overall maximum amount of the obligations cannot be reasonably estimated. Historically, the Company has not been obligated to make significant payments for these obligations, and no liabilities have been recorded for these obligations on its consolidated balance sheet as of December 31, 2009.

In general, the Company offers a one-year warranty for most of the products it sold.  To date, the Company has not incurred any material costs associated with these warranties.

NOTE 19 – RELATED PARTY TRANSACTIONS

Two of the Company’s external Directors, Mark Hershhorn and Brian Israel each agreed to apply $20,000 of unpaid Directors’ fees (80% of which is past due), to the purchase of Units pursuant to the terms of the convertible notes set forth in Note 8 hereinabove.  Further, our third external director, Morris Garfinkle, also invested $50,000 in the offering.

NOTE 20 – SUBSEQUENT EVENTS

Subsequent events were evaluated through the report date, April 9, 2010.

Subsequent to December 31, 2009, the Company has issued 237,428 shares of its common stock for the cashless exercise of warrants.

On January 4, 2010, a convertible note holder elected to convert principal of $20,000 and interest of $762 at a conversion price of $1.00 into 20,762 shares of common stock.

On January 4, 2010, the Board of Directors approved a grant of 30,000 shares of common stock to four of the five Company’s board of directors for a total of 120,000 shares of common stock.  The total fair value of the common stock is $234,000 based at the closing price at date of grant.

On January 7, 2010 the Legend and Z Trim agreed to mutually terminate that agreement, and to cancel the Company's obligation to issue the 350,000 warrants. In return, the Company has agreed to issue Legends 100,000 shares of Common Stock.  The total value of the common stock is $140,000 based at the closing price at date of grant.

Also on January 7, 2010, the parties entered into a new Investment Banking Agreement with Legend, pursuant to which Legend agreed to provide business advisory services for us for a period of up to twelve months. In exchange for Legend's services, we agreed to pay Legend the sum of $6,250 per month, as well as a one-time fee of 250,000 shares of Common Stock valued at $350,000 based on the closing price on January 7, 2010. Under the Investment Banking Agreement, we also agreed to give Legend unlimited "piggy back" registration rights with respect to the shares of our common stock in any registration statement filed by us in connection with an underwritten offering of our common stock.

On January 15, 2010, we entered into a private placement subscription agreement with Brightline Ventures I, LLC, a Delaware Limited Liability Company(the "purchaser" or "Brightline") pursuant to which we sold 130 units consisting of convertible notes and warrants, for an aggregate offering price of $1,300,000. The Company has agreed to extend Brightline's right to invest an additional $1,200,000 on substantially similar terms until February 28, 2010. Since October 15, 2009, we have sold an additional 1.7 units for an aggregate offering price of $17,000, of which $12,000 was in return for forgiveness of rent owed to our landlord. Each of the units (individually, a "Unit" and collectively, the "Units") consists of a $10,000 24-month senior secured promissory note (each a "Note" and collectively the "Notes") convertible at the rate of $1.00 per share into 10,000 shares of our common stock, $.00005 par value (the "Common Stock"), bearing interest at the rate of 8% per annum, which interest is accrued annually in Common Stock at the rate of $1.00 per share. The Notes will be secured by a first lien on all of our assets for so long as the Notes remain outstanding pursuant to the form of Security Agreement (the "Security Agreement"). The Notes are convertible into a total of 1,317,000 shares of Common Stock exclusive of interest. The interest is payable in additional shares of the Company's Common Stock, quarterly or upon maturity of the Notes. The Investors also received one five-year warrant for each Unit purchased, to purchase 15,000 shares of Common Stock per unit with an exercise price of $1.50 per share ("Warrants"). The total warrants issued to the purchasers were 1,975,500. The terms and conditions of the Units are substantially identical to the terms and conditions and constitute a part of the units previously sold by us in 2009 and reported on a Form 8-K filed by us on October 16, 2009 (the "2009 Units").

On January 19, 2010, the Company issued 1,377,000 employee stock options.  On January 25, 2010, the Company issued an additional 115,000 employee stock options.

Between February 1 and April 1, 2010, we entered into a series of private placement subscription agreements with accredited investors (the “purchasers”) pursuant to which we sold 39.9 units consisting of convertible notes and warrants, for an aggregate offering price of $399,000.  Each of the units (individually, a “Unit” and collectively, the “Units”) consists of a $10,000 24-month senior secured promissory note (each a “Note” and collectively the “Notes”) convertible at the rate of $1.00 per share into 10,000 shares of our common stock, $.00005 par value (the “Common Stock”), bearing interest at the rate of 8% per annum, which interest is accrued annually in Common Stock at the rate of $1.00 per share.  The Notes will be secured by a first lien on all of our assets for so long as the Notes remain outstanding pursuant to the form of Security Agreement (the “Security Agreement”).  The Notes are convertible into a total of 399,000 shares of Common Stock exclusive of interest.  The interest is payable in additional shares of the Company's Common Stock, quarterly or upon maturity of the Notes.  The Investors also received one five-year warrant for each Unit purchased, to purchase 15,000 shares of Common Stock per unit with an exercise price of $1.50 per share (“Warrants”).  The total warrants issued to the purchasers were 598,500.   The terms and conditions of the Units are substantially identical to the terms and conditions and constitute a part of the units previously sold by us in 2009 and reported on a Form 8-K filed by us on October 16, 2009 (the “2009 Units”).

We also entered into registration rights agreements substantially similar to the registration rights agreement entered into with the purchasers of the 2008 Units pursuant to which we have agreed to file with the Securities and Exchange Commission a registration statement covering the resale of the Common Stock underlying the Notes and the Warrants.

The descriptions herein are qualified in their entirety by reference to the copies of the forms of the Subscription Agreement, the  Notes, the  Warrant, the  Security Agreements and the Registration Rights Agreement which are attached as exhibits to our Form 8-K filed on October 16, 2009.

We determined that all of the securities sold and issued in the private placement were exempt from registration under the Securities Act of 1933, as amended (the “Act”) pursuant to Section 4(2) of the Act and Rule 506 of Regulation D promulgated under the Act.  We based this determination on the non-public manner in which we offered the securities and on the representations of the persons purchasing such securities, which included, in pertinent part, that such persons were “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Act, and that such persons were acquiring such securities for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to resale or distribution, and that each such person understood such securities may not be sold or otherwise disposed of without registration under the Act or an applicable exemption therefrom.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We are not issuing any common stock under this Registration Statement.  All Common Stock registered  pursuant  to this  Registration  Statement  is  being registered on behalf of Selling Shareholders.  We have agreed to pay all costs of this Registration  Statement.  The  following  table sets  forth the  estimated expenses  to be  incurred  in  connection  with the  issuance  and resale of the securities offered by this prospectus.  We are responsible for the payment of all expenses set forth below.

Registration fee                                                                                                              $     1507.24
Legal fees and expenses                                                                                               $  25,000.00
Accounting fees and expenses                                                                                   $    5,000.00
Miscellaneous                                                                                                                $       492.76
Total                                                                                                                $  32,000.00

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS The Company’s bylaws authorize the Company to indemnify  directors  and officers and other  corporate  agents to the fullest extent  permitted under the laws of Illinois.  Because indemnification of liabilities arising under the Securities  Act  of  1933  may  be  permitted  to our directors, officers or controlling persons by these provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this indemnification is against  public  policy  as  expressed  in the  Securities  Act of  1933  and is therefore  unenforceable.  In the event that a claim for indemnification against liabilities, other than the payment by us of expenses incurred or paid by one of our directors,  officers or controlling persons in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification  by us is against  public policy as expressed in the  Securities Act of 1933 and will be governed by the final adjudication of the issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

All numbers of shares and exercise prices have been adjusted to reflect the 1 for 30 reverse stock split of the company effected in February 2009 and for share and price adjustments pursuant to anti-dilution provisions o the securities.

On January 7, 2010 in connection with a settlement of prior agreements and in connection with a new agreement to provide investment banking services, the Company has agreed to issue Legend Securities, Inc. 100,000 shares of Common Stock and to pay the sum of $6,250 per month, as well as a one time fee of 250,000 shares of Common Stock. Under the Investment Banking Agreement, we also agreed to give Legend unlimited "piggy back" registration rights with respect to the shares of our common stock in any registration statement filed by us in connection with an underwritten offering of our common stock. The description of the terms of sale of these securities is qualified in its entirety by reference to the full text of the underlying documents filed as exhibits to our Current Reports on Form 8-K filed on January 12, 2010 and  incorporated herein.

During the period April 1, 2009 through April 4, 2010 we sold an aggregate of 554.3 units consisting of a $10,000 24-month senior secured note convertible at the rate of $1.00 per share into 10,000 shares of our common stock  $.00005 par value per share and a five year warrant for 15,000 shares with an exercise price of $1.50 per share.  The 2009 Notes are secured by a lien on all of the assets of the company which lien ranks pari passu with the 2008 Notes described below. We refer to these as the 2009 Note Units The Notes were issued in the aggregate principal amount of  $5,543,000. The 2009 Notes bear interest at the rate of 8% per annum payable in shares of Common Stock at the rate of $1.00 per share payable quarterly or at maturity An additional 886,880 shares are  issuable on maturity of the 2009 Notes, as interest.  We refer to these notes as the 2009 Notes. The warrants issued are exercisable for an aggregate of 8,314,500 shares of our Common Stock. We refer to these as the 2009 Warrants.  We also entered into registration rights agreements substantially similar to the registration rights agreement entered into with the purchasers of the 2008 Units, described below, pursuant to which we have agreed to file with the Securities and Exchange Commission a registration statement covering the resale of the Common Stock underlying the 2009 Notes and 2009 Warrants.  The Company agreed to pay a finder cash commissions aggregating 8% of the gross proceeds of the offering sold to an investor introduced by that finder up to a maximum of 250 Units purchased by such investor and an equal amount of five year warrants at an exercise price of $1.50 per share  Pursuant to the terms of the subscription agreement with  a purchaser who acquired a majority of the 2009 Units we agreed to amend the 2009 Units (the "Amended Units") to reflect the terms and conditions of the Units sold by us in 2008 (the "2008 Units") as described below and  in our Current Reports on Form 8-K filed on June 24 and September 2, 2008 which include among other things a full ratchet anti-dilution formulation with respect to the adjustments to the conversion price of the Notes and the exercise price of the Warrants instead of the weighted average anti-dilution formula contained in the original 2009  Units and the payment of interest on the Notes, at the option of the holder, quarterly or at maturity rather than just at maturity. As a result of the amendment, the 2009 Warrants, 2009 Notes and corresponding Security Agreements were amended. The 2008 Notes, the Amended and Restated Notes (including the Notes issued as part of the 2009 Units) rank pari passu with each other. We agreed to use our reasonable best efforts to nominate a representative of the purchaser for election to our Board of Directors and we also agreed subject to certain conditions to permit an observer designated by the purchaser to attend meetings of the Board The descriptions herein are qualified in their entirety by reference to the copies of the forms of the Subscription Agreement, the Notes, the Warrant, the Security Agreements and the Registration Rights Agreement which are attached as exhibits to our Current Reports on Form 8-K filed on October 16,  May 14, and April 21, 2009 and  incorporated herein.

On May 13, 2009, the Company entered into a Material Definitive Agreement with its patent litigation counsel, whereby the Company agreed to apply $350,000 of unpaid and past due legal fees owed to such counsel, to the purchase of 35 2009 Units pursuant to the terms of the offering set forth above. The patent litigation counsel agreed to accept such Units as payment for the $350,000 of unpaid and past due legal fees. These Units are included in the totals set forth in the first paragraph above.

As part of the aggregate 2009 Units, two of the Company's external Directors, Mark Hershhorn and Brian Israel each agreed to apply $20,000 of unpaid Directors' fees (80% of which is past due), to the purchase of Units pursuant to the terms of the offering set forth above. Further, our third external director, Morris Garfinkle, also invested $50,000 in the offering.

On June 29, 2009, the Company entered into a Material Definitive Agreement with its landlord, whereby the Company agreed to apply $130,000 of unpaid and past due rent owed to such landlord, to the purchase of 13 of the 2009 Units pursuant to the terms of the offering set forth above. The landlord agreed to accept such Units as payment for the $130,000 of unpaid and past due rent. These Units are included in the totals set forth in the first paragraph above

Additionally, on or about October 14, 2009, the Company issued, pursuant to a consulting agreement, one five year warrant for the purchase of 10,000 shares of Common Stock with an exercise price of $1.50 per share

As a result of the conversion rate being set at $1.00 for these agreements, the conversion rate for the convertible notes and $4.80 warrants entered into by the company in June, September and November of 2008 are automatically reset to $1.00. The impact of this change is that the number of shares that could be obtained by converting the June, September and November 2008 notes increases from 928,541 to 4,456,997, and the interest shares (if the holders elect to be paid in shares instead of cash) on such notes increases from 148,566 to 713,117.

We determined that all of the securities sold and issued in the private placement were exempt from registration under the Securities Act of 1933, as amended (the "Act") pursuant to Section 4(2) of the Act and Rule 506 of Regulation D promulgated under the Act. We based this determination on the non-public manner in which we offered the securities and on the representations of the persons purchasing such securities, which included, in pertinent part, that such persons were "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Act, and that such persons were acquiring such securities for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to resale or distribution, and that each such person understood such securities may not be sold or otherwise disposed of without registration under the Act or an applicable exemption therefrom.

In February 2008, in connection with its settlement of its litigation with Farhad Zaghi and related parties the Company agreed  in addition to the issuance of 100,000 shares of our common stock, to issue and register for resale a three year warrant to purchase an additional  83,333  shares of the Company’s  common stock.  The warrant is immediately exercisable, with a variable exercise price equal to the lowest twelve-trading-day average closing price of the Company’s common stock during the period between the date of issuance and date of notice of exercise. The description of the terms of sale of the securities described above is qualified in its entirety by reference to the full text of the underlying documents filed as an exhibit to this registration statement.

In April 2008, the Company settled a case with a former employee, Daniel Caravette.  The Company agreed to pay $50,000 cash, and to provide 8,166 shares of common stock and 6,666 three-year warrants at a strike price of $7.80, with a fair value of $33,326, in exchange for a release of all claims.

On August 29, 2008, in connection with a settlement of outstanding litigation with George Foreman Enterprises, the Company issued to George Foreman Enterprises a total of 100,000 shares of the company's common stock.

On various dates commencing June 18, through November 3, 2008, the Company issued 8% Convertible Senior Secured Notes in the aggregate principal amount of $4,457,000 (“2008 Notes”). Interest is accrued quarterly at the rate of 8% per annum in shares of common stock of the Company at $1.00 per share. Upon the event of a default, the stated interest rate of the Notes will be increased to 18% per annum. The terms of the Notes require redemption in cash at 115% of face value upon certain defaults The Notes mature in two years from date of issuance. The Notes and accrued interest are payable in full at maturity. All amounts due under the Notes may be converted at any time, in part or in whole, at the written election of the holder thereof, into shares of the Company’s common stock at a conversion price of $1.00 per share. The Notes are secured by a first priority perfected interest in all the assets of the Company.  At maturity, interest on the 2008 Notes will represent an additional 713,120 shares. Each $100,000 principal amount of Notes is convertible, at the option of the holders, into 100,000 shares of the Company’s common stock. Holders of each $100,000 principal amount of 2008 Notes received two five-year warrants, one  with an exercise price of $0.30 per share to purchase 7,692 shares of Common Stock (the “$.30 Warrants”) and the other with an exercise price of $1.00 to purchase 24,615 shares of Common Stock (the “$1.00 Warrants” and collectively with the $.30 Warrants, the “2008 Warrants”) . In connection with the issuance of the 2008 Notes, the Company entered into registration rights agreements and has agreed to file with the Securities and Exchange Commission a registration statement covering the resale of the Common Stock underlying the Notes and the Warrants. .  In addition to a cash commission, the placement agent received a five-year warrant to purchase 66,667 shares of Common Stock for each 2008 Unit sold, with an exercise price of $.30 per share.   The placement agent’s warrants carry registration rights that are the same as those afforded to investors in the private placement.  The description of the terms of sale of the securities described above is qualified in its entirety by reference to the full text of the underlying documents filed as exhibits to our Current Reports on Form 8-K filed on June 24 and September 2, 2008.

In January 26, 2009 the Company agreed issue to certain note holders who had purchased on various dates in 2008, 2008 Notes and 2008 Warrants of the Company, as described above, new warrants to purchase, at an exercise price of $0.01 per share, that number of shares of our Common Stock,  to which a Note Holder would be entitled upon full conversion of a note after a reverse split of the Common Stock with a ratio of one for thirty.  We refer to these warrants as the New Warrants.  Effective February 6, 2009 the Company affected a 1 for 30 stock split. We refer to this split as the “Reverse Split.”  After the effective date of the Reverse Split, for each $100,000 in principal amount of the Notes purchased in 2008, note holders received a New Warrant exercisable for 20,833 shares of our common stock and 936,860 shares in the aggregate for all such New Warrants at an exercise price of $0.01 per share.  The description of the terms of sale of the securities described above is qualified in its entirety by reference to the full text of the underlying documents filed as an exhibit to this registration statement.

The 2008 Note Units  and the 2009 Notes Units were sold to  “accredited investors” within the meaning of Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the private placement exemption afforded by Section 4(2) of the Securities Act and of Regulation D promulgated under the Act.

We determined that all of the securities sold and issued in the private placement were exempt from registration under the Securities Act of 1933, as amended (the “Act”) pursuant to Section 4(2) of the Act and Rule 506 of Regulation D promulgated under the Act. We based this determination on the non-public manner in which we offered the securities and on the representations of the persons purchasing such securities, which included, in pertinent part, that such persons were "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Act, and that such persons were acquiring such securities for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to resale or distribution, and that each such person understood such securities may not be sold or otherwise disposed of without registration under the Act or an applicable exemption therefrom. In connection with the issuance of the Notes, the Company entered into registration rights agreements and has agreed to file with the Securities and Exchange Commission a registration statement covering the resale of the Common Stock underlying the Notes and the Warrants.

In May 2007, the Company conducted an offering of the Company’s common stock. The stock was sold for $100,000 per unit. Each unit consisted of 3,333 shares of common stock and 833 warrants. The warrants are exercisable at $36.00 per share and expire in five (5) years after purchase of the above-described unit. The Company sold and issued 29,333 shares and received proceeds of $880,000 under the offering. The Company has received a stock subscription for 5,000 shares of its common stock and 1,250 warrants under the offering.

On November 19, 2007, the Company settled a dispute with Basic Investors, Inc. (“Basic Investors”). The Company agreed to issue Basic Investors, 12,500 three year warrants at an exercise price of $21.00 per share. The parties exchanged mutual releases.

During 2007, 33,805 stock warrants and options were exercised. The Company received total proceeds of $872,290. The 2007 warrants exercised are net of 29,333 shares rescinded by the Board of Directors on April 30, 2007.

The Company determined that all of the securities sold and issued in the private placements were exempt from registration under the Securities Act of 1933, as amended (the “Act”) pursuant Section 4(2) of the Act and Rule 506 of Regulation D Promulgated under the Act. The Company based this determination on the non-public manner in which it offered the securities and on the representations of the persons purchasing such securities, which included, in pertinent part, that such persons were “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Act, and that such persons were acquiring such securities for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to resale or distribution, and that each such persons understood such securities may not be sold to or otherwise disposed of without registration under the Act or an applicable exemption there from.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) EXHIBITS The exhibits filed with this registration statement or incorporated by reference herein are listed on the exhibit index, which appears elsewhere herein and is incorporated herein by reference.
(b)FINANCIAL STATEMENT SCHEDULES.  Schedules  filed with  this registration statement are set forth on the “Index to Financial Statements” set forth elsewhere herein.

ITEM 17. UNDERTAKINGS

(a)  The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any  prospectus  required by section  10(a)(3)of the Securities Act.

(ii) To reflect in the  prospectus  any facts or events  arising after the  effective  date of the  registration  statement  (or the most recent post-effective  amendment thereof) which,  individually or in the aggregate,  represent a fundamental  change in the information set forth in  the  registration  statement.  Notwithstanding  the  foregoing, any increase  or decrease  in volume of  securities  offered  (if the total dollar  value of  securities  offered would not exceed  that which was registered)  and any deviation from the low or high end of the estimated maximum  offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the  aggregate,  the changes in volume and price  represent no more than 20 percent change in the maximum  aggregate  offering price set forth in the  “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any  material  information  with respect to the plan  of  distribution  not  previously  disclosed  in the  registration statement or any material change to such information in the registration statement;
PROVIDED,  HOWEVER,  that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information  required  to be  included in a post-effective amendment by those paragraphs is contained in periodic  reports  filed with or  furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are  incorporated  by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities  offered therein,  and the offering of such securities  at that time shall be deemed to be the  initial  bona fide  offering thereof.

(3) To remove from registration by means of a post-effective  amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  For purposes of determining  any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee  benefit  plan’s  annual  report  pursuant  to  Section  15(d)  of  the Securities  Exchange  Act of 1934)  that is  incorporated  by  reference  in the registration  statement  shall  be  deemed  to be a new  registration  statement relating to the securities offered therein,  and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act may  be  permitted  to  directors,  officers and controlling  persons of the registrant pursuant to the foregoing  provisions,  or otherwise,  the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, has duly caused this Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mundelein, State of Illinois, on this 24th day of May, 2010.

Z TRIM HOLDINGS, INC.

By: /s/ Steven J. Cohen
---------------------------
Steven J. Cohen
President (Principal Executive Officer)

In  accordance  with the  requirements  of the  Securities  Act of 1933, as amended,  this  registration  statement has been signed on  May 24, 2010  by the following persons in the capacities indicated:

/s/ Steven J. Cohen                                                                           /s/ Brian Chaiken
----------------------                                                                       ----------------------
Steven J. Cohen, Director and President  Director                      Chief Financial Officer
(Principal Executive Officer)                                                           (Principal Financial Officer)

/s/ Peggy Perucca                                                                               *
-------------------                                                                               -------------------
Peggy Perucca, Controller                                                                   Edward Smith, III
       Director

    *                                                                  *
-------------------                                                                         -------------------
Morris Garfinkle                                                                                  Mark Hershhorn
Director                                                                             Director

    *
-------------------
Brian S. Israel
Director
*By:	/S/ Steven J. Cohen
Steven J. Cohen. Attorney-in-Fact

INDEX OF EXHIBITS

The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. There representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;( ii) have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, (iii) ma apply contract standards of “materiality” that are different from “materiality” under applicable securities laws; and (iv) were made only as of the registrant acknowledges that notwithstanding the inclusion of the foregoing cautionary statements, its is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this registration statement not misleading. Additional information about the registrant may be found elsewhere in this registration statement and in the registrant’s other public filings which are available without charge through the SEC’s website at www.sec.gov.
No.	Description
4.1	Form of Subscription Agreement [Filed as Exhibit 4.1 to the Company’s current report on Form 8-K filed on October 16,2009 and Incorporated herein by reference,]
4.2	Form of Amended and Restated Convertible Promissory Note[Filed as Exhibit 4.2 to the Company’s current report on Form 8-K filed on October 16,2009 and incorporated herein by reference,]
4.3	Form of Amended and Restated Warrant to Purchase Common Stock[Filed as Exhibit 4.3 to the Company’s current report on Form 8-K filed on October 16,2009 and Incorporated herein by reference,]
4.4	Form of Amended and Restated Security Agreement [Filed as Exhibit 4.4 to the Company’s current report on Form 8-K filed on October 16,2009 and incorporated herein by reference,]
4.5	Form of Registration Rights Agreement[Filed as Exhibit 4.5 to the Company’s current report on Form 8-K filed on October 16,2009 and incorporated herein by reference,]
4.6	Form of Agreement with equipment supplier[Filed as Exhibit 4.1 to the Company’s Current Report on Form 8K filed on May 14, 2009 and incorporated herein by reference,]
4.7	Form of Agreement with patent litigation firm [Filed as Exhibit 4.2 to the Company’s Current Report on Form 8K filed on May 14, 2009 and incorporated herein by reference,]
4.12	Form of Subscription Agreement[Filed as Exhibit 4.1 to the Company’s Current Report on Form 8K filed on November 18,2008 and incorporated herein by reference,]
4.13	Form of Convertible Promissory Note[Filed as Exhibit 4.2 to the Company’s Current Report on Form 8K filed on November 18,2008 and incorporated herein by reference,]
4.14	Form of Warrant to Purchase Common Stock[Filed as Exhibit 4.3 to the Company’s Current Report on Form 8K filed on November 18,2008 and incorporated herein by reference,]
4.15	Form of Security Agreement[Filed as Exhibit 4.4 to the Company’s Current Report on Form 8K filed on November 18,2008 and incorporated herein by reference,]
4.16	Form of Registration Rights Agreement[Filed as Exhibit 4.5 to the Company’s Current Report on Form 8K filed on November 18,2008 and incorporated herein by reference,]
4.17	Form of Subscription Agreement[Filed as Exhibit 4.1 to the Company’s Current Report on Form 8K filed on September 3, 2008 and incorporated herein by reference,]
4.19	Form of Convertible Promissory Note[Filed as Exhibit 4.2 to the Company’s Current Report on Form 8K filed on September 3,2008 and incorporated herein by reference,]
4.20	Form of Warrant to Purchase Common Stock[Filed as Exhibit 4.3 to the Company’s Current Report on Form 8--K filed on September 3,2008 and incorporated herein by reference,]
4.21	Form of Security Agreement [Filed as Exhibit 4.4 to the Company’s Current Report on Form 8K filed on September 3, 2008 and incorporated herein by reference,]
4.22	Form of Registration Rights Agreement [Filed as Exhibit 4.5 to the Company’s Current Report on Form 8K filed on September 3, 2008 and incorporated herein by reference,]
4.23	Form of Subscription Agreement [Filed as Exhibit 4.1 to the Company’s Current Report on Form 8K filed on June 24, 2008 and incorporated herein by reference,]
4.24	Form of Convertible Promissory Note[Filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on June 24, 2008 and incorporated herein by reference,]
4.25	Form of Warrant to Purchase Common Stock[Filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on June 24, 2008 and incorporated herein by reference,]
4.26	Form of Security Agreement[Filed as Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on June 24, 2008 and incorporated herein by reference,]
4.27	Form of Registration Rights Agreement[Filed as Exhibit 4.5 to the Company’s Current Report on Form 8-K filed on June 24, 2008 and incorporated herein by reference,]
4.28	Form of Subscription Agreement [Filed as Exhibit 4.5 to the Company’s Form 10KSB filed on April 2, 2007 and incorporated herein by reference].
4.29	Form of Warrant to Purchase Common Stock [Filed as Exhibit 4.6 to the Company’s Form 10KSB filed on April 2, 2007 and incorporated herein by reference).
4.30	Form of Registration Rights Agreement [Filed as Exhibit 4.7 to the Company’s Form 10KSB filed on April 2, 2007 and incorporated herein by reference].
4.31	Zaghi Warrant Agreement to Purchase Common Stock dated February 8, 2008 +
4.32
Form of Amendment to the note, warrant and security agreement  filed as Exhibits  4.2,4.3 and 4.4 respectively,  to the Company’s Current Report on Form 8-K filed on September 3, 2008 and incorporated herein by reference. This Amendment was filed as Exhibit 4.32 to the Registration Statement (File No..333-163708) which this Amendment No. 1 amends.

4.33	Form of Warrant issued on February 9, 2009 for shares of Common Stock at $0.01 per share +
4.34	Legends Agreement filed as Exhibit 4.12 to the Current Report on Form 8-K filed January 12, 2010
5.1	Opinion of Epstein Becker & Green, P.C. *+
23.1	Consent of M&K CPAS, PLLC +
23.2	Consent of Epstein Becker & Green, P.C., included as part of Exhibit 5.1 herein
24.1	Power of Attorney previously included on signature page of the Registration Statement *
24.2	Power of Attorney for Edward Smith filed herewith. +
99.1	Consent of Edward Smith III pursuant to Rule 438, filed as an Exhibit to the S-3 Registration Statement (file No. 333-163708), which this Amendment No. 1 amends.

_______

+ Filed herewith.

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